UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-12.

                                   P-COM, INC.
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                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.    Title of each class of securities to which transaction applies.

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2.    Aggregate number of securities to which transaction applies.

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3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.    Amount previously paid:

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            2.    Form, Schedule or Registration Statement No.:

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            3.    Filing Party:

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            4.    Date filed:

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

                                  [P COM LOGO]

                                                                   July 13, 2005

Dear Stockholders:

      You are cordially invited to attend the 2005 Annual Meeting of the stockholders of P-Com, Inc. The 2005 Annual Meeting will be held on Friday, August 12, 2005, at 10:00 a.m. (Pacific time) at our corporate headquarters, located at 1996 Lundy Avenue, San Jose, California 95131.

      Details regarding the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. Please read these materials carefully. Included with the Proxy Statement is a copy of our 2005 Annual Report on Form 10-K. We encourage you to read our Annual Report. It includes our audited financial statements and information about our operations, markets and products.

      Your vote is important. Whether or not you expect to attend the Annual Meeting and regardless of the number of shares you own, please complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope or submit your proxy by telephone or the Internet so that your shares may be represented at the meeting. If you submit a proxy, you can still attend the Annual Meeting and vote your shares in person.

      Thank you for your ongoing support of P-Com. We look forward to seeing you at the Annual Meeting.

                                       Sincerely,

                                       /s/ Don Meiners
                                       Don Meiners, President

                                  [P COM LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 12, 2005

TO THE STOCKHOLDERS OF P-COM, INC.:

      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of P-Com, Inc., a Delaware corporation, will be held on August 12, 2005 at 10:00 a.m. (Pacific time) at our corporate headquarters, located at 1996 Lundy Avenue, San Jose, California 95131. At the meeting, you will be asked to vote on the following matters:

      1. The election of two directors to our Board of Directors, each to serve for a term of three years (or for a term of one year if Proposal 5 below is approved) or until his successor is elected and qualified.

      2. Ratifying the appointment of Aidman, Piser & Company as our independent auditors for the fiscal year ending December 31, 2005.

      3. The approval of an amendment to our certificate of incorporation to increase our authorized common stock from 35,000,000 shares to 250,000,000 shares.

      4. The approval of an amendment to our certificate of incorporation to effect a recapitalization whereby each outstanding share of our Series C Preferred Stock will be automatically converted into a specified number of shares of our Series G Preferred Stock and common stock.

      5. The approval of an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes.

      6. The approval of an amendment to our certificate of incorporation to change our corporate name from "P-Com, Inc." to "Wave Wireless Corporation."

      7. Granting our management the discretionary authority to adjourn the Annual Meeting to a date or dates not later than August 31, 2005 if necessary to enable our Board of Directors to solicit additional proxies in favor of any of the proposals listed above.

      8. Such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

      The Proxy Statement that accompanies this Notice of Annual Meeting contains additional information regarding the proposals to be considered at the Annual Meeting, and you are encouraged to read it in its entirety.

      Only those persons who are stockholders of record at the close of business on July 1, 2005, the record date for the 2005 Annual Meeting, will be entitled to receive notice of and to vote, in person or by proxy, at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

      Your vote is very important and we encourage all of our stockholders to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE. If you receive more than one proxy card because your shares are registered in different names and addresses, please sign and return each proxy card to ensure that all your shares are represented at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote your shares in person, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                       Sincerely,

                                       /s/ Daniel W. Rumsey
                                       -----------------------------------------
                                       Daniel W. Rumsey, Secretary

San Jose, California
July 13, 2005

                             YOUR VOTE IS IMPORTANT

      PLEASE (1) COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) USE THE TELEPHONE NUMBER INDICATED BELOW OR SHOWN ON THE PROXY CARD TO SUBMIT YOUR PROXY BY TELEPHONE OR (3) VISIT THE WEBSITE INDICATED BELOW OR NOTED ON YOUR PROXY CARD TO SUBMIT YOUR PROXY ON THE INTERNET. IN THIS WAY, IF YOU ARE UNABLE TO ATTEND IN PERSON, YOUR SHARES CAN STILL BE VOTED AT THE ANNUAL MEETING.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

      In addition to submitting your proxy by mail, you may also submit your proxy:

            o through the Internet, by visiting a website established for that purpose at http://www.eproxyvote.com/pcom and following the instructions; or

            o by telephone, by calling the toll-free number 1-877-PRX-VOTE (1-877-779-8683) in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

      If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                         INFORMATION ON P-COM'S WEBSITE

      Information on any P-Com website is not part of the enclosed Proxy Statement and you should not rely on any such information in deciding whether to approve the proposals described in the enclosed Proxy Statement, unless that information is also included in the Proxy Statement.

                                  [P COM LOGO]

                                1996 LUNDY AVENUE
                           SAN JOSE, CALIFORNIA 95131

            --------------------------------------------------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 12, 2005
            --------------------------------------------------------

                               GENERAL INFORMATION

      The Board of Directors of P-Com, Inc., a Delaware corporation (which is referred to in this Proxy Statement from time to time as "we," "us" and the "Company"), is soliciting your proxy to vote your shares of our stock at the 2005 Annual Meeting of Stockholders (including any adjournment or postponement of the Annual Meeting). The Annual Meeting will be held on August 12 2005 at 10:00 a.m. (Pacific time), at our corporate headquarters, located at 1996 Lundy Avenue, San Jose, California 95131. This Proxy Statement and the accompanying Notice of Annual Meeting and enclosed proxy card are being mailed on or about July 13, 2005 to all of our stockholders who are entitled to vote at the Annual Meeting.

PURPOSE OF THE ANNUAL MEETING

      At the Annual Meeting, our stockholders will be asked to vote on the following matters:

      1. The election of two directors to our Board of Directors, each to serve for a term of three years (or for a term of one year if Proposal 5 below is approved) or until his successor is elected and qualified.

      2. Ratifying the appointment of Aidman, Piser & Company as our independent auditors for the fiscal year ending December 31, 2005.

      3. The approval of an amendment to our certificate of incorporation to increase our authorized common stock from 35,000,000 shares to 250,000,000 shares.

      4. The approval of an amendment to our certificate of incorporation to effect a recapitalization whereby each outstanding share of our Series C Preferred Stock will be automatically converted into a specified number of shares of our Series G Preferred Stock and common stock.

      5. The approval of an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes.

      6. The approval of an amendment to our certificate of incorporation to change our corporate name from "P-Com, Inc." to "Wave Wireless Corporation."

      7. Granting our management the discretionary authority to adjourn the Annual Meeting to a date or dates not later than August 31, 2005, if necessary to enable the Board of Directors to solicit additional proxies in favor of any of the proposals listed above.

      8. Any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

      The Board of Directors has approved the nomination of Frederick R. Fromm and R. Craig Roos for election as directors of the Company, each to serve for a term of three years ending upon the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The Board of Directors recommends that our stockholders vote FOR the election of these two director nominees (Proposal 1).

      The Board of Directors has approved the appointment of Aidman, Piser & Company as our independent auditors for the fiscal year ending December 31, 2005. The Board of Directors recommends that our stockholders vote FOR the ratification of the appointment of Aidman, Piser & Company as our independent auditors (Proposal 2).

      The Board of Directors has approved and declared advisable the amendment to our certificate of incorporation to increase our authorized common stock from 35,000,000 shares to 250,000,000 shares and recommends that our stockholders vote FOR the approval of this amendment (Proposal 3).

      The Board of Directors has approved and declared advisable the amendment to our certificate of incorporation to effect a recapitalization whereby each outstanding share of our Series C Preferred Stock will be automatically converted into a specified number of shares of our Series G Preferred Stock and common stock and recommends that our stockholders vote FOR the approval of this amendment (Proposal 4).

      The Board of Directors has approved and declared advisable the amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes and recommends that our stockholders vote FOR the approval of this amendment (Proposal 5).

      The Board of Directors has approved and declared advisable the amendment to our certificate of incorporation to change our corporate name from "P-Com, Inc." to "Wave Wireless Corporation" and recommends that our stockholders vote FOR the approval of this amendment (Proposal 6).

      The Board of Directors recommends that our stockholders vote FOR the proposal (Proposal 7) to grant our management the discretionary authority to adjourn the Annual Meeting if necessary to enable the Board of Directors to solicit additional proxies in favor of any of the proposals described above (Proposals 1 - 6).

RECORD DATE AND OUTSTANDING SHARES

      Only holders of record of our common stock, Series C Preferred Stock and Series E Preferred Stock at the close of business on July 1, 2005, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. On the record date, the following numbers of shares of our common stock, Series C Preferred Stock and Series E Preferred Stock were issued and outstanding:

            o 12,455,102 shares of our common stock were issued and outstanding and held by approximately 824 holders of record;

            o approximately 6,066 shares of our Series C Preferred Stock were issued and outstanding and held by approximately 101 holders of record; and

            o approximately 923 shares of our Series E Preferred Stock were issued and outstanding and held by two holders of record.

QUORUM

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if shares representing a majority of the votes entitled to be cast are present in person or represented by proxy. With respect to any matter that requires a separate vote by any class or series, a majority of the outstanding shares of that class or series, present in person or represented by proxy, will constitute a quorum for the purpose of voting on that particular matter.

      Votes withheld, abstentions and "broker non-votes" will be counted as being present for the purpose of establishing a quorum. A "broker non-vote" occurs when a broker is not permitted to vote because the broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the discretion to vote on the particular matter presented. If a quorum is not present at the Annual Meeting, a majority of the votes present at the meeting may adjourn the meeting to another date.

VOTING

      At the Annual Meeting, the holders of our common stock, Series C Preferred Stock and Series E Preferred Stock will be entitled to vote as follows:

            o Holders of our common stock will be entitled to one vote per share of common stock held as of the record date.

            o Holders of our Series C Preferred Stock will be entitled to one vote per share of Series C Preferred Stock held as of the record date, solely with respect to Proposal 4. On all other matters, holders of our Series C Preferred Stock will be entitled to one vote for each share of our common stock issuable upon conversion of the Series C Preferred Stock held as of the record date.

            o Holders of our Series E Preferred Stock will be entitled to one vote for each share of our common stock issuable upon conversion of the Series E Preferred Stock held as of the record date.

      Directors are elected by a plurality vote, which means that the two nominees who receive the most votes will be elected to the Board of Directors. Our stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

      The proposal to approve an amendment to our certificate of incorporation to increase our authorized common stock (Proposal 3) requires the affirmative vote of (i) a majority of the shares of our common stock outstanding as of the record date, voting as a separate class, and (ii) a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class. Abstentions and broker non-votes with respect to either of these proposals will have the same effect as a vote against the proposal.

      The proposal to approve an amendment to our certificate of incorporation to effect a recapitalization (Proposal 4) requires the affirmative vote of (i) a majority of the shares of our Series C Preferred Stock outstanding as of the record date, voting as a separate class, and (ii) a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

      The proposals to approve amendments to our certificate of incorporation to eliminate the division of our Board of Directors into three classes (Proposal 5) and to change our corporate name (Proposal 6) each requires the affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

      All other proposals (Proposals 2 and 7) will be decided by the affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date (voting together as a single class), present in person or represented by proxy at the Annual Meeting and entitled to vote on those matters. An abstention on any of these proposals will be included in the number of votes cast on that proposal and, accordingly, will have the same effect as a vote against the proposal. However, broker non-votes with respect to any of these proposals will not be included in the number of shares entitled to vote on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROXIES

      All shares of our common stock, Series C Preferred Stock and Series E Preferred Stock represented by properly executed proxies and received in time for the Annual Meeting (and not revoked) will be voted at the Annual Meeting in the manner specified by the grantors of those proxies. Properly executed proxies that do not contain voting instructions will be voted in favor of each of the proposals described in the accompanying Notice of Annual Meeting and this Proxy Statement, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

      If you are a holder of shares of our common stock, Series C Preferred Stock or Series E Preferred Stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

            o     in person at the Annual Meeting by written ballot;

            o by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

            o in the United States, Canada and Puerto Rico, by telephone by calling 1-877-PRX-VOTE (1-877-779-8683), as noted on the proxy card; or

            o via the Internet by visiting http://www.eproxyvote.com/pcom, as noted on the proxy card.

      Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as the beneficial owner of the shares, authorizing you to act on behalf of the nominee at the annual meeting, and specifying the number of shares with respect to which the authorization is granted.

      We do not expect any matter other than the proposals described in this Proxy Statement to be brought before the Annual Meeting. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will be permitted to vote your shares in their discretion.

REVOCATION OF PROXIES

      All properly signed proxies that we receive before the vote at the Annual Meeting that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no instructions are indicated, to approve each of the proposals described in the accompanying Notice of Annual Meeting and this Proxy Statement. You may revoke your proxy at any time before it is exercised by taking any of the following actions:

            o delivering a written notice to the our corporate secretary by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

            o signing and delivering a proxy relating to the same shares and bearing a later date before the vote at the Annual Meeting;

            o delivering electronically by telephone or the Internet a valid proxy relating to the same shares and bearing a later date before the vote at the Annual Meeting; or

            o attending the Annual Meeting and voting in person by written ballot, although attendance at the meeting, by itself, will not revoke a proxy.

EXPENSES; SOLICITATION OF PROXIES

      This proxy solicitation is made by our Board of Directors, and we will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of proxies. If it appears desirable to do so to ensure adequate representation at the Annual Meeting, officers and regular employees of the Company may communicate with stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that proxies be furnished. No additional compensation will be paid for these services. We will furnish copies of this Proxy Statement and other solicitation materials to banks, brokerage houses, custodians, nominees and others to be forwarded to the beneficial owners of our stock held in their names and, upon request, we will reimburse them for their reasonable expenses in forwarding these materials.

      We intend to retain Georgeson Shareholder Communications, Inc. (referred to in this Proxy Statement as "Georgeson") as our proxy solicitor in connection with this Proxy Statement. The estimated cost for the engagement is $15,000, and this amount is not contingent upon either the number of affirmative proxies granted or the outcome of any particular proposal. The services to be provided by Georgeson will consist of the following: (i) advance review of proxy materials, (ii) dissemination of broker search cards, (iii) distribution of proxy materials, (iv) solicitation of ADP, brokers, banks and institutional holders, and (v) delivery of executed proxies. However, we have expressly instructed Georgeson not to make any recommendation, either directly or indirectly, regarding how the holders of our Series C Preferred Stock should vote on any matter presented in this Proxy Statement. Georgeson may make recommendations regarding how the holders of our common stock and Series E Preferred Stock should vote on matters presented in this Proxy Statement, but we have expressly instructed Georgeson to ascertain, prior to making any such recommendation, whether a holder of common stock or Series E Preferred Stock is also a record holder or beneficial holder of any shares of our Series C Preferred Stock.

APPRAISAL RIGHTS

      Our stockholders are not entitled to appraisal rights in connection with any of the proposals described in this Proxy Statement.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

      Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The class whose term of office expires at the 2005 Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2008 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The nominees listed below are currently serving as directors of the Company.

      If the proposal to eliminate the classification of our Board of Directors (Proposal 5) is approved, all of our directors will be elected each year at our annual meeting of stockholders, beginning with our 2006 Annual Meeting.

      Each nominee for election has indicated his willingness to serve as a director if elected, and the Company has no reason to believe that either nominee will be unable or unwilling to serve if elected. If one or both nominees are unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment of the Annual Meeting, the proxies will be voted for any other nominee designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

REQUIRED APPROVALS

      Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the two director nominees who receive the highest number of votes will be elected to the Board of Directors. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends that our stockholders vote FOR the election of each of the nominees named below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR TERM ENDING UPON THE 2008 ANNUAL MEETING OF STOCKHOLDERS

      Frederick R. Fromm, age 56, has served as a director of the Company since June 2001. Since February 2004, Mr. Fromm has served as a consultant to several telecommunications companies. From May 2003 to February 2004, Mr. Fromm was President and Chief Executive Officer of Gluon Networks, Inc. a telecommunications equipment company. From July 2000 to October 2001, he was President, and from Nov. 2001 to October 2002 he was also Chief Executive Officer, of Oplink Communications, Inc., an optical components company. From October 1998 to July 2000, he was President and Chief Executive Officer of Siemens Information and Communications, Inc, a telecommunications equipment company. From October 1996 to October 1998, he was President and Chief Executive Officer of Siemens Telecom Networks, Inc., a telecommunications equipment company.

      R. Craig Roos, age 59, joined our Board of Directors in December 2003. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2006 ANNUAL MEETING OF
STOCKHOLDERS

      Richard Reiss, age 48, has served as director of the Company since March 2005. Mr. Reiss is currently the Chairman of the Board of Directors of Glowpoint, Inc., where he has served since May 2000. He served as the Chief Executive Officer of Glowpoint from May 2000 to April 2002, and as President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of All Communications Corporation from its formation in 1991 until the formation of Glowpoint's predecessor pursuant to a merger of All Communications Corporation and View Tech, Inc. in May 2000.

      Daniel W. Rumsey, age 44, was appointed by the Board of Directors to fill the vacancy created by the departure of Brian T. Josling, who resigned from the Board of Directors on March 1, 2005. Mr. Rumsey currently also serves as our Chief Restructuring Officer.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2007 ANNUAL MEETING OF
STOCKHOLDERS

      George P. Roberts, age 72, is a founder of the Company and has served as our Chairman of the Board since September 1993. Mr. Roberts also served as our Chief Executive Officer and as a director of the Company from October 1991 to May 2001, and as our interim Chief Executive Officer from January 2002 to September 1, 2003.

BOARD COMMITTEES AND MEETINGS

      The Board of Directors held 17 meetings and acted by unanimous written consent 14 times in 2004. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served in 2004. We encourage our directors to attend the annual meetings of our stockholders. At our 2004 Annual Meeting of Stockholders, three directors were in attendance.

      The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee. All of our directors participate in the director nomination process, and the Board of Directors believes that the establishment of a standing nominating committee is not warranted in view of the fact that a majority of our directors meet the requirements of an independent director set forth in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

      The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, currently consists of two directors, Frederick R. Fromm and R. Craig Roos. The Audit Committee is primarily responsible for approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Board of Directors has determined that Mr. Roos is a financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in those activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Both Mr. Fromm and Mr. Roos meet the requirements of an independent director set forth in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc. The Audit Committee held four meetings in 2004. The Audit Committee has a written charter, a copy of which was attached as Appendix B to the proxy statement relating to our 2004 Annual Meeting of Stockholders.

      The Compensation Committee currently consists of two directors, Frederick
R. Fromm and Richard Reiss. Mr. Reiss was appointed to the Compensation Committee in April 2005. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The Compensation Committee also has the authority to administer our Employee Stock Purchase Plan, our 1995 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan. The Compensation Committee held five meetings and acted by unanimous written consent eight times in 2004.

DIRECTOR COMPENSATION

      Our non-employee directors do not receive cash compensation for their services as directors. Under our 2004 Equity Incentive Plan, the Compensation Committee has the authority to make discretionary option grants to our directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Our stockholders may contact the Board of Directors or any of the individual directors by writing to them c/o Daniel W. Rumsey, Chief Restructuring Officer, General Counsel and Secretary, P-Com, Inc., 1996 Lundy Avenue, San Jose, California 95131. Inquiries sent by mail will be reviewed, sorted and summarized by Mr. Rumsey or his designee before they are forwarded to the Board of Directors or to any individual director.

EXECUTIVE OFFICERS

      Daniel W. Rumsey, age 44, was appointed Chief Restructuring Officer on March 10, 2005 and to our Board of Directors on May 13, 2005. Prior to his appointment as Chief Restructuring Officer, since March 2003, Mr. Rumsey served as our Vice President, Acting Chief Financial Officer and General Counsel. Prior to joining the Company, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Knowledge Kids Network is part of the Knowledge Universe family of companies. Prior to joining Knowledge Kids Network, Mr. Rumsey was the President and Chief Executive Officer of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive restructuring, legal and finance background, dating back to 1987 when he served as a staff attorney in the U.S. Securities and Exchange Commission's Division of Corporation Finance. He has also served as Assistant General Counsel for Terra Industries, Inc. and Associate General Counsel and Corporate Secretary of EchoStar Communications Corporation. Mr. Rumsey also serves as the Chairman of the Board of Directors of Prescient Applied Intelligence. Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983.

      Don Meiners, age 43, was appointed President on March 10, 2005. Prior to his appointment, he served as our Vice President - Operations, and has held a variety of management roles since he joined the Company in 1992. These include Vice President of Operations, Vice President Engineering, Vice President Manufacturing and Vice President of Engineering Program Management. Prior to joining the Company, Mr. Meiners served in design engineering roles and project management for Digital Microwave Corporation and Equitorial Inc. Mr. Meiners graduated from the Missouri Institute Of Technology in 1983.

      Carlos Belfiore, age 60, currently serves as our Vice President - Engineering, and Chief Technical Officer. Prior to joining the Company in November 2003, he was an independent engineering consultant. Prior to that, Dr. Belfiore held various management and technical leadership positions at Stratex Networks, which he joined in 1988, including Senior Director IDU Development, Director of New Technology Development, Director of Modem Development, and Senior Scientist. Prior to joining Stratex, Dr. Belfiore was with the Microwave Communication Division of Harris Corporation, serving as Manager of Advanced Development and Principal Development Engineer. Dr. Belfiore received a Ph.D. in electrical engineering from University of Minnesota in 1976.

      James D. Bletas, age 60, currently serves as our Vice President - Sales and Marketing. Mr. Bletas has 35 years of experience in the wireless telecommunications industry focused on sales and marketing. Prior to joining the Company, Mr. Bletas founded Wireless Networks International, Inc., a global distributor of networking and wireless communications products and services. During his four-year tenure as President and CEO, Mr. Bletas grew the company's annual revenue to more than $20 million, and expanded the operations to geographic areas outside of the U.S., including Latin America, the Middle East and Asia. Before joining Wireless Networks International, Inc., Mr. Bletas was the Vice President of Sales at Wireless Inc., a pioneer in the licensed exempt market and an original developer of broadband access and subscriber equipment. He began his sales career in wireless telecommunications equipment in the microwave communications division of Harris Corporation, where he last served as Vice President of Worldwide Sales and Marketing.

EXECUTIVE COMPENSATION

      The following table provides certain information summarizing the compensation earned for services rendered in all capacities to us and our subsidiaries for each of the last three fiscal years by our "named executive officers," who consist of our Chief Executive Officer and each of our four other most highly compensated executive officers, each of whom were executive officers as of December 31, 2004 and whose salary and bonus for the fiscal year ended December 31, 2004 was in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                 -------------
                                                                                                    AWARDS
                                                           ANNUAL COMPENSATION                   -------------
                                         ------------------------------------------------------   SECURITIES
                                                     SALARY        BONUS         OTHER ANNUAL     UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR       ($)(1)         ($)        COMPENSATION ($)   OPTIONS (#)    COMPENSATION ($)
------------------------------------     ------      -------      --------     ----------------  ------------    ----------------
Samuel Smookler                           2004       252,100       125,000                              --            --
Former CEO and Director                   2003       139,569            --        53,083(2)         80,000(3)         --
                                          2002            --            --            --                --            --

Daniel W. Rumsey                          2004       158,269            --            --                --            --
Chief Restructuring Officer and           2003       104,369            --            --            73,333         8,000(4)
Director                                  2002            --            --            --                --            --

Don Meiners                               2004       130,046            --            --                --            --
President                                 2003       103,699            --            --            73,333            --
                                          2002       115,617            --            --               983            --

Randall L. Carl(5)                        2004       144,054        15,048            --                --            --
Former Senior Vice President,             2003       136,800        36,252            --            73,600            --
Sales and Marketing                       2002       158,650        11,400            --             1,500            --

Carlos A. Belfiore                        2004       138,000            --            --                --            --
Vice President of Engineering and         2003        18,577            --            --            80,000            --
Chief Technical Officer                   2002            --            --            --                --            --

(1)   Includes amounts deferred under our 401(k) Plan.

(2) On October 8, 2003, Messrs. Roberts and Smookler each acquired 23.33 shares of our Series C Preferred Stock of, which are convertible into 13,611 shares of common stock, resulting in an effective purchase price of $3.00 per share of common stock. The closing price per share of common stock as reported on the OTC Bulletin Board on October 8, 2003 was $6.90 per share.

(3) Mr. Smookler was also granted a warrant to purchase 120,000 shares of our common stock on the same terms and conditions as this option. Mr. Smookler's employment with the Company was terminated effective March 10, 2005, and he resigned as a director on that date. The Company has taken the position that no severance payments are due to Mr. Smookler, and Mr. Smookler is currently contesting this position. Under the terms of his existing agreement, Mr. Smookler may be entitled to receive severance payments totaling $250,000.

(4) Prior to joining the Company full time in April 2003, Mr. Rumsey was paid $8,000 as a consultant to the Company.

(5) Mr. Carl's employment with the Company was terminated effective March 18, 2005. Mr. Carl's employment agreement requires the payment to him of six months severance, totaling approximately $72,000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

         The table below provides certain information with respect to our named executive officers concerning: (i) the options that they exercised in 2004 and
(ii) the number and value of their unexercised options as of December 31, 2004.

                                                        NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                            SHARES          VALUE                 YEAR END(3)                     YEAR END ($)(1)
                          ACQUIRED ON      REALIZED     ------------------------------      --------------------------
       NAME              EXERCISE (#)       ($)(2)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
-------------------      ------------      --------     -----------      -------------      -----------  -------------

Sam Smookler                   --             --           43,333              36,667             --          --
Don Meiners                    --             --           26,881              48,891             --          --
Daniel W. Rumsey               --             --           24,444              48,889             --          --
Randall L. Carl                --             --           26,669              49,264             --          --
Carlos A. Belfiore             --             --           25,867              54,133             --          --

(1) Based on the fair market value of the option shares at the 2004 fiscal year-end ($0.44 per share based on the closing selling price on the OTC Bulletin Board as of December 31, 2004) less the exercise price.

(2) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(3) The options are immediately exercisable for all the options shares. However, any shares purchased under the options are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

      The Compensation Committee of the Board of Directors, as Plan Administrator of our 2004 Equity Incentive Plan, has the authority to provide for accelerated vesting of any outstanding options held by our executive officers or any unvested share issuances actually held by these individuals, in connection with certain changes in control of the Company or the subsequent termination of an executive officer's employment following a change in control.

      We entered into an Employment and Continuity of Benefits Agreement with George P. Roberts, dated May 31, 2001, outlining his continued employment with the Company as Chairman of the Board following his resignation as Chief Executive Officer on May 30, 2001. The agreement provided for (a) an employment period commencing May 31, 2001 through May 30, 2002. The agreement was automatically extended through May 30, 2003. On April 28, 2003, we entered into a letter agreement with Mr. Roberts, thereby extending the employment period under the Employment and Continuity of Benefits Agreement through May 30, 2005. The letter agreement provided for the amendment of the Employment and Continuity of Benefits Agreement upon the assignment of a new Chief Executive Officer of the Company. Effective September 1, 2003, due to Mr. Roberts' resignation as Chief Executive Officer, and the appointment of a new Chief Executive Officer of the Company, Mr. Roberts' salary amounted to half his salary that existed prior to May 30, 2002, with one half of the salary, $188,000, paid in cash, and the other half paid in shares of our common stock. Effective June 1, 2005, Mr. Roberts agreed to waive any entitlement he had to receive cash, shares of our common stock or other benefits under his Continuity of Benefits Agreement, and to terminate the Continuity of Benefits Agreement, which had been extended by the Board of Directors, in consideration for the issuance to him of a warrant to purchase 600,000 shares of our common stock, exercisable at $.30 per share, and the continuation of all healthcare coverage previously extended to Mr. Roberts for the remainder of his natural life.

      On July 25, 2003, we entered into an agreement with Sam Smookler, our former President and Chief Executive Officer. The agreement provided for a two-year term of employment and an initial salary of $36,000 per month beginning September 1, 2003 and continuing through December 31, 2003. Beginning on January 1, 2004, Mr. Smookler was paid a base salary of $250,000 per year. On September 2, 2004, Mr. Smookler was paid a cash bonus equal to 50% of his base salary. The agreement also provided for the grant of an option to purchase a number of shares equal to two percent of the total number of shares of our common stock issued and outstanding as of September 2, 2003. By agreement with the Board of Directors, this number was fixed at 166,666 shares, but this amount was reduced to 80,000 due to limitations in our 1995 Stock Option/Stock Issuance Plan, and we granted Mr. Smookler a warrant to purchase 86,666 shares of our common stock in order to make up the difference. On March 10, 2005, Mr. Smookler resigned from our Board of Directors and his employment with the Company was terminated. The Company has taken the position that no severance payments are due to Mr. Smookler, and Mr. Smookler is currently contesting this position. Under the terms of his employment agreement, Mr. Smookler may be entitled to receive payments totaling $250,000. In addition, Mr. Smookler's incentive stock option to purchase 80,000 shares of common stock vests immediately.

      On April 4, 2003, we entered into an agreement with Daniel Rumsey, our Chief Restructuring Officer. In the event Mr. Rumsey's employment is involuntarily terminated, we will be obligated to pay him severance equal to the greater of his base salary on the date of the agreement or his base salary on the date of his involuntary termination. We will be obligated to pay this amount in a series of successive bi-weekly installments over the 12-month period following the date of his involuntary termination. In addition, each unvested option previously granted to Mr. Rumsey will continue to vest and remain exercisable, together with all other vested and unexercised options, in accordance with their terms and conditions for a period of one year following the date of his involuntary termination. For purposes of Mr. Rumsey's agreement, an involuntary termination will be deemed to have occurred in the event of his involuntarily discharge or dismissal or his voluntary resignation following (a) a change in the level of management to which he reports, (b) a decrease or material change in his responsibilities, or (c) a reduction in his base salary. Mr. Rumsey's annual salary was increased to $240,000, effective March 10, 2005. In an effort to reduce costs, Mr. Rumsey's annual salary will be reduced to $190,000, effective July 22, 2005. In the event that Mr. Rumsey's employment is involuntarily terminated or in the event of a change in control of the Company, the difference between Mr. Rumsey's current salary and his salary prior to July 22, 2005, will be paid to Mr. Rumsey.

      On October 20, 2003, we entered into an agreement with Dr. Carlos Belfiore, our Vice President of Engineering and Chief Technical Officer. Under the terms of the agreement, Dr. Belfiore is paid a base salary of $138,000 per year. Dr. Belfiore was also paid a cash bonus equal to 30% of his base salary on January 15, 2005. The agreement also provided for the grant of an option to purchase 91,666 shares of our common stock, but this amount was reduced to 80,000 shares due to limitations in our 1995 Stock Option/Stock Issuance Plan, and we granted Dr. Belfiore a warrant to purchase 11,666 shares of common stock in order to make up the difference. In the event Dr. Belfiore's employment is terminated at any time without cause, we will be obligated to pay Dr. Belfiore his base salary for six months following his termination, and all options previously granted to Dr. Belfiore will continue to vest in accordance with their terms and conditions for a period of two years following the date of his termination. Following a change in control of the Company, we will be obligated to pay Dr. Belfiore his base salary for a period of one year and his options will become fully vested and immediately exercisable. For purposes of Dr. Belfiore's agreement, a change in control will be deemed to occur upon: (a) a merger or consolidation in which we are not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of the Company; (c) a reverse merger in which we are the surviving entity but in which securities representing 50% or more of the total combined voting power of our outstanding securities are transferred to persons other than the persons who held those securities immediately prior to such merger; and (d) the acquisition, directly or indirectly by any person or related group of persons of more than 30% of our outstanding voting securities pursuant to a tender or exchange offer made directly to our stockholders.

      On November 3, 2004, we entered into retention agreements with two of our senior executives, Don Meiners, our current President and former Vice President of Operations, and Randall L. Carl, our former Vice President of Sales and Marketing - Licensed Products. In addition, we entered into an agreement with Jim Bletas, our Executive Vice President - Sales and Marketing, on March 21, 2005. Under the terms of these agreements, in the event that Mr. Meiners, Mr. Carl or Mr. Bletas is terminated without cause, we will be obligated to pay his base salary for a period of six months, and all options previously granted to him will continue to vest in accordance with their terms for a period of two years following the date of his termination. Mr. Carl's employment with the Company was terminated on March 17, 2005.

      In the event that Mr. Meiners or Mr. Bletas is terminated within 12 months of a change in control, we will be obligated to pay his salary for a period of one year following his termination and all options previously granted to him will automatically become fully vested and immediately exercisable. For purposes of each of Messrs. Meiners' and Bletas' agreements, a change in control will be deemed to have occurred upon: (a) a merger or consolidation in which we are not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of the Company; (c) any reverse merger in which we are the surviving entity but in which securities representing 50% or more of the total combined voting power of our outstanding securities are transferred to a person(s) other than the person(s) who held those securities immediately prior to such merger; and (d) the acquisition, directly or indirectly by a person or related group of persons of beneficial ownership of more than 30% of our outstanding voting securities pursuant to a tender or exchange offer made directly to our stockholders. Messrs. Meiners and Bletas are each entitled to receive the severance benefits described above if, at any time within 12 months following a change in control:
(i) his level of responsibility at the Company is materially reduced; (ii) his place of employment is moved to a location that is more than 50 miles from his place of employment immediately prior to the change in control; or (c) his salary or bonus plan is reduced without his prior written consent. Each of Messrs. Meiners' and Bletas' annual salary is $150,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Debenture Financing Transaction

      Pursuant to a Note and Warrant Purchase Agreement, dated November 3, 2004, a single accredited investor agreed to purchase debentures issued by the Company in the aggregate principal amount of up to $5,000,000. In addition, we agreed to issue to this investor warrants to purchase up to 800,000 shares of our common stock. The warrants have an initial exercise price of $1.50 and a term of five years. The purchase agreement provided that the debentures and warrants would be issued in multiple closings. The first closing took place on November 26, 2004, at which time we issued a debenture in the amount of $3,300,000 and a warrant to purchase 528,000 shares of our common stock. The second, third, fourth and fifth closings took place on March 21, March 31, May 2 and June 30, 2005, respectively, at which time we issued debentures in the amounts of $250,000, $600,000, $350,000 and $500,000 and warrants to purchase 40,000 shares, 96,000 shares, 56,000 shares and 80,000 shares of our common stock, respectively.

      In connection with the Note and Warrant Purchase Agreement, we also entered into a Registration Rights Agreement, which obligated us to register the 6,000,000 shares of common stock that may be used to pay the amounts due under the debentures and the 800,000 shares of common stock issuable upon exercise of the warrants.

      In June 2005, we issued 250 shares of our Series F Preferred Stock to the holder of these debentures as payment of the principal and interest due on March 31, 2005 and as partial payment of the principal and interest due on June 30, 2005. In June 2005, we also issued a warrant to purchase up to 500,000 shares of our common stock at an exercise price of $0.20 per share to the holder of these debentures.

      Exchange Agreements

      In May 2005, we entered into an Exchange Agreement with the holders of all of our outstanding shares of Series D Preferred Stock. Pursuant to this agreement, the holders of our Series D Preferred Stock agreed to exchange all of their shares of Series D Preferred Stock for 1,000 shares of our Series G Preferred Stock and warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.001 per share.

      In July 2005, we entered into an Exchange Agreement with three of the holders of our Series C Preferred Stock. Pursuant to this agreement, these holders have agreed to exchange all of their shares of Series C Preferred Stock (approximately 2,332 shares) for (i) the same number of shares of our Series G Preferred Stock that they would have received in exchange for their shares of Series C Preferred Stock in the recapitalization described in Proposal 4 of this Proxy Statement and (ii) warrants to purchase up to the same number of shares of our common stock that they would have received in the recapitalization at an exercise price of $0.001 per share. The exchange of securities contemplated by this agreement will be effected immediately prior to the effective time of the recapitalization.

      Other Agreements

      See the section entitled "Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements" above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      This report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing (whether previously or hereafter filed) under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

      The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for our executive officers. The Committee also has the exclusive responsibility for the administration of our 2004 Equity Incentive Plan, under which grants may be made to executive officers and other key employees of the Company.

      The Compensation Committee is comprised of one non-employee director, who has no interlocking or other type of relationship that would call into question his independence as a committee member. The sole member of the Company's Compensation Committee is Mr. Frederick Fromm. On issues related to executive compensation, the Compensation Committee consults with the Chief Executive Officer. The following report of the Compensation Committee describes the Company's compensation policies during the fiscal year ended December 31, 2004 as they affected the Company's Chief Executive Officer and other executive officers.

      The Committee's objective in determining executive compensation is to provide our executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company, the market levels of compensation in effect at companies with which the Company competes for executive talent, the personal performance of such individuals and, most importantly in 2004, the financial resources of the Company. The Committee may, however, in its discretion, apply different factors in setting executive compensation for future fiscal years.

      The compensation package for each executive officer is comprised of cash compensation and long-term equity incentive awards. Cash compensation consists of base salary and annual performance awards.

      CASH COMPENSATION

      A key objective of our current executive compensation program is to position its key executives to earn cash compensation reflective of peer groups in the current industry climate. During 2004, the Committee increased the base salaries of certain of its key executive officers to more closely align their salary with their peers, in order to ensure retention of such executives. As a percentage, the base salaries paid to the Company's executive officers in 2004 were less than the 30% reduction in base salaries taken in 2002, when each executive officer's salary was reduced along with all exempt employees of the Company. These reductions were necessary in order for the Company to retain cash and consummate the restructuring of the Company, which was completed in the first quarter of 2004. As a result of the Company's failure to achieve its cash and other objectives in 2004, no performance awards were paid to executive officers in 2004 - other than to the Company's former sales executive, Randall
L. Carl, who was paid sales performance awards totaling $15,048 in 2004.

      LONG-TERM INCENTIVE AWARDS

      Equity incentives are provided primarily through stock option grants under the 2004 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of our Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a two-to-four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the individual's potential for increased responsibility and promotion over the option term, the individual's personal performance in recent periods, and other factors determined important by the Committee. The Committee also takes into account the recommendations of the Chief Executive Officer of the Company, in determining the recipients and size of each grant.

      No stock option or other grants were issued to the Company's continuing executive officers in 2004, in light of the grant to the executive officers in 2003. Stock options were, however, granted to Elsbeth Kahn, the Company's former Vice President, Sales and Marketing. Ms. Kahn was granted an option to purchase 60,000 shares upon joining the Company in April 2004.

      CHIEF EXECUTIVE OFFICER'S COMPENSATION

      Mr. Samuel Smookler joined the Company as President and Chief Executive Officer on September 1, 2003. Mr. Smookler resigned from the Company on March 10, 2005. In setting Mr. Smookler's compensation, including his bonus for 2003-2004, the Compensation Committee considered Mr. Smookler's industry experience, the scope of his responsibilities, the Board's confidence in Mr. Smookler to lead the Company beyond the restructuring and to return the Company to profitability, and the recommendation of the Chairman and then interim Chief Executive Officer. Mr. Smookler's compensation in 2003 reflected amounts paid to Mr. Smookler designed to replace the income Mr. Smookler lost from his former employer to join the Company. This payment was required to successfully recruit Mr. Smookler to the Company. In determining Mr. Smookler's stock option grant, the Committee considered the percentage ownership interest typically offered chief executive officers of similarly situated companies, the anticipated impact of the restructuring on the issued and outstanding capital of the Company, and the relative number of options granted to other executive officers of the Company.

      Mr. Smookler's base compensation was not changed in 2004. In the Committee's view, the total compensation package provided to Mr. Smookler for the 2004 fiscal year is appropriate in the markets the industry served, in light of P-Com's current performance.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to our executive officers for the 2004 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal 2005 will exceed that limit. Options granted under our 1995 and 2004 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of those options will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

      It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for our executive officers provide an appropriate level of total remuneration which properly aligns our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                       Frederick Fromm
                                       Member, Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of our Board of Directors currently consists solely of Frederick R. Fromm. During 2004, John Hawkins, a former director of the Company, was also a member of the Compensation Committee until his resignation from the Board of Directors on November 23, 2004. Neither Mr. Fromm nor Mr. Hawkins has, at any time, been an officer or employee of the Company or any of our subsidiaries, and neither Mr. Fromm nor Mr. Hawkins has, at any time during the past fiscal year, had any relationship with the Company that requires disclosure pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934. None of our executive officers currently serves, or at any time during the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

      The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Index and the Standard & Poor's Communications Equipment Manufacturers Index.

[LINE GRAPH OMITTED]

      This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing (whether previously or hereafter filed) under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission ("SEC") require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in their ownership of our common stock with the SEC and to furnish to us copies of those filed reports. The SEC has established specific due dates for these reports and requires us to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

      To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, we believe that, during our 2004 fiscal year, our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements, with the exception of Brian Josling (a former director), who did not file a Form 4 on a timely basis, and Elsbeth Kahn, who did not file a Form 3 on a timely basis.

REPORT OF THE AUDIT COMMITTEE

      This report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing (whether previously or hereafter filed) under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

      The Company's management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, Aidman, Piser & Company, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004, included in the Company's Annual Report on Form 10-K for that year.

      The Audit Committee has reviewed and discussed these audited financial statements with the Company's management. The Audit Committee has also discussed with the Company's independent auditors, Aidman, Piser & Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. Further, the Audit Committee has received the written disclosures and the letter from Aidman, Piser & Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Aidman, Piser & Company the independence of Aidman, Piser & Company from the Company.

      Based on these reviews and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has recommended the selection of Aidman, Piser & Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

                                       Submitted by the Audit Committee
                                       of the Board of Directors,

                                       R. Craig Roos
                                       Frederick R. Fromm

                                   PROPOSAL 2
                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

      On August 7, 2003, PricewaterhouseCoopers LLP, ("PricewaterhouseCoopers"), was dismissed as our independent registered public accounting firm. On August 7, 2003, our Audit Committee approved Aidman, Piser & Company ("Aidman Piser") as our new independent registered public accounting firm.

      The reports of PricewaterhouseCoopers on our financial statements for the preceding two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, the reports of PricewaterhouseCoopers contained an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.

      In connection with the audits for the two most recent fiscal years in the period ended December 31, 2002 and through August 7, 2003, there were no disagreements with PricewaterhouseCoopers, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference in their audit report.

      The Board of Directors, upon the recommendation of the Audit Committee, has selected Aidman Piser to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. A representative of Aidman Piser is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      Other than the provision of services by Aidman Piser to us in connection with audit and tax engagements, neither Aidman Piser nor any of its affiliates has any relationship with us or any of our affiliates, except in its capacity as our independent registered public accounting firm.

REQUIRED APPROVALS

      The approval of this proposal to ratify the appointment of Aidman Piser as our independent registered public accounting firm will require the affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date (voting together as a single class), present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be included in the number of votes cast on this proposal and, accordingly, will have the same effect as a vote against this proposal. However, broker non-votes with respect to this proposal will not be included in the number of shares entitled to vote on this proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

      Our stockholders are not required to ratify the appointment of Aidman Piser as our independent registered public accounting firm. However, we are submitting the appointment of Aidman Piser to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, our Board of Directors and the Audit Committee will reconsider whether or not to retain Aidman Piser. Even if the appointment is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends that our stockholders vote FOR the ratification of the appointment of Aidman Piser to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

PRINCIPAL FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We were billed the following fees for the services of Aidman Piser during fiscal years 2004 and 2003:

                                                   2004                2003
                                               --------------     -------------
          Audit Fees                                 $133,210           $30,000
          Audit-Related Fees                           36,840            43,000
          Tax Fees                                         --                --
          All Other Fees                                   --                --

      The audit-related fees for the year ended December 31, 2003 were principally for:

            o assisting our management in responding to the Securities and Exchange Commission's ("SEC") comments to certain reports that we filed with the SEC pursuant to the Securities Exchange Act of 1934;

            o audits undertaken in connection with our acquisition of SPEEDCOM Wireless Corporation; and

            o audit-related services rendered in connection with our restructuring activities and filing of registration statements with the SEC.

      The audit-related fees for the year ended December 31, 2004 were principally related to post-report review procedures to update reports and issue consents in connection with our filing of registration statements.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

      The Audit Committee has adopted an Audit Committee Charter, which sets forth the policies and procedures pursuant to which services to be performed by Aidman Piser are to be pre-approved. Under the Audit Committee Charter, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee.

      Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by Aidman Piser.

      The Audit Committee will annually review and pre-approve the services that may be provided by Aidman Piser that are subject to general pre-approval. Under the Audit Committee Charter, the Audit Committee may delegate authority to one or more designated members of the Audit Committee to pre-approve audit and permissible non-audit services. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

                                   PROPOSAL 3
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

GENERAL

      The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 250,000,000 shares. This amendment will not change the total number of authorized shares of our preferred stock, which is currently 2,000,000 shares. If approved, the increase in the number of authorized shares of our common stock will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed amendment if, at any time before the filing of the certificate of amendment, it determines that the increase in the number of authorized shares of common stock is no longer in our best interests.

      If this proposal is approved, the first paragraph of Article IV of our certificate of incorporation will be amended to reflect an increase of 215,000,000 shares in the number of authorized shares of common stock. The proposed amendment to the first paragraph of Article IV of our certificate of incorporation is set forth in its entirety in Appendix A to this Proxy Statement.

PURPOSE OF AND RATIONALE FOR THE PROPOSED AMENDMENT

      We are currently authorized to issue a total of 35,000,000 shares of common stock. Of this amount, 12,455,102 million shares of common stock were outstanding as of July 1, 2005. In addition we are required to reserve approximately 23.2 million shares of common stock for issuance upon conversion or exercise of our outstanding convertible securities. As a result, we currently have no ability to issue additional shares of our common stock. The objective of the proposed increase in the number of authorized shares of common stock is to permit the issuance of additional shares of our common stock in connection with the proposed recapitalization discussed below (Proposal 4) and to ensure that we have a sufficient number of shares of common stock authorized and available for future issuances and other corporate purposes.

      In addition to the foregoing reasons, our Board of Directors believes that the number of shares of our common stock available for issuance should be increased in order to provide the Company with the flexibility to issue shares in connection with future financings, strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock arises. Such a delay might deny us the flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

      We also constantly evaluate potential transactions with third parties that may involve the issuance of our common stock, such as financing transactions, debt restructuring transactions and business combination transactions. We plan to continue initiating discussions with third parties regarding potential investments, the restructuring or other resolution of our outstanding debts, asset purchases, acquisitions and other transactions. The Board of Directors, therefore, believes that it is prudent to increase the number of authorized shares of common stock from 35,000,000 to 250,000,000 in order to have a sufficient number of shares of common stock to meet our business needs, which may include raising additional capital, converting outstanding debt into shares of common stock, issuing common stock in connection with potential acquisitions and permitting the conversion or exercise of our outstanding convertible securities.

EFFECT OF PROPOSED AMENDMENT

      The increase in the authorized shares of our common stock will not have an immediate effect on the rights of existing stockholders. However, if this proposal to increase our authorized common stock is approved, we will have a sufficient number of authorized and unissued common stock to effect the recapitalization described in Proposal 4.

      If the proposal to increase the number of authorized shares of our common stock is not approved, we will not have the flexibility to issue additional shares in connection with the various corporate purposes described above, including, among others, the proposed recapitalization (Proposal 4).

      Current holders of common stock do not have preemptive or similar rights, which means that they do not have a right to purchase a proportionate share of any new issuances of our common stock in order to maintain their proportionate ownership interests in the Company. Therefore, the issuance of any additional shares of common stock will have a dilutive effect on earnings per share and on the equity and voting power of our existing common stock holders. It may also adversely affect the market price of our common stock. However, in the event additional shares are issued in transactions that position the Company to take advantage of favorable business opportunities or provide additional working capital needed to pursue and/or expand our business plan, the market price may increase. This proposed amendment to our certificate of incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

ANTI-TAKEOVER EFFECTS

      Although this proposed amendment to our certificate of incorporation is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our common stock.

REQUIRED APPROVALS

      The affirmative vote of (i) a majority of the shares of our common stock outstanding as of the record date, voting as a separate class, and (ii) a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class, will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has approved and declared the advisability of the proposed amendment and recommends that our stockholders vote FOR the proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 250,000,000 shares.

                                   PROPOSAL 4
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO EFFECT A RECAPITALIZATION

GENERAL

      The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to effect a recapitalization whereby each outstanding share of our Series C Preferred Stock will be automatically converted into a specified number of shares of our Series G Preferred Stock and common stock, as further described below. This recapitalization will not affect the total number of authorized shares of our preferred stock, which will remain unchanged at 2,000,000 shares. If approved, the recapitalization will be effected upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the recapitalization from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed recapitalization if, at any time before the filing of the certificate of amendment, it determines that the proposed recapitalization is no longer in our best interests.

      If the recapitalization is approved, the first paragraph of Article IV of our certificate of incorporation will be amended and restated in its entirety to read as set forth in Appendix A to this Proxy Statement.

      A representative of Aidman, Piser & Company, our independent registered public accounting firm, is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

BACKGROUND AND PURPOSE OF THE PROPOSED RECAPITALIZATION

      Since early 2000, we have experienced reduced revenues, incurred substantial operating losses from continuing operations and used substantial cash in our operations. The decline in our business was principally the result of a prolonged downturn in the telecommunications industry that we believe was related to reduced capital spending by large carriers and network integrators of telecommunications systems and substantial competition from other telecommunications product suppliers. In addition, we experienced reduced demand for many of our product lines as new products were introduced by our competitors at lower average selling prices.

      In an effort to return the Company to profitability, we substantially restructured our operations and capital structure in order to reduce the amount of cash used in our operations and reduce the total amount of our debt and raised additional working capital. As part of this restructuring process:

            o in August 2003, we converted all of our outstanding 7% Convertible Subordinated Notes due 2005, in the aggregate principal amount of approximately $21 million, into approximately 1,000,000 shares of our Series B Preferred Stock, with a stated value of $21.138 per share;

            o in October and December 2003, we raised approximately $17.4 million dollars in gross proceeds through the issuance and sale of approximately 9,942 shares of our Series C Preferred Stock, with a stated value of $1,750 per share; and

            o in December 2003, we issued 2,000 shares of our Series D Preferred Stock, with a stated value of $1,000 per share, in consideration for the extinguishment of our obligations under three promissory notes in the aggregate principal amount of $2,000,000.

      As a result, we were able to substantially reduce the total amount of our debt and raise sufficient working capital to continue our operations. In 2004, we continued to restructure our operations in order to reduce spending, reduce our debt and secure additional sources of financing. Unfortunately, our previous restructuring efforts were inadequate to return the Company to profitability. As a result, our Board of Directors recently approved a new restructuring plan designed to focus our business on our higher margin products, further curtail spending, substantially reduce our liabilities and operating and other costs, and simplify our capital structure, as described below. As part of this plan, we are proposing to restructure our capitalization by converting each outstanding share of our Series C Preferred Stock into shares of our Series G Preferred Stock and common stock.

      Simplification of Capital Structure and Improvement of Balance Sheet

      Our primary objective in proposing this recapitalization is to simplify our existing capital structure. Each of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have different stated values, conversion rights, dividend rights and liquidation preferences, and accounting for these differing rights consumes a significant portion of our management's time and resources. If the recapitalization is approved, we anticipate that all of our Series B Preferred Stock and Series C Preferred Stock will cease to exist, leaving only our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock outstanding, as described below.

      In June 2005, the holders of our Series D Preferred Stock voluntarily exchanged all of their shares of Series D Preferred Stock for 1,000 shares of our Series G Preferred Stock and warrants to purchase up to 1,000,000 shares of our common stock. As a result, no shares of our Series D Preferred Stock remain outstanding at this time. In the proposed recapitalization, all outstanding shares of our Series C Preferred Stock will be automatically converted into shares of our Series G Preferred Stock and common stock, thereby eliminating all outstanding shares of Series C Preferred Stock. In addition, the holders of our Series B Preferred Stock have agreed to convert all of their shares into common stock as soon as reasonably practicable. However, no holder of Series B Preferred Stock is required to convert its shares into common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock. We anticipate that the increase in the number of outstanding shares of our common stock resulting from the recapitalization will enable the holders of our Series B Preferred Stock to convert all of their shares into common stock, thereby eliminating all outstanding shares of Series B Preferred Stock.

      In November 2004, March 2005, May 2005 and June 2005, we raised a total of $5,000,000 in gross proceeds through the issuance and sale of unsecured promissory notes in the aggregate principal amount of $5,000,000 and warrants to purchase 800,000 shares of our common stock to a single investor. Payments of principal and interest under these promissory notes are due at the end of each calendar quarter, beginning with March 31, 2005. In June 2005, we issued approximately 250 shares of our Series F Preferred Stock to the holder of these promissory notes as payment of the principal and interest due on March 31, 2005 and as partial payment of the principal and interest due on June 30, 2005. We have the right to convert all outstanding shares of our Series F Preferred Stock into shares of our common stock, but only if the conversion would not cause the holder to beneficially own more than 9.99% of our outstanding common stock. We anticipate that the increase in the number of outstanding shares of our common stock resulting from the recapitalization will enable us to convert all of our Series F Preferred Stock into shares of our common stock, thereby eliminating all outstanding shares of Series F Preferred Stock.

      As a result of the restructuring, all of our shares of preferred stock, which previously were classified as mezzanine securities (a form of debt) on our balance sheet, will be treated as stockholders' equity.

      Reduction in Dividend Liabilities

      In addition to simplifying our capital structure, the recapitalization would also reduce our obligation to pay dividends to the holders of our capital stock. The holders of our Series C Preferred Stock are currently entitled to receive dividends at the rate of 6% per annum, and this rate will increase to 8% per annum in the fourth quarter of 2005. As of the record date, the holders of our Series C Preferred Stock were entitled to receive approximately $477,700 in accrued and unpaid dividends, in the aggregate, or approximately $79 per share of Series C Preferred Stock. The dividends on our Series C Preferred Stock are cumulative and payable semi-annually, either in cash or shares of our common stock, resulting in significant dilution for the holders of our common stock.

      In the event of our liquidation or any merger, consolidation, sale of assets or other transaction that is treated as a liquidation for purposes of the Series C Preferred Stock, we are required to pay the holders of our Series C Preferred Stock the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of our common stock. The continuous accretion of dividends on our Series C Preferred Stock and the resulting increase in the liquidation preference of those shares significantly impairs our ability to obtain additional equity financing on favorable terms as well as our ability to increase stockholder value.

      If the recapitalization is approved, all of our outstanding shares of Series C Preferred Stock will be converted into shares of our Series G Preferred Stock and common stock. Our Series G Preferred Stock is entitled only to share pro-rata, on an as-converted basis, in any dividends and other distributions that may be declared by the Board of Directors with respect to our common stock. Our Board of Directors is not obligated to declare any dividends with respect to our common stock, and unlike the holders of our Series C Preferred Stock, the holders of our Series G Preferred Stock will not be entitled to receive any specified dividends, whether cumulative or non-cumulative.

EFFECT OF THE PROPOSED RECAPITALIZATION

      If the proposed recapitalization is approved, each outstanding share of our Series C Preferred Stock, with a stated value of $1,750 per share, will be automatically converted into:

            o seven-eighths (7/8ths) of a share of our Series G Preferred Stock, with a stated value of $1,000 per share; and

            o     1,750 shares of our common stock.

      In addition, if the recapitalization is approved, we will also issue one-half (1/2) of a share of our Series G Preferred Stock and 2,000 shares of our common stock for every $1,000 of accrued and unpaid dividends on our Series C Preferred Stock.

      Immediately following the recapitalization, no shares of Series C Preferred Stock will remain outstanding. Each share of Series C Preferred Stock that was outstanding immediately prior to the recapitalization will, immediately after the recapitalization, represent the appropriate number of shares (or fractions of a share) of our Series G Preferred Stock and common stock into which that share of Series C Preferred Stock, including all accrued and unpaid dividends thereon, was automatically converted.

      The total number of authorized shares of our common stock and preferred stock will not be affected by the recapitalization (although the number of authorized shares of our common stock will be increased if our stockholders approve Proposal 3 discussed above). Furthermore, if the proposal to increase our authorized common stock (Proposal 3) is not approved, we will not be able to implement the recapitalization even if the recapitalization is approved by our stockholders.

      The following table provides a pro-forma comparison of our capitalization, as it existed on the record date and as it would exist immediately after the recapitalization.

                                                                                             Following the
                                                          As of the Record Date            Recapitalization
                                                          ---------------------            ----------------
Total shares of common stock outstanding                           12,455,102                   20,024,966*

Total shares of common stock reserved for issuance
    upon conversion or exercise of convertible
    securities (including preferred stock)                         23,152,188*                  29,340,628*

Total shares of preferred stock outstanding                           116,645*                       7,746*

    Series A Preferred Stock                                                0                            0

    Series B Preferred Stock                                          108,406*                           0(1)

    Series C Preferred Stock                                            6,066*                           0

                                                                                             Following the
                                                          As of the Record Date            Recapitalization
                                                          ---------------------            ----------------
    Series D Preferred Stock                                                0                            0

    Series E Preferred Stock                                              923*                         923*

    Series F Preferred Stock                                              250                          250

    Series G Preferred Stock                                            1,000                        6,573*

*     Approximately.

(1) The holders of our Series B Preferred Stock have agreed to convert all of their shares into common stock as soon as reasonably practicable. However, no holder of Series B Preferred Stock is required to convert its shares into common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock. We anticipate that the increase in the number of outstanding shares of our common stock resulting from the recapitalization will enable the holders of our Series B Preferred Stock to convert all of their shares into common stock.

COMPARISON OF SERIES C PREFERRED STOCK WITH SERIES G PREFERRED STOCK

      The relative rights, preferences and privileges of our Series C Preferred Stock and Series G Preferred Stock are set forth in the respective Certificates of Designation, which were filed with the Delaware Secretary of State on September 24, 2003 and June 6, 2005, respectively, and copies of which are attached to this Proxy Statement as Appendix B and Appendix C, respectively. A summary of the relative rights, preferences and privileges of all of our capital stock is also included in this Proxy Statement under the heading "Description of Our Capital Stock."

      The following table summarizes and compares some of the more significant aspects of our Series C Preferred Stock and Series G Preferred Stock. The information presented in this table is intended only to highlight certain aspects of and differences between these two series of our preferred stock, and it is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement.

                     Series C Preferred Stock                      Series G Preferred Stock
                     --------------------------------------------  --------------------------------------------
Voting               Entitled to cast one vote for each share      No voting rights, except as required by
                     of common stock issuable upon conversion      the Delaware General Corporation Law.
                     of Series C Preferred Stock, together with
                     the holders of common stock, on all
                     matters submitted to a vote of the
                     stockholders.

Conversion           Each share is convertible into a number of    Each share is convertible into a number of
                     shares of common stock equal to the stated    shares of common stock equal to the
                     value ($1,750 per share), plus any accrued    liquidation preference amount ($1,000 per
                     and unpaid dividends, divided by the          share), divided by the conversion price of
                     current conversion price of approximately     $0.50.
                     $2.90.

Dividends            Entitled to dividends at the rate of 6%       Entitled to participate in all dividends
                     per annum beginning on the first              declared on our common stock based on the
                     anniversary of the date of issuance and 8%    number of shares of common stock issuable
                     per annum beginning on the second             upon conversion of Series G Preferred
                     anniversary of the date of issuance.          Stock.

Liquidation          Holders of Series C Preferred Stock are       Holders of Series G Preferred Stock are
Preference           entitled to receive the stated value of       entitled to receive $1,000 per share prior
                     their shares plus all accrued and unpaid      to any amounts being paid to the holders
                     dividends, pari passu, prior to any           of our Series F Preferred Stock and Common
                     amounts being paid to the holders of our      Stock.
                     Series B Preferred Stock and common stock.

                     Series C Preferred Stock                      Series G Preferred Stock
                     --------------------------------------------  --------------------------------------------
Mandatory            We are required to repurchase all             None.
Redemption           outstanding shares of Series C Preferred
                     Stock upon the occurrence of certain
                     specified events.

Protective           We are required to obtain the approval of     We are required to obtain the approval of
Provisions           the holders of a majority of the              the holders of at least three-fourths
                     outstanding shares of Series C Preferred      (3/4ths) of the outstanding shares of
                     Stock prior to taking certain specified       Series G Preferred Stock prior to taking
                     corporate actions.                            certain specified corporate actions.

Exchange Right       Holders of Series C Preferred Stock have      None. See the section entitled "Right of
                     the right to exchange their shares for any    Participation" below.
                     new equity securities issued by the
                     Company.

Balance Sheet        Treated as mezzanine securities (a form of    Treated as stockholders' equity on our
Treatment            debt) on our balance sheet.                   balance sheet.

RESTRICTED SECURITIES

      The shares of our Series G Preferred Stock and common stock issued in the recapitalization will be considered "restricted securities," which means that those shares will be subject to substantial restrictions on transferability under federal securities laws. Generally, the shares of our Series G Preferred Stock and common stock received in the recapitalization by former holders of our Series C Preferred Stock may not be subsequently offered or sold unless the offer and sale has been registered with the Securities and Exchange Commission pursuant to an effective registration statement or an exemption from this registration requirement is available.

      Within 90 days following the recapitalization, we will prepare and file a registration statement covering the offer and sale of the common stock issuable upon conversion of our Series G Preferred Stock and the common stock issued in the recapitalization by the holders of those securities.

RIGHT OF PARTICIPATION

      In the event that we issue additional equity securities (or any other securities that are convertible into our equity securities), the holders of our Series C Preferred Stock currently have the right to exchange their Series C Preferred Stock (and any common stock received upon conversion of the Series C Preferred Stock) for a portion of the additional equity securities with a purchase price equal to the stated value (plus all accrued and unpaid dividends) of the Series C Preferred Stock being exchanged. This exchange right is currently set forth in the Certificate of Designation of our Series C Preferred Stock, a copy of which is attached to this Proxy Statement as Appendix B.

      The Certificate of Designation of our Series G Preferred Stock (a copy of which is attached to this Proxy Statement as Appendix C) does not provide the holders of our Series G Preferred Stock with any exchange rights or rights to otherwise participate in equity financings that we may conduct in the future, and we are not contractually obligated to provide any rights such as these to the holders of our Series G Preferred Stock. However, if the proposed recapitalization is approved and in the event that we offer or sell shares of our common stock (or any securities convertible into our common stock) within 12 months following the date of the 2005 Annual Meeting, we intend to offer the former holders of our Series C Preferred Stock the right to purchase, for cash, the newly issued securities on the same terms and conditions as the other purchasers of those securities, up to an amount equal to the aggregate stated value of the Series G Preferred Stock then held. However, this right to participate in future equity financings conducted by the Company will not be applicable to:

            o the issuance or sale of shares of our common stock (including options to purchase common stock) to our employees, officers, directors and consultants;

            o the issuance or sale of shares of our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

            o the issuance or sale of shares of our common stock (or any other security convertible into shares of our common stock) in connection with mergers, acquisitions, strategic business partnerships and joint ventures; and

            o any issuance or sale of our securities as to which the holders of a majority of our outstanding Series G Preferred Stock have executed a written waiver of this participation right.

EXCHANGE OF STOCK CERTIFICATES

      We will appoint EquiServe Trust Company, N.A., 150 Royall Street, Canton, MA 02021, (781) 575-3120, to act as exchange agent for holders of our Series C Preferred Stock in connection with the recapitalization.

      On or promptly after the effective date of the recapitalization, we will mail a letter of transmittal to the holders of our Series C Preferred Stock. Each such stockholder must then complete and sign the letter of transmittal and send it, together with all of its old stock certificate(s) representing shares of our Series C Preferred Stock, to the exchange agent. Upon receipt of these materials, the exchange agent will promptly deliver new stock certificates evidencing the appropriate number of shares of our Series G Preferred Stock and common stock. Holders of our Series C Preferred Stock will not receive new certificates for their post-recapitalization shares unless and until their old certificates are surrendered in this manner. In addition, holders of our Series C Preferred Stock should not forward their old certificates to the exchange agent until they receive the letter of transmittal, and they should only surrender their old certificates together with the letter of transmittal.

      Holders of our Series C Preferred Stock will not have to pay any service charges in connection with the exchange of their certificates.

REQUIRED APPROVALS

      The affirmative vote of (i) a majority of the shares of our Series C Preferred Stock outstanding as of the record date, voting as a separate class, and (ii) a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class, will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has approved and declared the advisability of the proposed amendment and recommends that our stockholders vote FOR the proposal to amend our certificate of incorporation to effect a recapitalization whereby each outstanding share of Series C Preferred Stock will be automatically converted into a specified number of shares of our Series G Preferred Stock and common stock.

                                   PROPOSAL 5
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS

GENERAL

      The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes. This amendment will not change the total number of directors that constitute our Board of Directors, which is currently five. If approved, the declassification of our Board of Directors will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed amendment if, at any time before the filing of the certificate of amendment, it determines that declassification of the Board of Directors is no longer in our best interests.

      If this proposal is approved, the first paragraph of Article VI of our certificate of incorporation will be amended to reflect the elimination of the provision that divides our Board of Directors into three classes. The proposed amendment to the first paragraph of Article VI of our certificate of incorporation is set forth in its entirety in Appendix A to this Proxy Statement.

PURPOSE OF AND RATIONALE FOR THE PROPOSED AMENDMENT

      The purpose of the proposed declassification of our Board of Directors is to simplify our corporate governance structure and to increase the accountability of our directors to our stockholders. By making all of our directors stand for election each year and by making them subject to removal at any time, with or without cause (as discussed below), our Board of Directors believes that each director of the Company would be more accountable to our stockholders.

      Our Board of Directors is currently divided into three classes, with the number of directors in each class being as nearly equal as possible. The directors in each class serve for a term of three years, and the terms of office for the three classes are staggered so that each year only one of the three classes of directors is elected. The benefits of maintaining a classified board structure include increased stability in board composition and greater continuity of experience because a majority of directors at any given time will have at least one year of experience with the Company. However, the Board of Directors has determined that the simplification of our corporate governance structure and the increased accountability of our directors to our stockholders that would result from declassifying our Board of Directors outweigh the benefits of maintaining the current classification structure.

EFFECT OF PROPOSED AMENDMENT

      The proposed declassification of our Board of Directors will not affect the election of directors at this year's Annual Meeting. If this proposal is approved, all of our directors will be elected each year at our annual meeting of stockholders, beginning with our 2006 Annual Meeting, and the directors that are elected to office at each annual meeting will serve for a term of one year until the next succeeding annual meeting.

      Delaware law generally provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, if a corporation's board of directors is divided into multiple classes, as ours currently is, Delaware law provides that the directors of such a corporation may be removed only for cause. Accordingly, our directors may be removed only for cause at the present time, but if the proposal to declassify our Board of Directors is approved, our directors will be subject to removal, with or without cause, at any time by the holders of a majority of our shares that are entitled to vote on the election of directors.

      If the proposal to declassify our Board of Directors is not approved, the proposed amendment to our certificate of incorporation will not be made and we will continue to have a classified Board of Directors.

ANTI-TAKEOVER EFFECTS

      Maintaining a classified board has been viewed as an anti-takeover measure because it prevents a person (or a group of persons) who seeks to acquire control of the Company from being able to replace a majority of our directors in any single election. By eliminating the classification of our Board of Directors, we may become more vulnerable to unsolicited or hostile attempts by others to acquire control of our Board of Directors.

REQUIRED APPROVALS

      The affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class, will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has approved and declared the advisability of the proposed amendment and recommends that our stockholders vote FOR the proposal to amend our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes.

                                   PROPOSAL 6
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            TO CHANGE CORPORATE NAME

GENERAL

      The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to change our corporate name from "P-Com, Inc." to "Wave Wireless Corporation." If approved, the change in our corporate name will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed amendment if, at any time before the filing of the certificate of amendment, it determines that changing our corporate name is no longer in our best interests.

      If this proposal is approved, Article I of our certificate of incorporation will be amended to reflect our new corporate name. The proposed amendment to Article I of our certificate of incorporation is set forth in its entirety in Appendix A to this Proxy Statement.

PURPOSE OF AND RATIONALE FOR THE PROPOSED AMENDMENT

      The purpose of the proposed name change is to align our corporate name more closely with our principal products and services on a going-forward basis. In December 2003, we acquired Wave Wireless Networking, a division of SPEEDCOM Wireless Corporation. As part of this transaction, we acquired the SPEEDLAN family of license-exempt wireless networking products to supplement our existing lines of licensed and license-exempt wireless networking equipment. However, our licensed wireless networking products have proven to be unprofitable and, as part of our ongoing efforts to reduce our operating expenses and achieve profitability, our Board of Directors has decided to discontinue production of our licensed products. As a result, our core business will be increasingly focused primarily on the development, manufacturing and marketing of our profitable license-exempt products, which include the SPEEDLAN family of products that were acquired as part of our acquisition of Wave Wireless Networking.

      Our Board of Directors believes that the proposed name change will be beneficial to the Company and our shareholders because our customers will associate the name "Wave Wireless Corporation" with our more successful lines of license-exempt products. In addition, the adoption of the name "Wave Wireless Corporation" is an important step in our strategy to focus on and expand our business of developing, manufacturing and marketing license-exempt wireless networking products.

      However, even if the proposed name change is approved, we will continue to market and conduct our repair and maintenance business under the name "P-Com."

EFFECT OF PROPOSED AMENDMENT

      If approved by our stockholders, the change in our corporate name will not affect the validity of any of our existing stock certificates that bear the name "P-Com, Inc." If the proposed name change is approved, stockholders with certificated shares may continue to hold their existing certificates and the number of shares represented by those certificates will remain unchanged. New stock certificates that are issued after the name change becomes effective will bear the name "Wave Wireless Corporation."

      Currently our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "PCMC." If the proposed name change is approved, we will request a new ticker symbol based on our new corporate name. Under the rules of the OTC Bulletin Board, we cannot make any requests for a particular symbol and, as a result, we will not know what our new symbol will be until it has been assigned by the OTC Bulletin Board. A new CUSIP number will also be assigned to our common stock following the name change.

      If the proposal to change our corporate name is not approved, the proposed amendment to our certificate of incorporation will not be made and our corporate name will remain unchanged.

REQUIRED APPROVALS

      The affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date, voting together as a single class, will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has approved and declared the advisability of the proposed amendment and recommends that our stockholders vote FOR the proposal to amend our certificate of incorporation to change our corporate name from "P-Com, Inc." to "Wave Wireless Corporation."

                                   PROPOSAL 7
                      GRANTING MANAGEMENT THE DISCRETIONARY
                     AUTHORITY TO ADJOURN THE ANNUAL MEETING

GENERAL

      If, at the Annual Meeting, the number of shares of our common stock, Series C Preferred Stock and Series E Preferred Stock voting in favor of any of the foregoing proposals is insufficient to approve that proposal under Delaware law, our management intends to move to adjourn the Annual Meeting in order to enable our Board of Directors to solicit additional proxies in favor of that proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal and any other proposals that have a sufficient number of shares voting in their favor, but not upon any proposal with an insufficient number of shares voting in its favor.

PURPOSE OF AND RATIONALE FOR THE PROPOSAL

      In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting management the discretionary authority to adjourn the Annual Meeting and any later adjournments of the Annual Meeting to a date or dates not later than August 31, 2005 in order to enable our Board of Directors to solicit additional proxies in favor of approving any proposal that initially lacks a sufficient number of shares voting in its favor.

EFFECT OF THE PROPOSAL

      If our stockholders approve this adjournment proposal, our management will be able to adjourn the Annual Meeting and any adjourned session of the Annual Meeting to a date or dates not later than August 31, 2005 and use the additional time to solicit additional proxies in favor of approving any proposal that initially lacks a sufficient number of shares voting in its favor, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of this adjournment proposal could mean that, even if we have received proxies representing a sufficient number of votes to defeat a particular proposal, our management can adjourn the Annual Meeting without a vote on that proposal for up to 30 days and, during that period, seek to convince the holders of those shares to change their votes in favor of that particular proposal.

REQUIRED APPROVALS

      Approval of this adjournment proposal will require the affirmative vote of a majority of the shares of our common stock outstanding as of the record date and the shares of our common stock issuable upon conversion of our Series C Preferred Stock and Series E Preferred Stock as of the record date (voting together as a single class), present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be included in the number of votes cast on this proposal and, accordingly, will have the same effect as a vote against this proposal. However, broker non-votes with respect to this proposal will not be included in the number of shares entitled to vote on this proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends that our stockholders vote FOR the proposal to grant our management the discretionary authority to adjourn the Annual Meeting to a date or dates not later than August 31, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information concerning the beneficial ownership of our common stock, Series C Preferred Stock and Series E Preferred Stock as of July 1, 2005 by each of the following:

            o each person known by us to be the beneficial owner of 5% of more of the outstanding shares of our common stock, Series C Preferred Stock and Series E Preferred Stock;

            o     each of our directors and named executive officers; and

            o     all of our directors and executive officers as a group.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock, Series C Preferred Stock and Series E Preferred Stock shown as being beneficially owned by that stockholder. The percentage of beneficial ownership is based on 12,455,102 shares of common stock, approximately 6,066 shares of Series C Preferred Stock and approximately 923 shares of Series E Preferred Stock outstanding as of July 1, 2005. Shares of common stock subject to warrants and options that are currently exercisable or exercisable within 60 days of July 1, 2005, are considered outstanding and beneficially owned by the stockholder who holds those warrants or options for the purpose of computing the percentage ownership of that stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated below, the address of each stockholder listed below is 1996 Lundy Avenue, San Jose, California 95131.

                                                                           SERIES C CONVERTIBLE          SERIES E CONVERTIBLE
                                            COMMON STOCK                      PREFERRED STOCK               PREFERRED STOCK
                              -----------------------------------------  --------------------------   ---------------------------
                                SHARES
                               ISSUABLE
                               PURSUANT      NUMBER OF
                                  TO          SHARES
                               WARRANTS     BENEFICIALLY
                                  AND          OWNED
                                OPTIONS     (INCLUDING
                              EXERCISABLE   THE NUMBER
                               WITHIN 60     OF SHARES                    NUMBER OF                     NUMBER OF
                                DAYS OF      SHOWN IN      PERCENTAGE      SHARES      PERCENTAGE         SHARES      PERCENTAGE
NAME AND ADDRESS                JULY 1,      THE FIRST     OF SHARES    BENEFICIALLY    OF SHARES      BENEFICIALLY    OF SHARES
OF BENEFICIAL OWNER              2005         COLUMN)     OUTSTANDING     OWNED (1)    OUTSTANDING       OWNED(2)     OUTSTANDING
----------------------------  ------------  ------------  -------------  ------------  ------------    ------------   -----------
North Sound Legacy Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)               --     1,621,028      13.0%          2,332          38.8%             --            --

North Sound Legacy
Institutional Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)               --     1,621,028      13.0%          2,332          38.8%             --            --

North Sound Legacy
International Fund Ltd.
Bison Court, Roadtown
Tortola, BVI
Wilmington, DE 19801 (3)               --     1,621,028      13.0%          2,332          38.8%             --            --

SDS Capital Group SPC, Ltd.
113 Church Street
PO Box 134GT
Grand Canyon, Cayman Islands      715,019     1,315,695       9.9%            266           4.4%             --            --

Agilent Financial
Services, Inc.
1 CIT Drive, MS4110A
Livingston, NJ 07039              178,571       178,571       1.4%             --            --         555.799          60.2%

Able Electronics Corporation
31033 Huntwood Avenue
Hayward, CA 94544                      --            --        --              --            --         367.332          39.8%

Frederick R. Fromm                  9,351        16,275         *            9.32             *              --            --

R. Craig Roos                          --        17,333         *           23.33             *              --            --

George P. Roberts                  48,911        68,239         *           23.33             *              --            --

Daniel W. Rumsey                   30,556        30,556         *              --            --              --            --

Richard Reiss                          --            --        --              --            --              --            --

Don Meiners                        32,498        32,570         *              --            --              --            --

Sam Smookler (4)                   70,519        79,685         *           23.33             *              --            --

Carlos A. Belfiore                 33,333        33,333         *              --            --              --            --

Randall L. Carl (5)                32,867        32,867         *              --            --              --            --

All current directors and
executive officers as a
group (7 persons)                 154,649       198,306       1.6%           55.98            *              --            --

* Less than 1%.

(1) There are no outstanding warrants or options to purchase shares of Series C Convertible Preferred Stock.

(2) There are no outstanding warrants or options to purchase shares of Series E Convertible Preferred Stock.

(3) Includes shares beneficially owned by North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound International Fund Ltd.

(4) Mr. Smookler resigned as President, Chief Executive Officer and Director of the Company effective March 10, 2005.

(5) Mr. Carl's employment with the Company was terminated effective March 18, 2005. DESCRIPTION OF OUR CAPITAL STOCK

      This section describes the material terms of our capital stock. This section also summarizes relevant provisions of the Delaware General Corporation Law, which is referred to in this Proxy Statement at times simply as Delaware law.

AUTHORIZED CAPITAL STOCK

      We are currently authorized to issue a total of 37,000,000 shares of capital stock consisting of:

            o 35,000,000 shares of common stock, par value $0.0001 per share; and

            o 2,000,000 shares of preferred stock, par value $0.0001 per share.

      If the proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock (Proposal 3) is approved, we will be authorized to issue a total of 252,000,000 shares of capital stock consisting of:

            o 250,000,000 shares of common stock, par value $0.0001 per share; and

            o 2,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends, ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any shares of preferred stock that are outstanding at that time. Holders of common stock have no preemptive rights and no right to convert their common stock onto any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which the Board of Directors may designate and issue in the future without further stockholder approval. As of the record date, 12,455,102 shares of our common stock were issued and outstanding.

PREFERRED STOCK

      The Board of Directors is authorized to issue from time to time, without further stockholder approval, up to an aggregate of 2,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. We may issue shares of our preferred stock in ways which may delay, defer or prevent a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of our preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

      Series A Preferred Stock

      We have designated 500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, which are issuable under certain circumstances under our stockholder rights plan, which is described in more detail below. No shares of Series A Junior Participating Preferred Stock are currently issued or outstanding.

      Series B Preferred Stock

      We have designated 1,000,000 shares of our preferred stock as Series B Convertible Preferred Stock, of which approximately 108,406 shares were issued and outstanding as of the record date. The holders of our Series B Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

            o Voting. Except as required by the Delaware law, the holders of Series B Preferred Stock are not entitled to any voting rights.

            o Conversion. The Series B Preferred Stock has a stated value of $21.138 per share. Each share of Series B Preferred Stock is convertible into a number of shares of common stock equal to the stated value plus any accrued and unpaid dividends divided by an initial conversion price of $6.00. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. Pursuant to an agreement with us, the holders of our Series B Preferred Stock are obligated to convert their shares into shares of common stock as soon as reasonably practicable. However, no holder of Series B Preferred Stock will be required to convert its shares into shares of common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock.

            o Dividends. Holders of Series B Convertible Preferred Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors out of legally available funds. Holders of Series B Preferred Stock are also entitled to share pro-rata, on an as-converted basis, in any dividends or other distributions that may be declared by the Board of Directors with respect to the common stock. o Liquidation. If we liquidate, dissolve or wind up, the holders of Series B Preferred Stock are entitled to receive the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of our common stock. In addition, the holders of Series B Preferred Stock are entitled to share ratably together with the holders of common stock in all remaining assets after the satisfaction of all other liquidation preferences.

            o Redemption. The holders of Series B Preferred Stock have the right to require us to purchase all of their shares of Series B Preferred Stock upon the occurrence of certain events, such as the following:

            o We fail to remove any restrictive legend from certificates representing shares of our common stock that are issued to holders who convert their shares of Series B Preferred Stock;

            o We make an assignment for the benefit of creditors, or apply for or consents to the appointment of a receiver or trustee;

            o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against us and is not dismissed within 60 days;

            o We sell substantially all of our assets, merge or consolidate with any other entity or engage in a transaction that results in any person or entity acquiring more than 50% of our outstanding common stock on a fully diluted basis;

            o We fail to pay when due any payment with respect to any of our indebtedness in excess of $250,000;

            o We breach any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; and

            o We permit a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on our business, operations, properties or financial condition.

      Series C Preferred Stock

      We have designated 10,000 shares of our preferred stock as Series C Convertible Preferred Stock, of which approximately 6,066 shares were issued and outstanding as of the record date. The holders of Series C Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

            o Voting. The holders of Series C Preferred Stock are entitled to vote together with the holders of our common stock, as a single class, on all matters submitted to a vote of our stockholders. The holders of Series C Preferred Stock are entitled to a number of votes equal to the number of shares of common stock that would be issued upon conversion of their shares of Series C Preferred Stock.

            o Conversion. The Series C Preferred Stock has a stated value of $1,750 per share. Each share of Series C Preferred Stock is convertible into a number of shares of common stock equal to the stated value, plus any accrued and unpaid dividends, divided by a current conversion price of approximately $2.90. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The conversion price is also subject to adjustment in the event that we make a dilutive issuance of common stock or other securities that are convertible into or exercisable for common stock at an effective per share purchase price that is less than the conversion price of the Series C Preferred Stock that is in effect at the time of the dilutive issuance. The holders of Series C Convertible Stock may convert their shares into shares of common stock at any time. However, no holder of Series C Preferred Stock may convert its shares into shares of common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock.

            o Dividends. Holders of Series C Preferred Stock are entitled to receive, out of legally available funds, dividends at the rate of 6% per annum beginning on the first anniversary of the date of issuance and 8% per annum beginning on the second anniversary of the date of issuance. Dividends are payable semi-annually, either in cash or shares of our common stock.

            o Liquidation. If we liquidate, dissolve or wind up, the holders of Series C Preferred Stock are entitled to receive the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of our Series B Preferred Stock and common stock. In addition, the holders of our Series C Preferred Stock are entitled to share ratably together with the holders of Series B Preferred Stock and our common stock in all remaining assets after the satisfaction of all other liquidation preferences.

            o Redemption. The holders of Series C Preferred Stock have the right to require us to purchase all of their shares of Series C Preferred Stock upon the occurrence of certain events, such as the following:

            o We fail to remove any restrictive legend from certificates representing shares of our common stock that are issued to holders who convert their shares of Series C Preferred Stock;

            o We make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee;

            o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against us and is not dismissed within 60 days;

            o We sell substantially all of our assets, merge or consolidate with any other entity or engage in a transaction that results in any person or entity acquiring more than 50% of our outstanding common stock on a fully diluted basis;

            o We fail to pay when due any payment with respect to any of our indebtedness in excess of $250,000;

            o We breach any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; and

            o We permit a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on our business, operations, properties or financial condition.

            o Exchange Right. In the event that we issue any equity securities, the holders of our Series C Preferred Stock have the right to exchange their Series C Preferred Stock (and any common stock issued to them upon conversion of their Series C Preferred Stock) for a number of the newly issued equity securities with a purchase price equal to the aggregate face amount of their Series C Preferred Stock (including any Series C Preferred Stock that was previously converted into common stock).

      Series D Preferred Stock

      We had previously designated 2,000 shares of our preferred stock as Series D Preferred Stock, none of which were outstanding as of the record date. On June 16, 2005, we filed a Certificate of Elimination with the Delaware Secretary of State, with respect to our Series D Preferred Stock. Upon the filing of the Certificate of Elimination, all matters set forth in the Certificate of Designation of our Series D Preferred Stock were eliminated from our certificate of incorporation.

      Series E Preferred Stock

      We have designated 2,000 shares of our preferred stock as Series E Convertible Preferred Stock, of which 923.131 shares were issued and outstanding as of the record date. The holders of Series E Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

            o Voting. The holders of Series E Preferred Stock are entitled to vote together with the holders of our common stock, as a single class, on all matters submitted to a vote of our stockholders. The holders of Series E Preferred Stock are entitled to a number of votes equal to the number of shares of common stock that would be issued upon conversion of their shares of Series E Preferred Stock.

            o Conversion. The Series E Preferred Stock has a liquidation preference amount equal to $1,000 per share. Each share of Series E Preferred Stock is convertible into a number of shares of common stock equal to the liquidation preference amount divided by the conversion price of $0.50. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The holders of Series E Convertible Stock may convert their shares into shares of common stock at any time.

            o Dividends. Holders of Series E Preferred Stock are entitled to receive, out of legally available funds, dividends at the rate of 6% per annum beginning on the second anniversary of the date of issuance. Dividends are payable annually, either in cash or shares of our common stock.

            o Liquidation. If we liquidate, dissolve or wind up, the holders of Series E Preferred Stock are entitled to receive the liquidation preference amount ($1,000 per share) of their shares prior to any amounts being paid to the holders of our Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and common stock.

      Series F Preferred Stock

      We have designated 250 shares of our preferred stock as Series F Convertible Preferred Stock, all of which were issued and outstanding as of the record date. The holders of Series F Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

            o Voting. Except for the purpose of approving certain specified corporate actions and as otherwise required by the Delaware General Corporation Law, the holders of Series F Preferred Stock do not have any voting rights.

            o Conversion. The Series F Preferred Stock has a face amount equal to $10,000 per share. Each share of Series F Preferred Stock is convertible into a number of shares of common stock equal to the face amount divided by the conversion price of $0.50. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. We have the right to convert all outstanding shares of our Series F Preferred Stock into shares of our common stock, but only if the conversion would not cause the holder to beneficially own more than 9.99% of our outstanding common stock.

            o Dividends. Holders of Series F Preferred Stock are entitled to participate in all dividends declared on our common stock, based on the number of shares of common stock issuable upon conversion of their Series F Preferred Stock.

            o Liquidation. If we liquidate, dissolve or wind up, the holders of Series F Preferred Stock are not entitled to receive any preferential amounts prior to any amounts being paid to the holders of the other classes and series of our capital stock.

      Series G Preferred Stock

      We have designated 10,000 shares of our preferred stock as Series G Convertible Preferred Stock, of which 1,000 shares were issued and outstanding as of the record date. The holders of Series G Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

            o Voting. Except for the purpose of approving certain specified corporate actions and as otherwise required by the Delaware General Corporation Law, the holders of Series G Preferred Stock do not have any voting rights.

            o Conversion. The Series G Preferred Stock has a liquidation preference amount equal to $1,000 per share. Each share of Series G Preferred Stock is convertible into a number of shares of common stock equal to the liquidation preference amount divided by the conversion price of $0.50. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The holders of Series G Convertible Stock may convert their shares into shares of common stock at any time. However, no holder of Series G Preferred Stock may convert its shares into shares of common stock if the conversion would cause the holder to beneficially own more than 9.99% of our outstanding common stock.

            o Dividends. Holders of Series G Preferred Stock are entitled to participate in all dividends declared on our common stock, based on the number of shares of common stock issuable upon conversion of their Series G Preferred Stock.

            o Liquidation. If we liquidate, dissolve or wind up, the holders of Series G Preferred Stock are entitled to receive the liquidation preference amount ($1,000 per share) of their shares prior to any amounts being paid to the holders of our Series F Preferred Stock and common stock.

STOCKHOLDER RIGHTS PLAN

      We currently have in effect a stockholder rights plan, which is governed by the terms and conditions contained in the Amended and Restated Rights Agreement, dated as of January 24, 2001, between us and Fleet National Bank, as rights agent. In the event that we are acquired in a asset purchase or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of our common stock will have the right to receive that number of shares of common stock of the acquiring company which at the time of the transaction has a market value of two times the exercise price of the right. In the event that any person becomes the beneficial owner of 15% or more of the outstanding shares of our common stock, proper provision will be made so that each holder of our common stock, other than the acquiring person, will thereafter have the right to receive that number of shares of our common stock or preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

      The rights plan has certain anti-takeover effects. The rights plan will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights plan should not interfere with any asset purchase or other business combination approved by the board of directors because the rights granted to each holder of common stock may be redeemed by us prior to such asset purchase or other business combination.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION

      Provisions of Delaware law and our certificate of incorporation could make the acquisition of the Company and the removal of incumbent directors more difficult. These provisions are expected to discourage some coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate with us first. We believe that the benefits of protecting our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, the negotiation could result in an improvement of the offered terms.

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes an asset purchase, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's voting stock.

      Our certificate of incorporation also provides that the Board of Directors will be classified into three classes of directors, with the term of office of each class expiring in successive years. In any given year, only those directors of a particular class will have their terms of office expire, preventing the replacement or removal of a majority of the board in any single election. Furthermore, under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Our certificate of incorporation does not provide otherwise.

      These provisions may have the effect of delaying, deferring or preventing a change in control of the Company without further action by its stockholders.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

QUOTATION

      Our common stock is quoted on the OTC Bulletin Board under the symbol "PCMC."

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      In order for a stockholder proposal to be included in the Company's proxy statement for the 2006 Annual Meeting, the stockholder submitting the proposal and the subject matter of the proposal must satisfy the requirements set forth in SEC Rule 14a-8 and the proposal must be received by the Company at its principal executive offices prior to April 14, 2006. If the date of the 2006 Annual Meeting is changed by more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy statement for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 Annual Meeting. Stockholder proposals should be addressed to the Company at 1996 Lundy Avenue, San Jose, California 95131, Attention: Corporate Secretary.

                  INCORPORATION OF OTHER DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      Enclosed with this Proxy Statement is a copy of our amended Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on May 13, 2005. We incorporate by reference into this Proxy Statement the following portions of our Annual Report on Form 10-K:

            o Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations);

            o     Item 7A (Quantitative and Qualitative Disclosures About Market
                  Risk); and

            o     Item 8 (Financial Statements).

                                  OTHER MATTERS

      We do not know of any other matters that will be presented for consideration at our 2005 Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the recommendations of our Board of Directors. Discretionary authority to vote on such other matters will be granted by the execution of the enclosed proxy.

                                       By Order of the Board of Directors,

                                       /s/ Daniel W. Rumsey
                                       -----------------------------------------
                                       Daniel W. Rumsey
                                       Secretary

San Jose, California
July 13, 2005

                                   APPENDIX A

               PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

1. Proposed Amendments to First Paragraph of Article IV of the Certificate of Incorporation

                                   ARTICLE IV

            This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is TWO HUNDRED FIFTY TWO MILLION (252,000,000) shares. TWO HUNDRED FIFTY MILLION (250,000,000) shares shall be Common Stock, par value $.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.0001 per share. UPON THIS AMENDMENT OF THIS ARTICLE IV (THE "EFFECTIVE TIME"), (I) EACH SHARE OF SERIES C CONVERTIBLE PREFERRED STOCK OF THE CORPORATION ISSUED AND OUTSTANDING SHALL BE AUTOMATICALLY CONVERTED INTO SEVEN-EIGHTHS (7/8THS) OF A SHARE OF SERIES G CONVERTIBLE PREFERRED STOCK AND ONE THOUSAND SEVEN HUNDRED FIFTY (1,750) SHARES OF COMMON STOCK OF THE CORPORATION, WITHOUT ANY ACTION BY THE HOLDERS THEREOF.

      The bold and italicized text set forth above reflects the only proposed changes to the first paragraph of Article IV of our certificate of incorporation, as described in Proposals 3 and 4 of the attached Proxy Statement. The text is printed in bold and italics solely to illustrate the specific amendments proposed.

2. Proposed Amendment to First Paragraph of Article VI of the Certificate of Incorporation

                                   ARTICLE VI

            Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

      The deletion of the stricken text set forth above reflects the only proposed change to the first paragraph of Article VI of our certificate of incorporation, as described in Proposal 5 of the attached Proxy Statement. The stricken text is included here solely to illustrate the specific amendment proposed.

3.    Proposed Amendment to Article I of the Certificate of Incorporation

           The name of this Corporation is WAVE WIRELESS CORPORATION.

      The bold and italicized text set forth above reflects the only proposed change to Article I of our certificate of incorporation, as described in Proposal 6 of the attached Proxy Statement. The text is printed in bold and italics solely to illustrate the specific amendment proposed.

                                   APPENDIX B

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                                   P-COM, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

P-Com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD"), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.0001 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

1.    DESIGNATION AND AMOUNT

The designation of this series, which consists of Nine Thousand (9,000) shares of Preferred Stock, is the Series C Convertible Preferred Stock (the "SERIES C PREFERRED STOCK") and the face amount shall be One Thousand Seven Hundred Fifty Dollars ($1,750) per share (the "FACE AMOUNT").

2.    CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

      (a) "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

      (b) "CLOSING BID PRICE" means, for any security as of any date, the last bid price of such security on the OTC Electronic Bulletin Board (the "OTC") or the Bulletin Board Exchange (collectively with the OTC, the "BULLETIN BOARD") or other principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the closing sales price of such security on a national exchange or in the over-the-counter market on any other electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

      (c)   "CONVERSION DATE" means, for any Optional Conversion (as defined in
            Article IV.A below), the date specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

      (d) "CONVERSION PRICE" means $0.10, and shall be subject to adjustment as provided herein.

      (e) "DEFAULT CURE DATE" means, as applicable, (i) with respect to a Conversion Default described in clause (i) of Article VI.A, the date the Corporation effects the conversion of the full number of shares of Series C Preferred Stock, and (ii) with respect to a Conversion Default described in clause (ii) of Article VI.A, the date the Corporation issues freely tradable shares of Common Stock in satisfaction of all conversions of Series C Preferred Stock in accordance with Article IV.A, or (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series C Preferred Stock held by such holder pursuant to
            Article VI.A.

      (f) "ISSUANCE DATE" means the date of the closing under the Securities Purchase Agreement by and among the Corporation and the purchasers named therein (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Corporation issues, and such purchasers purchase, shares of Series C Preferred Stock upon the terms and conditions stated therein.

      (g) "PRICE ADJUSTMENT APPROVAL" means the approval of the Corporation's stockholders of the anti-dilution and other conversion/exercise price adjustments contained in the Series C Preferred Stock and the Warrants, as required by Article VII, Section 8 of the Corporation's Bylaws.

      (h) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial holders of Series C Preferred Stock.

      (i) "TRADING DAY" means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

      (j) "WARRANTS" means the warrants issued by the Corporation to the initial holders of Series C Preferred Stock pursuant to the Securities Purchase Agreement.

3.    DIVIDENDS

      (a) Commencing on the first anniversary of the Issuance Date, dividends shall be payable cumulatively out of funds legally available therefor, at the rate of six percent (6%) per annum, which rate shall automatically increase to eight percent (8%) per annum on the second anniversary of the Issuance Date, as to each outstanding share of Series C Preferred Stock on every successive June 30 and December 31 (each such date, a "DIVIDEND DATE" and each such payment, a "Dividend"). Payment of Dividends on each share of Series C Preferred Stock shall be made, at the option of the Corporation (subject to the limitations set forth below in Article IV.D), either
            (x) in cash or (y) if all of the Required Stock Dividend Conditions (as defined below) are satisfied, by the issuance of shares of Common Stock by the Corporation in an amount determined by dividing the amount of the Dividend that is payable on such share of Series C Preferred Stock by the average Closing Bid Price of the Common Stock for the ten (10) trading day period immediately preceding the applicable Dividend Date.

      B. The "REQUIRED STOCK DIVIDEND CONDITIONS" shall consist of the following:

            (i) a registration statement covering the shares of Common Stock to be issued as a Dividend shall have been filed by the Corporation and declared effective by the United States Securities and Exchange Commission, and such registration statement continues to be effective up through and including the Dividend Date;

            (ii) all shares of Common Stock to be issued as a Dividend are then
(a) authorized and reserved for issuance, (b) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for resale by the holders and
(c) listed or traded on the Bulletin Board, the Nasdaq National Market or any other national exchange;

            (iii) no Redemption Event (as defined in Article VII.A below) shall have occurred without having been cured; and

            (iv) all amounts, if any, then accrued or payable under this Certificate of Designation or the Registration Rights Agreement shall have been paid.

4.    CONVERSION

      (a) Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") each of its shares of Series C Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

            FACE AMOUNT + ACCRUED BUT UNPAID DIVIDENDS AS OF THE CONVERSION DATE
            --------------------------------------------------------------------
                                CONVERSION PRICE

      (b) Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention:
            Secretary) and (y) surrender or cause to be surrendered the original certificates representing the Series C Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

            (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the "DELIVERY PERIOD"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted and (y) a certificate representing the number of shares of Series C Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

            (ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series C Preferred Stock.

            (iii) No Fractional Shares. If any conversion of Series C Preferred
                  Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series C Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the ten day average Closing Bid Price at such time, and the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

            (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

      (c)   Mandatory Conversion by Corporation.

            (i) If, at any time after one hundred eighty (180) days from the effective date of the registration statement (the "REGISTRATION STATEMENT") required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, and subject to Article IV.D hereof, all of the Required Conditions (as defined below) are satisfied, then, at the option of the Corporation exercised by the delivery of written notice (a "MANDATORY CONVERSION NOTICE") to all holders of the shares of Series C Preferred Stock, the Company may require the holders of Series C Preferred Stock to convert all of the outstanding shares of Series C Preferred Stock into Common Stock pursuant to the applicable conversion procedures in Article IV.B.

            (ii)  The "REQUIRED CONDITIONS" shall consist of the following:

            (1) the Closing Bid Price of the Common Stock for the ten (10) consecutive trading days prior to delivery of the Mandatory Conversion Notice equals or exceeds $0.20 (as adjusted for stock splits, stock dividends or similar events);

            (2) the Registration Statement continues to be effective up through and including the date of the Mandatory Conversion contemplated by this Article IV.C (it being understood that the Corporation shall comply with its obligations under
                  Article 3 of the Registration Rights Agreement relating to the effectiveness of such registration statement);

            (3) all shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants are then
                  (a) authorized and reserved for issuance, (b) registered under the Securities Act, for resale by the holders and (c) listed or traded on the Bulletin Board, the Nasdaq National Market or any other national exchange;

            (4) no Redemption Event (as defined in Article VII.A below) shall have occurred without having been cured; and

            (5) all amounts, if any, then accrued or payable under this Certificate of Designation or the Registration Rights Agreement shall have been paid.

            (iii) In the event any holder of Series C Preferred Stock is unable to convert all of the outstanding Series C Preferred Stock that it holds due to the limitations set forth in Article IV. D hereof, such unconverted Series C Preferred Stock shall remain outstanding with all of the right and privileges set forth herein; provided, however, that such shares of Series C Preferred Stock shall cease to accrue any additional Dividends hereunder, effective as of the date of the mandatory conversion specified in the Mandatory Conversion Notice.

      (d) Limitations on Conversions. The conversion of shares of Series C Preferred Stock and the payment of Dividends in shares of Common Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

            (i)   [Reserved].

            (ii) Additional Restrictions on Conversion, Payment of Dividends in Shares of Common Stock or Transfer. In no event shall the Corporation issue Common Stock to any holder of Series C Preferred Stock as payment of any Dividend, and in no event shall a holder of shares of Series C Preferred Stock of the Corporation have the right to convert shares of Series C Preferred Stock into shares of Common Stock or to dispose of any shares of Series C Preferred Stock to the extent that such right to effect such conversion or disposition would result in the holder or any of its affiliates together beneficially owning more than 9.999% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this subparagraph may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock (considered separately as a single class without giving effect to Article XI hereof) and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change; provided, however, no such alteration, amendment, deletion or change shall be effective until the 61st day following the later of the vote of the holders of the Common Stock or the Majority Holders. In the event the Corporation is prohibited from issuing Common Stock to any holder of Series C Preferred Stock as payment of any Dividend, it shall pay such Dividend to such holder in cash.

5.    RESERVATION OF SHARES OF COMMON STOCK

Reserved Amount. The Company shall, at and after such time as the Company's stockholders have approved an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 69,000,000 to at least 6,000,000,000 shares (the "AMENDMENT"), but in no event later than ninety (90) days following the Issuance Date; provided, however, that in the event the SEC conducts a full review of the preliminary proxy statement filed in connection with the Company soliciting proxies to approve the Amendment, such period may be extended, if reasonably necessary, by an additional thirty (30) days (the "AMENDMENT DATE"), reserve such number of shares of its authorized but unissued shares of Common Stock to provide for the conversion of the Series C Preferred Stock that is equal to (i) the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock issued and outstanding on the Issuance Date, as adjusted to provide for any subsequent issuances after the Issuance Date but prior to the filing of the registration statement contemplated by the Registration Rights Agreement, multiplied by (ii) 125%, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series C Preferred Stock outstanding at the then current Conversion Price thereof (without giving effect to the limitations contained in Article IV.D). The Reserved Amount shall be allocated among the holders of Series C Preferred Stock as provided in
Article XIV.C. In the event the Company's stockholders shall not have approved the Amendment by the Amendment Date, then the Company shall pay to each holder of Series C Preferred Stock an amount equal to the product of (i) the number of shares of Series C Preferred Stock then held by such holder multiplied by the per share purchase price paid by such holder for its shares of Series C Preferred Stock, multiplied by (ii) two percent (2.0%) for each 30 day period (or portion thereof) after the Amendment Date and prior to the approval of the Amendment by the Company's stockholders.

      (a) Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than one hundred twenty-five percent (125%) of the number of shares of Common Stock issuable upon full conversion of the then outstanding shares of Series C Preferred Stock (without giving effect to the limitations contained in Article IV.D), the Corporation shall immediately notify the holders of Series C Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to increase the number of authorized shares of Common Stock) to increase the Reserved Amount to one hundred twenty-five percent (125%) of the number of shares of Common Stock then issuable upon full conversion of all of the outstanding Series C Preferred Stock at the then current Conversion Price (without giving effect to the limitations contained in Article IV.D). In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date, each holder of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice (as defined in Article VII.C) to the Corporation, to require the Corporation to redeem for cash, at an amount per share equal to the Redemption Amount (as defined in Article VII.B), a number of the holder's shares of Series C Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Reserved Amount is at least equal to one hundred twenty-five percent (125%) of the total number of shares of Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock. If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VII.C.

6.    FAILURE TO SATISFY CONVERSIONS

      (a) Conversion Defaults. If, at any time, (i) a holder of shares of Series C Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Cap Amount or Reserved Amount, for which failures the holders shall have the remedies set forth in Articles V and VI, respectively) to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion, such number of freely tradable shares of Common Stock to which such holder is entitled upon such conversion, or (ii) the Corporation provides written notice to any holder of Series C Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue freely tradable shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Cap Amount or Reserved Amount or Cap Amount) (each of (i) and (ii) being a "CONVERSION DEFAULT"), then the holder may elect, at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all or any portion of such holder's outstanding shares of Series C Preferred Stock redeemed by the Corporation for cash, at an amount per share equal to the Redemption Amount. If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VII.C.

      (b) Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series C Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VII.A(i) below) and
            (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the "SOLD SHARES") which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay such holder, in addition to any other remedies available to the holder, the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this
            Article VI.B. The Corporation shall make any payments required pursuant to this Article VI.B in accordance with and subject to the provisions of Article XIV.E.

7.    REDEMPTION DUE TO CERTAIN EVENTS

      (a) Redemption by Holder. In the event (each of the events described in clauses (i)-(vi) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

            (i) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series C Preferred Stock upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the holder;

            (ii) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

            (iii) the Corporation's stockholders do not (x) approve the
                  Amendment or (y) grant the Price Adjustment Approval, in each case no later than ninety (90) days after the Issuance Date; provided, however, that in the event the SEC conducts a full review of the preliminary proxy statement filed in connection with the Company soliciting proxies to approve the Amendment and the Price Adjustment Approval, such period may be extended, if reasonably necessary, by an additional thirty
                  (30) days.;

            (iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation;

            (v)   the Corporation shall:

            (1) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

            (2) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) provided that such merger, consolidation or business combination is required to be reported by the Corporation on a Current Report pursuant to Item 1 of Form 8-K, or any successor form;

            (3) engage in any transaction or a series of related transactions resulting in the sale or issuance by the Corporation or any of its stockholders of any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under
                  Section 13(d) of the Securities Exchange Act of 1934, as amended) would own or have the right to acquire greater than fifty percent (50%) of the outstanding shares of Common Stock (calculated on a fully-diluted basis).

            (4) either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $250,000 due to any third party, other than payments contested by the Corporation in good faith, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation; or

            (vi)  except with respect to matters covered by subparagraphs (i) -
                  (v) above, as to which such applicable subparagraphs shall apply, the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within ten business days after the Corporation has been notified thereof in writing by the holder; then, upon the occurrence of any such Redemption Event, each holder of shares of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series C Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i),
                  (ii), (iii), (v) and (vi) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series C Preferred Stock), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "REDEMPTION ANNOUNCEMENT") to all holders of Series C Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series C Preferred Stock covered thereby. The Corporation shall not redeem any shares of Series C Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series C Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series C Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

      (b) Definition of Redemption Amount. The "REDEMPTION AMOUNT" with respect to a share of Series C Preferred Stock means an amount equal to the greater of:

                  (i)         V            X   M
                           ----------
                             CP

      and         (ii)        V            X   R

where:

            "V" means the Face Amount thereof plus all accrued Dividends thereon through the date of payment of the Redemption Amount;

            "CP" means the Conversion Price in effect on the date on which the Corporation receives the Redemption Notice;

            "M" means (i) with respect to all redemptions other than redemptions pursuant to subparagraph (a) or (b) of Article VII.A(v) hereof, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with respect to redemptions pursuant to subparagraph (a) or (b) of
Article VII.A(v) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Corporation and the Majority Holders, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation; and

            "R" means 120%.

Notwithstanding the foregoing, with respect to a redemption of Series C Preferred Stock pursuant to subparagraph (c) of Article VII.A(v), the Redemption Amount with respect to such shares of Series C Preferred Stock shall be the Face Amount thereof plus all accrued Dividends thereon through the date of payment of the Redemption Amount.

      (c) Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series C Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series C Preferred Stock entitled to redemption shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder. In the event the Corporation is not able to redeem all of the shares of Series C Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series C Preferred Stock from each holder pro rata, based on the total number of shares of Series C Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series C Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

8.    RANK

All shares of the Series C Preferred Stock shall rank (i) prior to the Corporation's Common Stock, Series A Junior Participating Preferred Stock, Series B Convertible Preferred Stock and any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Majority Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series C Preferred Stock) (collectively with the Common Stock and the Series B Convertible Preferred Stock, the "JUNIOR SECURITIES"); (ii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series C Preferred Stock (the "PARI PASSU SECURITIES"); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock (collectively, the "SENIOR Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

9.    LIQUIDATION PREFERENCE

      (a) If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (only in the event a holder does not elect its rights with respect to such sale or transfer as set forth in Article X.B, if applicable) and the consolidation or merger of the Corporation with or into any other entity (only in the event a holder does not elect its rights with respect to such consolidation or merger as set forth in Article X.B, if applicable) (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series C Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of Senior Securities, if any, the holders of the Series C Preferred Stock and the holders of Pari Passu Securities, if any, shall be sufficient to permit the payment to such holders of the preferential amounts payable thereon, then after such payment shall be made in full to the holders of Senior Securities, if any, the holders of the Series C Preferred Stock and the holders of Pari Passu Securities, if any, the remaining assets and funds available for distribution shall be distributed to the holders of any Junior Securities entitled to a liquidation preference in payment of the aggregate liquidation preference of all such holders. After such payment shall be made in full to the holders of any Junior Securities entitled to a liquidation preference, the remaining assets and funds available for distribution shall be distributed ratably among the holders of shares of Series C Preferred Stock, the holders of any other class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution and the holders of the Common Stock, with the holders of shares of Preferred Stock deemed to hold the number of shares of Common Stock into which such shares of Preferred Stock are then convertible.

      (b) The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation.

      (c) The "LIQUIDATION PREFERENCE" with respect to a share of Series C Preferred Stock means an amount equal to the Face Amount thereof plus all accrued Dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Designation filed in respect thereof.

10.   ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

      (a) Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

      (b) Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitations contained in Article IV.D), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) shall be made with respect to the rights and interests of the holders of the Series C Preferred Stock to the end that the economic value of the shares of Series C Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof). The Corporation shall not effect any Corporate Change unless (i) each holder of Series C Preferred Stock has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, (ii) if required by Section 4(i) of the Securities Purchase Agreement, the consent of the Purchasers (as such term is defined in the Securities Purchase Agreement) shall have been obtained in accordance with such Section 4(i), and (iii) the resulting successor or acquiring entity (if not the Corporation), and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Corporate Change, assumes by written instrument (in form and substance reasonable satisfactory to the Majority Holders) the obligations of this Certificate of Designation (including, without limitation, the obligation to make payments of Dividends accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series C Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      (c) Distributions. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the holders of Series C Preferred Stock shall be entitled, upon any conversion of shares of Series C Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.D) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution. If the Distribution involves Convertible Securities or Purchase Rights (as such terms are defined in Paragraph D below) and the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the conversion of the Series C Preferred Stock, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder of Series C Preferred Stock receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.

      (d) Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the holders of Series C Preferred Stock shall be entitled to acquire, upon the terms applicable to such Convertible Securities or Purchase Rights, the aggregate number of Convertible Securities or Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without giving effect to the limitations contained in Article IV.D) immediately before the date on which a record is taken for the grant, issuance or sale of such Convertible Securities or Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Convertible Securities or Purchase Rights.

      (e)   Dilutive Issuances.

            (i) If, at any time after the Corporation obtains the Price Adjustment Approval, the Corporation issues or sells, or in accordance with subparagraph (ii) of this Article X.E is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted in accordance with the following formula:

            ACP=  C x  O+P/C
                       -----
                       CSDO

where:

ACP   = the adjusted Conversion Price;

      C = the Conversion Price on (a) for purposes any private offering of securities under Section 4(2) of the Securities Act, the date that the Corporation enters into legally binding definitive agreements for the issuance of such Common Stock and (b) for purposes of any other such issuance of Common Stock, the date of issuance thereof;

      O = the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;

      P = the aggregate consideration, calculated as set forth in Article X.E(ii) hereof, received by the Corporation upon such Dilutive Issuance; and

      CSDO = the total number of shares of Common Stock actually outstanding (after giving effect to the Dilutive Issuance, and not including shares of Common Stock held in the treasury of the Corporation), plus (a) in the case of any adjustment required by this Article X.E(i) due to the issuance of Purchase Rights, the maximum total number of shares of Common Stock issuable upon the exercise of the Purchase Rights for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Purchase Rights), and (y) in the case of any adjustment required by this Article X.E(i) due to the issuance of Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Article X.E(i) if such adjustment would result in an increase in the Conversion Price.

            (ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph
                  (i) of this Article X.E, the following will be applicable:

            (1) Issuance of Purchase Rights. If the Corporation issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(b) of this
                  Article X.E) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

            (2)   Issuance of Convertible Securities.

                  a. If the Corporation issues or sells any Convertible Securities, which Convertible Securities do not have a fluctuating conversion or exercise price or exchange ratio, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(b) of this Article X.E) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by
(B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                  b. If the Corporation issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" for purposes of the calculation contemplated by subparagraph (b)(ii)(1) of this
Article X.E shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the Conversion Price on the date of issuance or sale of such Variable Rate Convertible Security was seventy-five percent (75%) of the Conversion Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Conversion Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Article X.E with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the Conversion Price existing at the time of the adjustment required by this sentence.

                  c. Change in Option Price or Conversion Rate. If there is a change at any time in (A) the amount of additional consideration payable to the Corporation upon the exercise of any Purchase Rights; (B) the amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution and except when an adjustment is made pursuant to subparagraph (ii)(b)(2) of this Article X.E), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                  d. Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Corporation, purchase services from the Corporation or otherwise provide intangible consideration to the Corporation, the amount of the consideration other than cash received by the Corporation (including the net present value of the consideration expected by the Corporation for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be valued at the Closing Bid Price thereof as of the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, any holder of Series C Preferred Stock may elect to determine the amount of consideration deemed to be received by the Corporation therefor by deducting the fair value of any type of securities (the "DISREGARDED SECURITIES") issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Article X.E for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. For example, if the Corporation were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the Closing Bid Price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Corporation for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below the Conversion Price and, if so, for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the convertible notes. The Corporation shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Majority Holders do not agree to such fair market value calculation within three business days after receipt thereof from the Corporation, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

                  e. Issuances Pursuant to Existing Securities. If the Corporation issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not included in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Corporation issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights included in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement as a result of the issuance of the Series C Preferred Stock or Warrants and the number of shares that the Corporation issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration.

      (f) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price shall be made (i) upon the exercise of any Convertible Securities or Purchase Rights issued and outstanding on the Issuance Date that are set forth in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement in accordance with the terms of such Convertible Securities and Purchase Rights as of such date; (ii) upon the grant or exercise of any Common Stock, Convertible Securities or Purchase Rights to employees, officers or directors of, or consultants to, the Corporation which may hereafter be granted to or exercised by any employee, officer, director or consultant under any equity compensation or similar benefit plan of the Corporation now existing or to be implemented in the future, so long as such plan and the issuance of such Common Stock, Convertible Securities or Purchase Rights is approved in accordance with reasonable judgment by a majority of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon conversion of the Series C Preferred Stock or exercise of the Warrants or upon any adjustment to the conversion price of the Series C Preferred Stock or the exercise price of the Warrants, (iv) upon the issuance of securities in connection with strategic business partnerships or joint ventures, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital, (v) the issuance of securities pursuant to any equipment financing from a bank or similar financial or lending institution approved by the Board of Directors, or (vi) the issuance of any shares of Series C Preferred Stock or Warrants to additional purchasers in one or more additional closings consummated prior to the filing of the Registration Statement, as contemplated by Section 1(b) of the Securities Purchase Agreement (any such issuance in accordance with one of the foregoing clauses (i) through (vi), an "EXCLUDED ISSUANCE").

      (g) Other Action Affecting Conversion Price. If, at any time after the Issuance Date, the Corporation takes any action affecting the Common Stock that would be covered by Article X.A through E, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series C Preferred Stock, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Article X.G if such adjustment would result in an increase of the Conversion Price.

      (h) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article X amounting to a more than one percent (1%) change in such Conversion Price, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

11.   VOTING RIGHTS

Except as otherwise expressly provided elsewhere in this Certificate of Designation or as otherwise required by the Delaware General Corporation Law (the "DGCL"), (a) each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could then be converted (subject to the limitations set forth in Article IV.D) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (b) the holders of shares of Series C Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

The Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of Series C Preferred Stock, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

To the extent that under the DGCL the vote of the holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

12.   PROTECTION PROVISIONS

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Majority Holders:

      (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock, or increase the authorized number of shares of Series C Preferred Stock;

      (ii) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

      (iii) create or issue any Senior Securities or Pari Passu Securities;

      (iv) issue any shares of Series C Preferred Stock other than pursuant to the Securities Purchase Agreement;

      (v) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities;

      (vi)  increase the par value of the Common Stock;

      (vii) make any Dilutive Issuance; provided, however, that this Article XII(vii) shall be of no further force and effect from and after the effective date of the Price Adjustment Approval; provided further, that this Article XII(vii) shall not in any way limit the application of the other provisions of this Article XII;

      (viii) issue any debt securities that would have any preferences over the Series C Preferred Stock upon liquidation of the Corporation; or

      (ix) except for exclusive or non-exclusive licenses of intellectual property on arms' length bases, sell or otherwise transfer any independently-significant asset or intellectual property to any other person(s) or entity(ies) (including, without limitation, to any subsidiary(ies) of the Corporation).

Notwithstanding the foregoing, no change pursuant to this Article XII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series C Preferred Stock then outstanding.

13.   PARTICIPATION RIGHT; EXCHANGE RIGHT

      Subject to the terms and conditions specified in this Article XIII, the holders of Series C Preferred Stock shall have a right to participate with respect to the issuance or possible issuance of (i) equity or equity-linked securities, or (ii) debt which is convertible into equity or in which there is an equity component ("ADDITIONAL SECURITIES") on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

            (i) the Company shall deliver a notice (the "NOTICE") to the holders of Series C Preferred Stock stating (A) its bona fide intention to offer such Additional Securities, (B) the number of such Additional Securities to be offered, (C) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (D) the anticipated closing date of the sale of such Additional Securities;

            (ii) until the first anniversary of the Closing Date, by written notification received by the Company within five (5) trading days after giving of the Notice, any holder of Series C Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities that have a total purchase price equal to one half of the Face Amount of the Series C Preferred Stock held by such holder (including any shares of Series C Preferred Stock that have been converted into Common Stock). The Company shall promptly, in writing, inform each holder of Series C Preferred Stock that elects to purchase all of the Additional Shares available to it ("FULLY-EXERCISING HOLDER") of any other holder of Series C Preferred Stock's failure to do likewise. During the five (5) trading day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of Series C Preferred Stock were entitled to subscribe but that were not subscribed for by the holders of Series C Preferred Stock that is equal to the proportion that the Face Amount of the Series C Preferred Stock held by such Fully-Exercising Holder (including any shares of Series C Preferred Stock that have been converted into Common Stock) bears to the total Face Amount of the Series C Preferred Stock held by all holders of Series C Preferred Stock (including any shares of Series C Preferred Stock that have been converted into Common Stock);

            (iii) notwithstanding the provisions of Article XIII(ii), at any time after the Closing Date, by written notification received by the Company within five (5) trading days after giving of the Notice, any holder of Series C Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities that have a total purchase price equal to the Face Amount of the Series C Preferred Stock held by such holder (including any shares of Series C Preferred Stock that have been converted into Common Stock); provided, however, that any holder of Series C Preferred Stock who elects to purchase Additional Securities pursuant to this Article XIII(iii) shall be required to surrender to the Company Series C Preferred Stock (or Common Stock issued on the conversion of such Series C Preferred Stock) for which the Face Amount (plus all accrued but unpaid Dividends) equals the total purchase price of the Additional Securities to be acquired by such holder of Series C Preferred Stock, and the Company shall accept such Series C Preferred Stock (or Common Stock issued on the conversion of such Series C Preferred Stock) as payment in full for such Additional Securities. The provisions of this Article XIII(iii) shall be of no further force or effect upon the consummation of any transaction (other than those transactions contemplated by the Securities Purchase Agreement entered into as of the Issuance Date by and among the Company and the initial holders of the Series C Preferred Stock) resulting in the issuance of the Company's Common Stock in connection with a bona fide offering at an offering price per share (prior to any underwriter's commissions and discounts) of not less than $0.12 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total net proceeds to the Company of at least $5,000,000;

            (iv) if all Additional Securities which the holders of Series C Preferred Stock are entitled to obtain pursuant to Article XIII(ii) or Article XIII(iii) are not elected to be obtained as provided in subsection Article XIII(ii) or Article XIII(iii) hereof, the Company may, during the 75-day period following the expiration of the period provided in subsection
                  Article XIII(ii) or Article XIII(iii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of Series C Preferred Stock in accordance herewith;

            (v) the participation right in this Article XIII shall not be applicable to (A) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved in good faith by the Board of Directors, (B) the issuance of Common Stock in connection with a bona fide underwritten public offering at an offering price per share (prior to underwriter's commissions and discounts) of not less than 200% of the Conversion Price (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total proceeds to the Company of at least $25,000,000, (C) the issuance or sale of the Series C Preferred Stock, (D) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures approved by the Board of Directors and the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital or (E) any issuance of securities as to which the Majority Holders shall have executed a written waiver of the rights contained in this
                  Article XIII; and

            (vi) the participation right set forth in this Article XIII may not be assigned or transferred, except that such right is assignable by each holder of Series C Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder of Series C Preferred Stock.

14.   MISCELLANEOUS

      (a) Cancellation of Series C Preferred Stock. If any shares of Series C Preferred Stock are converted pursuant to Article IV or redeemed or repurchased by the Corporation, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series C Preferred Stock.

      (b) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series C Preferred Stock.

      (c) Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series C Preferred Stock shall be allocated to the remaining holders of shares of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holders.

      (d) Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter for so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence that prohibits the Corporation from issuing Common Stock upon any conversion. The report shall also specify (i) the total number of shares of Series C Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series C Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series C Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series C Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation (or its transfer agent) shall use its best efforts to deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, as promptly as practicable following delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

      (e) Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as payment of any Dividend, upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder's claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

      (f) Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series C Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In situations where Article VI.B is applicable, the number of shares of Common Stock referred to in clauses (i) and (ii) of the immediately preceding sentence shall be determined on the date on which such shares of Common Stock are delivered to the holder. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such six business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation's failure to convert Series C Preferred Stock.

      (g) Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      (h) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series C Preferred Stock shall be required.

      (i) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to P-Com, Inc., 3175 Winchester Blvd., Campbell, CA 95008, Telephone: (408) 866-3666, Facsimile: (408) 874-4461,
            Attention: Chief Executive Officer, and (ii) if to any holder to the address set forth under such holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 24th day of September, 2003.

                                       P-COM, INC.

                                       By: /s/ Daniel W. Rumsey
                                           -------------------------------------
                                           Name:  Daniel W. Rumsey
                                           Title: Chief Restructuring Officer

                                   APPENDIX C

        CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
                                     OF THE
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                                   P-COM, INC.

      The undersigned officer of P-Com, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of preferred stock designated as "Series G Convertible Preferred Stock" was duly adopted on May 31, 2005:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by Article IV of the Company's Certificate of Incorporation (the "Certificate of Incorporation"), there hereby is created out of the authorized shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), of the Company, a series of Preferred Stock designated as "Series G Convertible Preferred Stock," consisting of Ten Thousand (10,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

15. Designation and Rank. Such series of Preferred Stock shall be designated as "Series G Convertible Preferred Stock" (the "Series G Preferred Stock"). The maximum number of shares of Series G Preferred Stock shall be Ten Thousand (10,000) shares. Upon the liquidation, dissolution or winding up of the affairs of the Company, the Series G Preferred Stock shall rank
      (a) prior to the Company's common stock, par value $.0001 per share (the "Common Stock"), Series A Junior Participating Preferred Stock, Series F Convertible Preferred Stock and all other classes and series of the Company's capital stock hereafter created that, by their terms, rank junior to the Series G Preferred Stock (the "Junior Stock"); (b) pari passu with all classes and series of the Company's capital stock hereafter created that, by their terms, rank on parity with the Series G Preferred Stock (the "Pari Passu Stock"); and (c) junior to the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and all other classes and series of the Company's capital stock hereafter created that, by their terms, rank senior to the Series G Preferred Stock (the "Senior Stock"). The Series G Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

16. Dividends. Whenever the Board of Directors declares a dividend on the Common Stock each holder of record of a share of Series G Preferred Stock, or any fraction of a share of Series G Preferred Stock, on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the "Record Date") shall be entitled to receive, out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series G Preferred Stock could be converted on the Record Date.

17.   Voting Rights

      (a) Class Voting Rights. The Series G Preferred Stock shall have the following class voting rights. So long as any shares of the Series G Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series G Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series G Preferred Stock so as to adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock; or (ii) effect any distribution with respect to Junior Stock except that the Company may effect a distribution on the Common stock if the Company makes a like kind distribution on each share, or fraction of a share, of Series G Preferred Stock in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of Series G Preferred Stock can be converted at the time of such distribution.

      (b) General Voting Rights. Except with respect to transactions upon which the Series G Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by the Delaware General Corporation Law, the Series G Preferred Stock shall have no voting rights. The Common Stock into which the Series G Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

18.   Liquidation Preference

      (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and after payment or provision for payment of all amounts due to the holders of any Senior Stock, the holders of shares of the Series G Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share (the "Liquidation Preference Amount") of the Series G Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are sufficient to pay in part, but are not sufficient to pay in full, the Liquidation Preference Amount payable to the holders of outstanding shares of the Series G Preferred Stock and any Pari Passu Stock, then all of said assets available to pay a part of the Liquidation Preference Amount to the holders of the outstanding shares of Series G Preferred Stock and any Pari Passu Stock will be distributed among the holders of the Series G Preferred Stock and the holders of any Pari Passu Stock, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Liquidation Preference Amount to be paid with respect to any fractional share of Series G Preferred Stock shall be equal to the Liquidation Preference Amount multiplied by such fraction. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series G Preferred Stock), or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series G Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series G Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

      (b) A consolidation or merger of the Company with or into any other corporation or corporations or any other entity, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. The Company shall not, without the consent of three-fourths (3/4) of the then outstanding Series G Preferred Stock, merge or consolidate with or into another corporation, unless the securities of such other corporation issued in exchange for the Series G Preferred Stock have substantially the same relative rights, preferences and privileges as the Series G Preferred Stock provided for herein.

      (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series G Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

19. Conversion. The holders of Series G Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

      (a) Right to Convert. At any time on or after the date on which shares of Series G Preferred Stock are first issued (the "Issuance Date"), the holder of shares of Series G Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series G Preferred Stock held by such holder into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the Liquidation Preference Amount of the shares of Series G Preferred Stock being converted by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. The Company shall keep written records of the conversion of the shares of Series G Preferred Stock converted by each holder. A holder shall be required to deliver the original certificates representing the shares of Series G Preferred Stock upon any conversion of the Series G Preferred Stock as provided in Section 5(b) below.

      (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series G Preferred Stock shall be conducted in the following manner:

            (i) Holder's Delivery Requirements. To convert Series G Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) with respect to the conversion of shares of Series G Preferred Stock held by any holder, such holder shall surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date, but in no event later than six (6) business days after such date, the original certificates representing the shares of Series G Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

            (ii) Company's Response. Upon receipt by the Company of a Conversion Notice (or a facsimile copy thereof), the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the holder that sent such Conversion Notice (the "Converting Holder") and the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of the Converting Holder's Preferred Stock Certificates, (x) issue and deliver to the Depository Trust Company ("DTC") account on the Converting Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the Converting Holder or its designee, for the number of shares of Common Stock to which the Converting Holder shall be entitled, and (y) if the Preferred Stock Certificates so surrendered represent more shares of Series G Preferred Stock than those being converted, issue and deliver to the Converting Holder a new certificate for such number of shares of Series G Preferred Stock represented by the surrendered certificate that are not converted.

            (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions under this Certificate of Designation shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

            (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series G Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

      (c)   Mandatory Conversion

            (i) Upon the Company's written request a holder of Series G Preferred Stock shall advise the Company in writing the number of shares of Common Stock that are beneficially owned by such holder, not counting shares of Common Stock issuable upon conversion of any Series G Preferred Stock held by such holder. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If the shares of Common Stock beneficially owned by such holder (excluding shares of Common Stock issuable upon conversion of the Series G Preferred Stock) amount to less than 9.99% of the shares of Common Stock outstanding at such time, the Company may, at its option, compel such holder, by written notice to such holder (the "Mandatory Conversion Notice"), to convert such portion of the Series G Preferred Stock owned by such holder into shares of Common Stock such that the total number of shares of Common Stock beneficially owned by such holder after such conversion shall equal up to 9.99%, but not more, of the shares of Common Stock outstanding after such conversion.

            (ii) As used herein, a "Mandatory Conversion Date" shall be the date when the Mandatory Conversion Notice shall be deemed delivered pursuant to Section 5(i). The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

            (iii) Each share of Series G Preferred Stock outstanding on the
                  Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (x) the Liquidation Preference Amount of the shares of Series G Preferred Stock outstanding on the Mandatory Conversion Date by (y) the Conversion Price in effect on the Mandatory Conversion Date; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series G Preferred Stock unless the Preferred Stock Certificates representing such shares of Series G Preferred Stock are either delivered to the Company or the holder notifies the Company that such Preferred Stock Certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of any mandatory conversion of the Series G Preferred Stock pursuant to this Section 5(c), each affected holder of Series G Preferred Stock shall surrender the Preferred Stock Certificates representing the Series G Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to such holder within three (3) business days of such holder's delivery of the applicable Preferred Stock Certificates. If the Preferred Stock Certificates so surrendered represent more shares of Series G Preferred Stock than those being converted, the Company shall issue to such holder a new certificate for such number of Series G Preferred Stock represented by the surrendered certificates which were not converted.

      (d) Conversion Price. The term "Conversion Price" shall mean $.50, subject to adjustment pursuant to Section 5(e) hereof.

      (e)   Adjustments of Conversion Price

            (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

            (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each such event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (iii) Adjustment for Other Dividends and Distributions. If the
                  Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, an appropriate adjustment to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series G Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series G Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series G Preferred Stock.

            (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series G Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each such event, an appropriate adjustment to the Conversion Price shall be made and provisions shall be made so that the holder of each share of Series G Preferred Stock shall have the right thereafter to convert such share of Series G Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series G Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

            (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in
                  Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate adjustment to the Conversion Price shall be made and provision shall be made so that the holder of each share of Series G Preferred Stock shall have the right thereafter to convert such share of Series G Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series G Preferred Stock after the Organic Change to the end that the provisions of this
                  Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series G Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

            (vi) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or other securities convertible into Common Stock ("Convertible Securities"), then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

      (f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
            Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series G Preferred Stock as provided herein, the Company shall not refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series G Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 130% of the Liquidation Preference Amount of the Series G Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

      (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series G Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of Series G Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series G Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

      (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series G Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following (x) being mailed by certified or registered mail, postage prepaid, return-receipt requested, or (y) delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series G Preferred Stock at least twenty
            (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series G Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

      (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series G Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

      (k) Reservation of Common Stock. The Company shall, so long as any shares of Series G Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series G Preferred Stock then outstanding.

      (l) Retirement of Series G Preferred Stock. Conversion of Series G Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date. The Company shall keep written records of the conversion of the shares of Series G Preferred Stock converted by each holder. A holder shall be required to deliver the original certificates representing the shares of Series G Preferred Stock upon any conversion of the Series G Preferred Stock represented by such certificates.

      (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series G Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

20. No Preemptive or Redemption Rights. Except as provided in Section 5 hereof no holder of the Series G Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in its absolute discretion may deem advisable. Except as provided in Section 5 neither the Company nor the holder of any Series G Preferred Stock shall have the right to require the Company to redeem any shares of Series G Preferred Stock.

21. Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 hereof, at no time may a holder of shares of Series G Preferred Stock convert any shares of the Series G Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock beneficially owned by such holder at such time, 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series G Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder desires to waive the application of this Section 7 with regard to any or all shares of Common Stock issuable upon conversion of the Series G Preferred Stock held by such holder, this Section 7 shall be of no further force or effect with regard to those shares of Series G Preferred Stock referenced in the Waiver Notice.

22.   Inability to Fully Convert

      (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available for issuance or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, from issuing all of the Common Stock which is to be issued to a holder of Series G Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and, with respect to the unconverted Series G Preferred Stock (the "Unconverted Preferred Stock"), the holder, solely at such holder's option, may elect, at any time after receipt of notice from the Company that there is Unconverted Preferred Stock, to void the holder's Conversion Notice as to the number of shares of Common Stock the Company is unable to issue (the "Unissued Shares of Common Stock") and retain or have returned, as the case may be, the certificates for the shares of the Unconverted Preferred Stock.

      (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series G Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice and (ii) the number of shares of Series G Preferred Stock which cannot be converted.

      (c) Pro-Rata Conversion. In the event the Company within a period of ten days receives Conversion Notices from more than one holder of Series G Preferred Stock and the Company can convert some, but not all, of the Series G Preferred Stock required to be converted as a result of such Conversion Notices, the Company shall convert from each holder of Series G Preferred Stock electing to have Series G Preferred Stock converted within such ten day period, an amount equal to the number of shares of Series G Preferred Stock such holder elected to have converted in such ten day period multiplied by a fraction, the numerator of which shall be the number of shares of Series G Preferred Stock such holder elected to have converted in such ten day period and the denominator of which shall be the total number of shares of Series G Preferred Stock all holders elected to have converted in such ten day period. The Company shall not convert any Series G Preferred Stock pursuant to a Mandatory Conversion Notice until it shall have converted all Series G Preferred Stock pursuant to any Conversion Notice.

23. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series G Preferred Stock, shall be required to approve any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Preferred Stock.

24. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series G Preferred Stock, and, in the case of loss, theft or destruction, of an indemnity satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

25. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series G Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series G Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

26. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial holders of the Series G Preferred Stock and shall not be construed against any person as the drafter hereof.

27. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series G Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

28. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series G Preferred Stock granted hereunder may be waived as to all shares of Series G Preferred Stock (and the holders thereof) upon the written consent of the holders of three-fourths (3/4ths) of the shares of Series G Preferred Stock then outstanding, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series G Preferred Stock shall be required.

      IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 31st day of May, 2005.

                                       P-COM, INC.

                                       By: /s/ Daniel W. Rumsey
                                           -------------------------------------
                                           Name:  Daniel W. Rumsey
                                           Title: Chief Restructuring Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K/A

                                   (Mark One)

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

OR |_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______ TO _______

                         Commission File Number: 0-25356

                                   P-COM, INC.

             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                   77-0289371
--------------------------------          ------------------------------------
(State or Other Jurisdiction of           (IRS Employer Identification Number)
 Incorporation or Organization)

            3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA 95008
                                 (408) 866-3666
          (Address and Telephone Number of Principal Executive Offices)

           Securities registered pursuant to Section 12(b)of the Act:

           Securities Registered Pursuant to Section 12(g) of the Act:
                         COMMON STOCK, $0.003 PAR VALUE
                         PREFERRED STOCK PURCHASE RIGHTS

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. YES [ ] NO [X]

Indicate by check mark whether the registrant is an accelerated filer as defined in the Exchange Act Rule 12b-2. YES [ ] NO [X]

The aggregate market value of the voting stock held by non-affiliates of the Registrant as of June 30, 2004 was approximately $11.2 million.

On March 21, 2005, approximately 11,844,748 shares of the Registrant's Common Stock, $0.003 par value, were outstanding.

The following information contains forward-looking statements, which involve risks and uncertainties. Forward-looking statements are characterized by words such as "plan," "expect," "believe," "intend," "would", "will" and similar words. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Risk Factors Affecting the Company," and elsewhere in this Annual Report on Form 10-K.

                                     PART I

EXPANATORY NOTE - This amendment on Form 10-K/A is being filed by P-Com, Inc. ("we" or "us") as an amendment to our Annual Report on Form 10-K for the period ended December 31, 2004 solely to correct Exhibits 31.1, 31.2, 32.1 and 32.2 and does not reflect any events occurring after the date of filing of the original Form 10-K or otherwise modify or update any information contained therein.

ITEM 1. BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

P-Com, Inc. was organized on August 23, 1991 as a Delaware Corporation. Our executive offices are located at 3175 S. Winchester Boulevard, Campbell, California 95008, and our telephone number is (408) 866-3666.

Since early 2000, we have experienced reduced revenues, incurred substantial operating losses from continuing operations and used substantial cash in our operations. For the years ended December 31, 2004, 2003, and 2002, P-Com recorded net losses from continuing operations of ($3.3) million, ($10.7) million, and ($44.9) million, respectively, and used ($9.1) million, ($5.9) million, and ($14.5) million cash, respectively, in its operating activities. The decline in our business is principally the result of a prolonged downturn in the telecommunications industry that we believe is related to reduced capital spending by large carriers and network integrators of telecommunications systems, and substantial competition from other telecommunications product suppliers. In addition, we have experienced reduced demand for many of our product lines as new products are introduced by our competitors at lower average selling prices.

As a result of our ongoing need to reduce operating costs, and provide working capital to fund our operating losses, we have continued our restructuring initiatives, and raised debt and equity capital, during the year ended December 31, 2004, as follows:

o On June 15, 2004, we restructured our Italian operations conducted by P-Com Italia, S.p.A. Under the restructuring plan, P-Com Italia will continue to focus on research and development, and the manufacturing of specific component parts, while outsourcing certain repair operations to NORT S.r.L, an Italian third-party contract manufacturer staffed by former employees of P-Com Italia. The restructuring involved the sale of P-Com Italia's 36,000 square foot facility in Tortona, Italy and a reduction in workforce of approximately ten employees who were rehired by NORT. We received approximately $732,000 from the sale of the facility, and our operating expenses are expected to decrease by approximately $500,000 annually as a result of this strategy.

o On July 19, 2004, we effected a 1-for-30 reverse split of our common stock. At the effective time of the reverse stock split, each 30 shares of our issued and outstanding common stock were combined into one share of P-Com common stock.

o For a period of 15 days ending June 25, 2004, we temporarily lowered the exercise price of our issued and outstanding Series A, B, and C-2 warrants to $1.50 per share (the "Special Warrant Offer"). The exercise prices of the Series A, B and C-2 warrants prior to the Special Warrant Offer, and following its conclusion, are $3.60, $6.00, and $5.40, respectively. In order to exercise the Series C-2 warrants at the reduced exercise price of $1.50 per share, the holders of these warrants were required to exercise the same number of Series C-1 warrants via a cashless exercise provision whereby the holder received one share of P-Com common stock for every two Series C-1 warrants exercised. The participating holders of the Series A and B warrants were allowed to exercise up to one-half of their warrants at the reduced exercise price of $1.50 per share if they also exercised the remaining half of their warrants via a cashless exercise provision whereby the holder received one share of P-Com common stock for every two warrants exercised (the "Special Warrant Offer"). In connection with the Special Warrant Offer, we raised working capital of approximately $2.6 million.

o On September 17, 2004, we renewed our credit facility (the "Credit Facility") with Silicon Valley Bank (the "Bank") through September 17, 2005. The Credit Facility consists of a Loan and Security Agreement for a $1.0 million borrowing line based on domestic receivables, and a Loan and Security Agreement under the Export-Import ("EXIM") program for a $3.0 million borrowing line based on export related inventories and receivables. The Credit Facility provides for cash advances equal to 75% of eligible accounts receivable balances for both the EXIM program and domestic lines, and up to $750,000 for eligible inventories (limited to 25% of eligible EXIM accounts receivable), under the EXIM program. Advances under the Credit Facility bear interest at the Bank's prime rate plus 3.5% per annum. The Credit Facility is secured by all of our receivables, deposit accounts, general intangibles, investment properties, inventories, cash, property, plant and equipment. We also issued a $4.0 million secured promissory note underlying the Credit Facility to the Bank. No amounts were outstanding under the Credit Facility as of December 31, 2004.

o On November 3, 2004, we entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with a purchaser ("Purchaser") whereby the Purchaser agreed to purchase debentures in the aggregate principal amount of up to $5,000,000 (the "Notes") (the "Debenture Financing"). In addition, the Company agreed to issue warrants to purchase in the aggregate up to 800,000 shares of the Company's common stock. The warrants have an initial exercise price of $1.50 and a term of five years. The Purchase Agreement provided that the Notes and warrants be issued in two closings. The first closing took place on November 26, 2004 and consisted of $3,300,000 principal amount of Notes. The Purchase Agreement originally contemplated that the second closing would take place no later than December 30, 2004. While no assurances can be given, the parties are currently negotiating the conditions necessary to obtain the additional $1,700,000 under the Purchase Agreement, in light of our deteriorating financial condition and results from operations.

o On November 30, 2004, Agilent Financial Services ("Agilent") entered into an agreement with us to restructure the $1,725,000 due Agilent on December 31, 2004. Under the terms of the agreement, we paid Agilent an initial payment of $250,000 on December 1, 2004; and are required to pay monthly payments of $92,187 for sixteen months, from January 1, 2005, up to and including April 1, 2006. In addition, we issued Agilent a warrant to purchase 178,571 shares of our common stock. The warrant has an initial exercise price of $0.56 and a term of five years.

Because the restructuring initiatives effected in 2004 are inadequate to return P-Com to profitability given the current level of sales, we are actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs. The plan is anticipated to include the divestiture of certain unprofitable product lines, which may include certain of our licensed wireless products. We will, however, continue the sale of refurbished licensed products in connection with our repair and maintenance business. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

FINANCIAL INFORMATION ABOUT PRODUCTS AND GEOGRAPHIC SEGMENTS

INFORMATION ABOUT OUR PRODUCTS

Our products consist of microwave radios for point - to - point, spread spectrum, and point - to - multipoint networks. The contribution of each product line to total sales was as follows:



                                                 YEAR ENDED DECEMBER 31,
PRODUCT LINE                                2004          2003           2002
------------------------------------------------------------------------------
Point - to - Point                           79%           79%            71%
Spread  Spectrum                             21%           19%            21%
Point - to - Multipoint                      --             2%             8%
                                         --------       -------       ---------
                  Total                     100%          100%           100%
                                         --------       -------       ---------



INFORMATION ABOUT OUR GEOGRAPHIC SEGMENTS

Because our products integrate into our customers' network configurations, we follow a geographic approach to management of our segment information, rather than a product approach. Information about our Geographic Segments can be found in Note 9 to the Consolidated Financial Statements included in this Annual Report.

Our sales by geographic segment for each year ended December 31, 2004 are as follows (in thousands):



Sales                                      2004      2004       2003       2002
--------------------------------------------------------------------------------
North America .....................         11%    $ 2,579    $ 3,042    $ 2,949
United Kingdom ....................         23%      5,583      6,349      5,894
Continental Europe ................         21%      5,178      3,693      4,487
Asia ..............................         14%      3,386      5,831     15,018
Other Geographic Regions ..........         31%      7,449      1,926      1,338
                                         -------   -------    -------    -------
                                           100%    $24,175    $20,841    $29,686
                                         =======   =======    =======    =======



NARRATIVE DESCRIPTION OF OUR BUSINESS

We currently develop, manufacture and market microwave radios for point - to - point, spread spectrum and point - to - multipoint applications for telecommunications networks worldwide. Cellular and personal communications service providers employ our point-to-point systems to transmit data between remote tower sites and switching centers. Network service providers and Internet service providers are able, through the deployment of our equipment and systems, to respond to the demands for high-speed wireless access services, such as Internet access associated with business-to-business and e-commerce business processes. Through deployment of our systems, network providers can quickly and efficiently establish integrated Internet, data, voice and video communications for their customers, then expand and grow those services as demand increases.

INDUSTRY BACKGROUND

During the 1990s, the demand for additional multimedia infrastructure, due in particular to Internet usage growth, fueled network expansion using both wireline and wireless protocols. Speed, reliability and economies of scale are the key elements inherent in commercially successful networked systems. Broadband wireless access was found to supply an efficient and particularly economical means to meet this growing demand for information transfer. Wireless networks are constructed using microwave radios and other equipment to connect cell sites, wireline and other fixed asset systems. Our broadband wireless products are targeted to add value to the integrated service providers and wireless telephone operators globally. Our products are designed to be frequency specific by country, if required.

The broadband wireless market developed into two commercially recognized architectures for voice and data transmission: point - to - point and point - to
- multipoint. We have developed and sold equipment in commercial quantities for both formats. We do not provide products for wireline sub-sectors of the telecommunications market, including wireline systems and cable systems. Since 2000, system build-out has suffered a significant slowdown in the United States, Latin America, and European telecommunications markets. Demand for wireless broadband products remains deeply depressed relative to the sales levels experienced prior to 2000. We cannot ensure the proliferation of our products or guarantee a given market share of the global telecommunications equipment market in future years. Additionally, there are competing technologies that service the telecommunication sector's hardware demands.

BROADBAND WIRELESS IMPLEMENTATION

Global deregulation of telecommunications markets and the related allocation of radio frequencies for broadband wireless access transmission has spurred competition to supply wireless-based systems as a cost-effective alternative to traditional wireline service delivery systems. Broadband wireless systems are competitive due to the relatively short set-up and deployment time, high return on capital investment, and ability to connect customers quickly once the transmission hardware and software infrastructure are in place. Moreover, network operators can mitigate the risk of "stranded capital costs" inherent in wireline hardware. Such systems do not scale as well as the wireless alternatives as users' needs expand or change over time.

End users who need to transport information from one location to another have a choice of wired or wireless solutions. Wired solutions typically take the form of lines that are leased from telephone companies. The associated lease payments tend to be less attractive than the cost of ownership of a wireless digital microwave system. Wireless transmission of voice, data and video traffic has become a desirable alternative to wired solutions due to its advantages in cost, speed of deployment, reliability, range, and ease of installation, especially in developing countries. Incumbent telephone companies also are historically slow to deploy leased lines, especially when the user is a cellular operator who essentially competes directly with them. Wireless digital microwave radios, on the other hand, can be deployed immediately upon receiving location rights. P-Com believes, particularly in a time of stringent capital asset rationalization, the wireless choice will be the preferred choice because it is both economical and effective.

GLOBAL PRIVATIZATION AND DEREGULATION: STIMULI TO BROADBAND WIRELESS ACCESS
GROWTH

In many parts of the world, telecommunications services are inadequate, unreliable or non-existent due to the lack of existing infrastructure. Additionally, many such countries have privatized the state-owned telecommunications monopoly and have opened their markets to competitive network service providers. We believe competitive service providers in such markets often find deployment of wireless broadband the quickest, most economical and scalable means of providing reliable, modern telecommunications services.

NETWORK ARCHITECTURE BOTTLENECKS

Fiber optic networks have received much attention because of the speed and quality associated with the technology. Increasingly, network service providers are constructing fiber optic interoffice backbones to meet the significant demand created by Internet and data, video conferencing, and voice services. To satisfy the growing user demand for high-speed access, the fiber optic channels would (if not supplemented by other systems) have to extend all the way into the buildings in which the users reside. The fiber optic channel usually ends short of the building, at the beginning of the "last mile." Thus, users are often forced to use slower dial-up modem connections and ISDN (Integrated Services Digital Network) services, or ADSL (Asymmetrical Digital Subscriber Line) service, with its inherent distance limitations. This local access "bottleneck" denies users the real benefits afforded by fiber optic backbones because the highest speed that users can experience is limited by the local access portion of their end-to-end connection. To overcome such limitations in a quick and efficient manner, we believe a broadband wireless solution is attractive to incumbent and competitive carriers alike because the local access speed restrictions are eliminated with broadband wireless equipment.

THE P-COM STRATEGY

Our current strategy is to be a leading worldwide supplier of high-performance point - to - point licensed band and spread spectrum point - to - point and point - to - multipoint license - exempt band wireless access equipment. To accomplish this objective, we intend to:

o Focus on point - to - point licensed and spread spectrum point -to - point and point-to-multipoint microwave markets. We design products specifically for the millimeter wave (licensed band) and spread spectrum (unlicensed band) microwave frequency bands. We have designed its core architecture to optimize the systems for operation at millimeter and microwave frequencies.

o Continue expansion of our identified global market opportunities. We have met the standards established by the European Telecommunications Standards Institute ("ETSI") and achieved regulatory approval for P-Com systems in Argentina, Australia, Austria, Brazil, Canada, China, the Czech Republic, Latvia, France, Germany, Greece, Hungary, Italy, Japan, Jordan, Mexico, Saudi Arabia, Spain, and the United Kingdom, as well as the United States. We continue to seek approval in other countries as the markets develop and the need arises. We maintain international sales and/or support offices in Italy, Brazil, China, Singapore and the United Kingdom. In addition, we have formed a joint venture with Nanjing Putian, one of China's largest manufacturers and suppliers of telecom equipment, to market our licensed and unlicensed products to large mobile carriers and corporate customers in China.

o Build and sustain manufacturing cost advantage. We design our system architecture to reduce the number of components incorporated into each system, thereby allowing for the use of common components and "building blocks" across the range of our products. This approach reduces our manufacturing costs enabling us to take advantage of volume purchases and a standardized manufacturing process.

o Outsource manufacturing to reduce costs. Beginning in January 2004, we outsourced the manufacture of the SPEEDLAN product to a contract manufacturer. We also entered into an arrangement to outsource manufacturing of our point - to
- point products. Utilization of turnkey contract manufacturers eliminates expensive in-house manufacturing assembly, and provides us with the ability to scale up or down as market conditions dictate.

o Source innovative products from third party providers. During 2004, we launched Encore S and Encore SX, which were the outcome of a strategic relationship that we forged with a partner that provides us with state of the art, high capacity bandwidth delivery technology at the lowest cost in the industry. We currently intend to continue with this strategy leading up to the planned introduction of new products beginning in the third quarter of 2005.

o Position our products for the anticipated convergence of carrier class and unlicensed technology. We believe that our technology and experience in both the licensed and unlicensed markets will allow us to rapidly develop network solutions for the anticipated convergence of carrier grade and unlicensed technology.

o Leverage and maintain software leadership. We differentiate our systems through proprietary software embedded in the Indoor Unit, Outdoor Unit, and in the Windows and SNMP-based software tools. This software is designed to allow P-Com to deliver to its customers a high level of functionality that can be easily reconfigured by the customer to meet changing needs. Software tools are also used to facilitate network management.

Our current strategy may be affected as a result of management's restructuring plan, which is currently being developed. The plan is anticipated to include the divestiture of certain unprofitable product lines, which may include certain of our licensed wireless products. We will, however, continue the sale of refurbished licensed products in connection with our repair and maintenance business. This plan may also include the cessation of further development of new licensed spectrum products. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

RANGE OF PRODUCT CHOICES

Overview. We currently offer access providers around the world a range of wireless systems that encompass point - to - point wireless broadband, and point
- to - point and point - to - multipoint spread spectrum systems, with each product targeting a specific market.

Point - to - point wireless broadband systems are typically deployed by cellular operators for wireless cellular interconnect and backhaul. Cellular interconnect comprises any of the wireless connections between a Base Station Transceiver, Base Station Controller, and Mobile Switching Center. Backhaul, or the transport of cellular traffic between mobile wireless towers and the mobile switching office on cellular phone networks, is a typical application for point - to - point equipment.

Point - to - point wireless broadband is a dedicated link wireless technology enabling voice and data services between a subscriber and the network. For each new subscriber using this service, the network service provider provides a separate set of dedicated access equipment. As mobile service usage continues to grow, cellular service providers will have to continue to scale down existing cells into smaller ones to reuse precious spectrum. With each such division of cells comes opportunity for new wireless point - to - point applications because of the need for more backhaul.

Internet service providers and system operators typically use point - to - multipoint where bandwidth availability is critical to profitable system operation. Point - to - multipoint broadband wireless service is a wireless technology that provides high-speed access service. This service can be rapidly deployed; it is highly efficient, reliable and scalable; it is cost-effective because it can serve many subscribers from one hub; and it can be expanded as demand for service dictates. Nonetheless, neither our competitors' or our point
- to - multipoint products, operating in the high bandwidth licensed spectrum, have gained sufficient market share in the wireless broadband market, and it is unclear when sales of these products will materialize, if ever. However, the unlicensed point - to - multipoint market remains strong, especially with the recent popularity of wireless Internet products.

The greater the number of frequencies provided for by the wireless broadband manufacturer, the greater the manufacturer's potential market penetration. Our systems utilize a common architecture in the millimeter wave and spread spectrum microwave frequencies, including 2.4 GHz, 5.7 GHz, 6/7 GHz, 13 GHz, 14 GHz, 15 GHz, 18 GHz, 23 GHz, 24 GHz, 26 GHz, 28 GHz, 31 GHz, 38 GHz and 50 GHz.

New Products. We currently intend to introduce two new licensed spectrum products beginning in the third quarter of 2005 - the Encore CP and XP. The Encore CP is aimed at the cost sensitive low and medium capacity high volume emerging markets, including China and India where low cost and robust performance drive the purchase decisions. The Encore XP is designed as a cost effective, feature-rich product for applications requiring spectrally efficient systems with medium to high band width, dynamic band width allocation, and an Ethernet port.

Management is currently evaluating a restructuring plan that may include the divestiture of certain unprofitable product lines, which may include certain of our licensed wireless products. This plan may also include the cessation of further development of new licensed spectrum products. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

SPEEDLAN. We offer additional wireless broadband equipment to serve the enterprise market with our unlicensed spectrum SPEEDLAN product line, which currently consists of the SPEEDLAN 9100 and 9200. The SPEEDLAN products are high performance wireless routers that provide the wireless connectivity for local area networks utilizing mesh, point-to-point and point-to-multipoint topologies. Introduced in 2002, SPEEDLAN 9100 was the very first mesh product to market. The mesh topology creates networks that use multi-hop connections to transmit IP packets between the initiation and termination points. The ability to use different paths between any two points, based on the detected conditions, allows path redundancy and, in essence, a self-healing wireless network.

Our SPEEDLAN 9100 utilizes 802.11 standards to communicate at 11 Mbps per second in the 2.4 GHz band. The SPEEDLAN 9200, released in September 2004, also utilizes 802.11 standards to communicate at 54 Mbps in both the 5.8 GHz and 2.4

GHz bands. The SPEEDLAN 9200 utilizes near line-of-site Orthogonal Frequency Division Multiplexing (OFDM) technology that, in conjunction with the self-healing mesh topology, creates a highly reliable and available wireless network.

Both the SPEEDLAN 9100 and 9200 models are outdoor units designed for the most severe environmental conditions. Both models offer outstanding security by using AES encryption for communication between units.

Our targeted markets are security, surveillance, wireless Internet Service Providers and other private networks for a myriad of IP-based applications. Our products are sold primarily through systems integrators and value-added resellers.

We currently intend to broaden the SPEEDLAN product offerings with additional features and capabilities for new markets, including developing a next generation of fixed wireless broadband products that will continue to be standards based.

TECHNOLOGY

Our technological approach to point - to - point and spread spectrum digital microwave radio systems is different from conventional approaches. Through the use of proprietary designs, we can quickly produce highly integrated, feature-rich systems. The results of these integrated designs are reliability, ability to customize customer specific designs and continuing ability to be cost competitive, particularly in the current market.

Our products are optimized for streamlined components, immunity to noise and interference, ease of high-volume manufacturing and installation. Yet, our radios contain superior features. Equally important, because critical components and building blocks perform common functions across different product lines, our philosophy is to design sections of each radio in a way that enables the designs to be reused with little or no modification in a different product line.

Our point - to - point and certain of our spread spectrum microwave radios consist of three primary assemblies: the Indoor Unit, the Outdoor Unit and the antenna. The Indoor Unit houses the digital signal processing and interfaces to the Outdoor Unit via a single coaxial cable. The Outdoor Unit, a radio frequency drum or enclosure, which is installed outdoors, establishes the specific frequencies for transmitting and receiving data. The antenna interfaces directly with the Outdoor Unit via proprietary technology. Our SPEEDLAN product family consists of an Outdoor Unit only.

Software embedded in our systems allows the user to easily configure and adjust system settings such as frequency, power, and capacity without manual tuning and mechanical adjustments. Software provided with our systems includes PC-based sophisticated diagnostics, maintenance, network management, and system configuration tools.

Competing systems also employ the Indoor Unit/Outdoor Unit concept but our products are differentiated by how we implement the components within the Indoor Unit and Outdoor Unit. By moving many frequency-sensitive components to the Outdoor Unit, the user is afforded improved reliability, lower cost and easier interchangeability.

We believe that our spread spectrum products are industry leaders, especially with our latest product release of the SPEEDLAN 9002 in September 2004, which delivers 54 Mbps per second signaling rate at 5.8 GHz and 2.4 GHz utilizing mesh networking, non-line of site OFDM modulation, and mobility.

MANUFACTURING AND TESTING

Our Campbell, California facility received its initial ISO 9001 registration in December 1993, and maintains a current certification. Our ISO 9001 registration for the United Kingdom sales and customer support facility was received in 1996 and it has current certifications; our ISO 9001 registration for the Tortona facility in Italy was first received in 1996 and it has current certification. Our production facility in Melbourne, Florida was ISO 9001 certified in 1999. On December 15, 2003, we successfully upgraded to ISO 9001:2000.

Once a system reaches commercial status we contract with one or more of several turnkey manufacturers to build radio system units in commercial quantities. For example, in February 2004, we entered into an agreement with Velocitech to provide full turnkey production of our SPEEDLAN family of products. In addition, we entered into an agreement with Able Electronics Corporation to provide full turnkey production of our Encore product line in the second quarter of 2004. Utilization of these manufacturers relieves us of costly investments in manufacturing facilities, equipment, and parts inventories. This strategy enables us to quickly scale to meet varying customer demands and changes in technology.

We test and manufacture certain of our systems in our California, Italy and Florida locations prior to shipment to our customers. Testing includes the complete Indoor-Outdoor unit assembly, thereby providing customers with a completely tested end-to-end system.

Our designs make every effort to use components that are readily available from multiple sources, but in some cases, components that are single source or sole source must be used. Most manufacturers provide us with advanced notice of the discontinuation of a device, but in the current depressed economy, some manufacturers have discontinued components with little or no notice. When components are discontinued, it may cause a significant expense to redevelop a replacement component and may even disrupt the flow of products from our manufacturing facilities.

SALES CHANNELS AND OUR CUSTOMERS

Our wireless access systems are sold internationally and domestically directly through our own sales force, as well as through strategic partners, distributors, systems integrators, and original equipment manufacturers.

For the years ended December 31, 2004, 2003, and 2002, our significant customers, and their respective percent contribution to our sales are as follows:



         Customer                                2004       2003       2002
---------------------------------------------------------------------------
MynTahl Corporation                               --         13%        14%
Orange Personal Communications System             13%        18%        11%
Vodafone (Mannesmann)                             15%        13%         7%
T-Mobile                                          12%        12%         4%
TelCel                                            25%         7%        --
Total                                             65%        63%        36%



During 2004, sales to TelCel and Vodafone accounted for 25% and 15% of our total sales, respectively. We currently anticipate that sales to TelCel will decrease significantly in 2005 relative to the sales levels achieved in 2004. We also expect that sales to a relatively small number of customers will continue to account for a high percentage of our sales in the foreseeable future. Although the composition of our largest customer group may vary from period to period, the loss of a significant customer or a major reduction in orders by any significant customer, through reductions due to market, economic or competitive conditions in the telecommunications industry, may adversely affect our business, financial condition, and results of operations. Our ability to maintain or increase our sales in the future will depend, in part, upon our ability to obtain orders from new customers as well as the financial condition and success of our customers, and the economy in general.

Our primarily operations are located in the United States, with contract manufacturing and/or sales support operations in Italy, the United Kingdom, Singapore, and China. We develop, manufacture and/or market network access systems for use in the worldwide wireless telecommunications market. We are in the process of developing additional sales channels into the China market, including the recently formed joint venture with Nanjing Putian.

RESEARCH AND DEVELOPMENT

We have a research and development program to enhance our existing systems and related software tools and to introduce new systems. We invested approximately $5.0 million, $6.1 million and $12.7 million in 2004, 2003, and 2002, respectively, in research and development efforts. We expense research and development costs as they are incurred. We expect to continue to invest material resources in research and development to maintain superior features creating value for its customers.

Our research and development efforts can be classified into two distinct efforts: (1) increasing the functionality of our point - to - point, point - to -multipoint and spread spectrum radio systems under development by adding additional frequencies and capacities to our product lineup, our network management system software offering, and developing other advancements to radio systems, and (2) integrating new functionality to extend the reach of our products into the customers' networks, such as access technology that allows the customer to manage telecommunications services at its site and to integrate voice, data, video and facsimile into one offering. Our current efforts may not result in new product introductions or material modifications to existing products. The wireless telecommunications market is subject to rapid technological change, frequent new product introductions and enhancements, product obsolescence, changes in end-user requirements and evolving industry standards globally.

Our ability to be competitive in this market will depend in significant part upon our ability to successfully develop, introduce, and sell new systems and enhancements and related software tools on a timely and cost-effective basis that respond to changing customer requirements. We have experienced and may continue to experience delays from time to time in completing development and introduction of new systems, and enhancements for related software tools. Our Product Qualification / Quality Assurance structure ensures product acceptance in the marketplace before and after commencement of commercial shipments.

Management is currently evaluating a restructuring plan that may include the cessation of further development of new licensed spectrum products. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

SALES AND MARKETING

Our sales and marketing efforts are directed from our corporate offices in Campbell, California. We have sales operations and customer support facilities in the United Kingdom and Italy that serve the European market, and in China and Singapore for the Asian markets. Internationally, we use a variety of sales channels, including system integrators, original equipment manufacturers, dealers, and local agents. We also sell directly to our customers. We have established agent relationships in numerous other countries in the Asia/Pacific region, the Middle East, Latin America, and Europe.

Typically, our sales process commences with the solicitation of bids by prospective customers. If selected to proceed further, we may provide systems for incorporation into system trials, or we may proceed directly to contract negotiations. We can not record revenue until system trials are successfully completed, and we then negotiate a contract with the customer to set technical and commercial terms of sale. These terms of sale govern the purchase orders issued by the customer as the network is deployed and/or enhanced.

Due to the complexity of our radio systems, a high level of technical sophistication is required on the part of our sales and marketing personnel. In addition, we believe that post-sale customer service programs are fundamental to customer satisfaction and the potential for follow-on business. New customers are provided engineering assistance for installation of the initial units as well as varying degrees of field training depending upon the customer's technical aptitude. All customers are provided telephone support via a 24-hour customer service help desk. Our customer service efforts are supplemented by our system providers.

COMPETITION

The worldwide wireless communications market is extremely competitive. Our wireless radio systems compete with other wireless telecommunications products and alternative telecommunications transmission media, including copper and fiber optic cable. We have experienced competition worldwide from a number of leading telecommunications companies that offer a variety of competitive products and services, including Alcatel Network Systems, Alvarion, Stratex Networks, Ericsson, Fresnel, Harris-Farinon Division, NEC, Nokia, Nortel, Sagem, SIAE, and Proxim. Many of these companies have substantially greater installed bases, financial resources and production, marketing, manufacturing, engineering and other capabilities than P-Com.

We may also face competition in the future from new market entrants offering competing technologies. Our operating results may depend in part upon the extent to which customers who choose to rely on wireless strategies, elect to purchase from outside sources rather than develop and manufacture their own radio systems. Customers may choose not to rely on, or expand, their reliance on us as an external source of supply for their radio systems. Recently, some of our competitors have announced the introduction of competitive products, including related software tools, and the acquisition of other competitors and competitive technologies.

Competition is especially intense during the current period of depressed demand for telecommunications infrastructure equipment relative to the demand experienced prior to 2000. We expect our competitors to continue to improve the performance and lower the price of their current products and to introduce new products or new technologies that provide added functionality and other features. New product introductions and enhancements by our competitors has caused a significant decline in our sales or loss of market acceptance of our systems, and in certain cases, has made our systems or technologies obsolete or noncompetitive. We have experienced significant price competition and expect price competition to intensify in view of the continued market downturn. This has adversely affected our business, financial condition and results of operations. We believe that our ability to continue to compete successfully is based on factors both within and outside of our control. Timing of new product line introductions, performance characteristics of our equipment and the ability of our customers to be successful all play key roles. In order to remain competitive, we will be required to continue to expend significant resources on new product development, cost reduction and enhancements.

The principal elements of competition in our market, and the basis upon which customers may select our systems, include price, performance, software functionality, and ability to meet delivery requirements and customer service and support.

GOVERNMENT REGULATION

Radio telecommunications are subject to extensive regulation by the United States and foreign governmental agencies and international treaties. Our products must conform to a variety of domestic and international requirements established to, among other things, avoid interference among users of radio frequencies and to permit interconnection of equipment. Each country has a different regulatory process. Historically, in many developed countries, the limited availability of frequency spectra has inhibited growth of wireless telecommunications networks.

In order for us to operate within a specific country's jurisdiction, we must obtain regulatory approval for our systems and comply with different regulations in each jurisdiction. Regulatory bodies worldwide continue to adopt new standards for wireless telecommunications products. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the installation of communications systems, which in turn may have prevented or delayed the recognition of the sale of our systems.

The failure to comply with current or future regulations or changes in the interpretation of existing regulations could result in suspension or cessation of operations in that particular jurisdiction. These regulations and changes could require us to modify our products and incur substantial costs and delays to comply with these time-consuming regulations and changes. In addition, we are also affected by the regulation, allocation and auction of radio frequency spectrum by domestic and international authorities. Equipment to support new services can be marketed only if permitted by suitable frequency allocations, auctions and regulations, and the process of establishing new regulations is complex and lengthy. If personal communications service operators and others are delayed in deploying their systems, we could experience delays in orders for our products. Failure by the regulatory authorities to allocate suitable frequency spectrum could adversely affect our business, financial condition and results of operations.

The regulatory environment in which we operate is subject to significant change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact our operations by restricting the development efforts of our customers, making current systems obsolete or increasing the opportunity for additional competition. Any of these regulatory changes, including changes in the allocation of available spectrum, could adversely affect our business and results of operations. We might modify our systems in order to operate in compliance with applicable regulations. These modifications could be costly and time consuming to implement.

INTELLECTUAL PROPERTY

We rely on our ability to obtain and enforce a combination of patents, trademarks, trade secrets, copyrights, and a variety of other measures to protect our intellectual property rights, including patents and copyrights on our proprietary software. We generally enter into confidentiality and nondisclosure agreements with service providers, customers and others, and limit access to and distribution of our proprietary technology. We also enter into software license agreements with our customers and others. However, these measures may not provide adequate protection for our trade secrets and other proprietary information. Disputes over the ownership of our intellectual property rights may still arise and our trade secrets and proprietary technology may otherwise become known or be independently developed by competitors. Any patent we own may be invalidated, circumvented or challenged, the rights granted thereunder may not provide competitive advantages or any of our pending or future patent applications may not be issued with the scope of the claims sought, if at all. Furthermore, others may develop similar products or software, duplicate our products or software or design around the patents, or third parties may assert intellectual property infringement claims against us. In addition, foreign intellectual property laws may not adequately protect our intellectual property rights abroad. Failure to protect our proprietary rights could adversely affect our business, financial condition, and results of operations.

Litigation may be necessary to enforce our patents, copyrights, and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. This litigation could result in substantial costs and diversion of resources and could adversely affect our business, financial condition and results of operations regardless of the outcome of the litigation. Infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims may be asserted in the future and these assertions may adversely affect our business, financial condition, and results of operations. If any claims or actions are asserted against us, we may seek to obtain a license under a third party's intellectual property rights. However, a license may not be available under reasonable terms or at all. In addition, if we decide to litigate these claims, the litigation could be extremely expensive and time consuming and could adversely affect our business, financial condition and results of operations, regardless of the outcome of the litigation.

EMPLOYEES

As of March 1, 2005, we employed a total of 125 employees, including 47 in Operations, 28 in Research and Development, 32 in Sales and Marketing and 18 in Administration. We believe that future success will depend in large part on our ability to attract and retain highly skilled employees. No employees are represented by a labor union, and we have not experienced any work stoppages.

ITEM 2. PROPERTIES

                                                                Square
Location of Leased Facility    Functions                        Footage       Date Lease Expires
------------------------------------------------------------------------------------------------
Headquarters, Campbell, CA     Administration/Customer
                               Support/Sales/Engineering;
                               Manufacturing                     61,000       November 2005

Redditch, England              Warehouse/Operations               6,800       September 2007

Melbourne, FL                  Research/Development/Warehouse     8,697       August 2005

Beijing, China                 Sales/Customer Support             3,180       July 2005

Sarasota, FL                   Sales/Customer Support            16,522       November 2015

Shanghai, China                Sales/Customer Support             1,115       August 2004(1)

Tortona, Italy                 Research/Development/Warehouse     7,136       July 2010



(1)This lease currently continues on a month-to-month basis.

ITEM 3. LEGAL PROCEEDINGS

On June 20, 2003, Agilent Financial Services, Inc. ("Agilent") filed a complaint against us for Breach of Lease, Claim and Delivery and Account Stated, in the Superior Court of the State of California, County of Santa Clara. The amount claimed in the complaint is $2,512,509, and represents accelerated amounts due under the terms of capitalized equipment leases. On June 27, 2003, the parties filed a Stipulation for Entry of Judgment and Proposed Order of Dismissal of Action Without Prejudice, which was amended on November 30, 2004. Pursuant to the amended Stipulation, we paid Agilent $250,000 on December 1, 2004, and are required to make monthly payments of $92,187.50 for sixteen months, from January 1, 2005, up to and including April 1, 2006. In addition, on the earlier of (i) May 1, 2006 or (ii) within thirty (30) days of full payment to Agilent of all amounts due Agilent under the amended Stipulation, we are required to pay Agilent any and all interest that has accrued pursuant to the Stipulation to Amend. Interest shall accrue on the unpaid balance at the rate of 10.25% per annum from December 1, 2004. We also issued a warrant to purchase 178,571 shares of Common Stock.

In June 2000, two former consultants to P-Com Italia S.p.A. filed a complaint against P-Com Italia in the Civil Court of Rome, Italy seeking payment of certain consulting fees allegedly due the consultants totaling approximately $615,000. The Civil Court of Rome has appointed a technical consultant in order to determine the merit of certain claims made by the consultants. We believe that the claims are without merit and, while no assurances can be given, that the claims will be rejected.

In the event we are unable to satisfactorily resolve these and other proceedings that might arise, our financial position and results of operations may be materially affected.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At our Annual Meeting of Stockholders held on October 8, 2004, the following individuals were elected to the Board of Directors:



                              VOTES FOR         VOTES WITHHELD
                             ----------         --------------
George P. Roberts            11,318,884             267,366
Brian T. Josling             11,320,254             265,747



Messrs. Fred R. Fromm's and R. Craig Roos' term of office as a director continues until the 2005 Annual Meeting of Stockholders, and Mr. Sam Smookler's term of office as a director continues until the 2006 Annual Meeting of Stockholders. Mr. Josling resigned from the Board of Directors on February 28, 2005.

The following proposals were also approved at our Annual Meeting:

                                                                     Shares Voted   Shares Voted     Shares       Broker
                                                                         For          Against      Abstaining   Non-Votes
                                                                     ------------   ------------   ----------   ---------
Approve the proposal to amend P-Com's Certificate of
Incorporation to increase the number of shares of authorized
Common Stock from 23,333,333 shares to 35,000,000 shares               11,251,306      316,185       18,758

Approve the proposal to remove certain limitations on the
exercise of P-Com's outstanding warrants                                7,684,563      242,517       19,855     3,639,315

Approve the proposal to adopt P-Com's 2004 Equity Incentive Plan
which shall replace P-Com's 1995 Stock Option/Stock Issuance Plan       7,379,162      446,979      123,515     3,636,593

Approve the appointment of Aidman, Piser &Company as independent
accountants for the fiscal year ended December 31, 2004                11,276,130      194,549      115,571

Approve the proposal granting P-Com's management discretionary authority to adjourn the annual meeting to a date(s) not later than October 31, 2004, to solicit additional proxies in favor
of the proposals listed above                                          11,126,536      347,621       66,099

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was quoted in the Nasdaq SmallCap Market under the symbol PCOM, until March 10, 2003. Because we did not meet certain listing requirements, including a minimum bid price of $1.00 per share, our common stock was delisted from the SmallCap Market and now trades on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. This status change could result in a less liquid market available for existing and potential stockholders to trade shares of our stock and could ultimately further depress the trading price of our common stock. In addition, our common stock is subject to the Securities Exchange Commission's ("SEC") "penny stock" regulation. For transactions covered by this regulation, broker-dealers must make a special suitability determination for the purchase of the securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules generally require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of holders to sell the common stock in the secondary market, and the price at which a holder can sell the common stock. Effective July 19, 2004, we effected a thirty for one reverse stock split. Effective as of July 19, 2004, our common stock trades under the symbol PCMC on the OTC Bulletin Board.

The following table sets forth the range of high and low sale prices of our common stock, as reported on the Nasdaq SmallCap Market and OTC Bulletin Board for each quarter in 2004 and 2003. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions. All price numbers have been adjusted to reflect the reverse stock split effective July 19, 2004.

As of March 4, 2005, there were 824 stockholders of record of P-Com's common stock.



                                           PRICE RANGE OF COMMON STOCK
                                           ---------------------------
                                               HIGH           LOW
                                             --------      --------
Year Ended December 31, 2003:
   First Quarter                             $   9.30      $   2.70
   Second Quarter                                3.90          1.80
   Third Quarter                                10.20          2.70
   Fourth Quarter                                8.40          4.20

Year Ended December 31, 2004:
   First Quarter                             $   6.00      $   1.80
   Second Quarter                                2.31          1.17
   Third Quarter                                 1.26          0.63
   Fourth Quarter                                0.66          0.38



RECENT SALES OF UNREGISTERED SECURITIES

In November 2004, we issued warrants to purchase 528,000 shares of our common stock to SDS Capital SPC Ltd, in connection with the Debenture Financing. Also, in November 2004, we issued warrants to purchase 178,571 shares of our common stock to Agilent Financial Services in connection with the restructuring of a capital lease obligation.

No underwriters were involved in the foregoing stock transactions. The securities issued in connection with each of the above financings were issued private transactions, in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

DIVIDENDS

To date, we have not paid any cash dividends on shares of our common stock or Series C Preferred Stock. Holders of Series C Preferred Stock are entitled to receive, out of legally available funds, dividends at the rate of 6% per annum beginning on the second anniversary of their date of issuance, or November 2004 with respect to the first tranche, and December 2004 with respect to the second and final tranche. We do not anticipate that funds will be legally available to make the required dividend payments in the foreseeable future, and such obligations therefore will accrue in arrears until such time as we have legally available funds to make the required distributions.

EQUITY COMPENSATION PLANS

The following table sets forth the securities reserved for issuance under equity compensation plans at December 31, 2004:

                                        Number of securities                         Number of securities remaining
                                         to be issued upon       Weighted-average     available for future issuance
                                              exercise of       exercise price of       under equity compensation
                                        outstanding options,   outstanding options     plans (excluding securities
                                        warrants and rights    warrants and rights      reflected in column (a))
Plan Category                                   (a)                    (b)                          (c)

Equity compensation plans approved by
security holders                               1,167,854            $23.30                       1,792,929

Equity compensation plans not approved
by security holders                            2,702,539            $ 4.44                          N/A

Total                                          3,870,393            $10.13                       1,792,929



In December 2004, the Financial Accounting Standards Board (FASB) revised its Statements on Financial Accounting Standards, SFAS No. 123 ("SFAS No. 123R"), Accounting for Share Based Payments. The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for employee services in share-based payment transactions. The revised statement will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. We have historically used the intrinsic approach to measurement of compensation. That fair value cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for our financial statements issued for the interim reporting period beginning with September 30, 2005. We are currently evaluating the methodology for adoption on the impending effective date and the transition charges, if any. Since we have not issued material options in recent years, we do not expect this Standard to have a material impact on our financial condition or results of operation.

ITEM 6. SELECTED FINANCIAL DATA

Our selected financial data for the years ended December 31, 2004, 2003 and 2002 and as of December 31, 2004 and 2003, set forth below, has been derived from our audited financial statements. This information should be read in conjunction with the Notes to Selected Financial Data and our "Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this report.

                                                             STATEMENT OF OPERATIONS DATA
                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                2004         2003         2002         2001         2000
                                             ---------    ---------    ---------    ---------    ---------
Sales                                        $  24,175    $  20,841    $  29,686    $  73,236    $ 183,606
Cost of sales (1)                               18,720       20,604       30,777       94,890      160,965
                                             ---------    ---------    ---------    ---------    ---------
Gross profit (loss)                              5,455          237       (1,091)     (21,654)      22,641

Operating expenses:
 Research and development                        4,976        6,099       12,745       19,800       20,241
 Selling and marketing                           6,772        3,557        6,621        7,636       11,371
 General and administrative (2)                  4,552        5,607       10,750       26,070       18,181
 Goodwill impairment and amortization (3)           --           --       11,409        8,034       19,550
 Restructuring and other charges (4)                --        3,712           --           --           --
                                             ---------    ---------    ---------    ---------    ---------
Total operating expenses                        16,300       18,975       41,525       61,540       69,343
                                             ---------    ---------    ---------    ---------    ---------

Income (loss) from operations                  (10,845)     (18,738)     (42,616)     (83,194)     (46,702)
 Interest expense                                 (687)      (2,249)      (2,457)      (1,946)      (4,629)
 Gain on sale of a subsidiary (5)                   --           --           --        9,814           --
 Gain on extinguishment of debts                    --        6,499        1,393           --        1,890
 Other income (expense), net (6)                 8,252        3,739       (1,312)        (619)      (3,736)
                                             ---------    ---------    ---------    ---------    ---------
Income (loss) from continuing
 operations before income taxes,
 and cumulative effect of change
 in accounting principle                        (3,280)     (10,749)     (44,992)     (75,945)     (53,177)
Provision (benefit) for income
 taxes (7)                                          --           --         (470)        (618)      10,917
                                             ---------    ---------    ---------    ---------    ---------
Loss from continuing
 operations before cumulative
 effect of change in accounting principle       (3,280)     (10,749)     (44,522)     (75,327)     (64,094)
Discontinued operations (8:
Loss from operations                               (40)        (581)      (4,284)        (211)      (4,321)
Loss on disposal                                    --       (1,556)          --           --           --
                                             ---------    ---------    ---------    ---------    ---------
                                                (3,320)     (12,886)     (48,806)     (75,538)     (68,415)
Cumulative effect of changes in
accounting principles (9)                           --           --       (5,500)          --       (1,534)
                                             ---------    ---------    ---------    ---------    ---------

Net loss                                        (3,320)     (12,886)     (54,306)     (75,538)     (69,949)
                                             ---------    ---------    ---------    ---------    ---------

Preferred stock accretions (10)                 (2,392)      (1,521)          --           --           --
Preferred stock dividends                         (156)          --           --           --           --
                                             ---------    ---------    ---------    ---------    ---------
Net loss attributable to common
stockholders                                 $  (5,868)   $ (14,407)   $ (54,306)   $ (75,538)   $ (69,949)
                                             =========    =========    =========    =========    =========
PER SHARE DATA (11):

Basic and diluted  (loss) from continuing
 operations per common share                 $   (0.56)   $   (6.80)   $  (52.28)   $ (136.54)   $ (123.15)
Basic and diluted (loss) from discontinued
 operations per common share                     (0.00)       (1.18)       (5.03)       (0.38)       (8.30)
Cumulative effect changes in
 accounting principles                              --           --        (6.46)          --        (2.95)
                                             ---------    ---------    ---------    ---------    ---------
Basic and diluted net loss per
 common share                                $   (0.56)   $   (7.98)   $  (63.77)   $ (136.92)   $ (134.40)

                    BALANCE SHEET DATA (AMOUNTS IN THOUSANDS)



                                     2004        2003        2002         2001        2000
                                  ----------------------------------------------------------
Cash and cash equivalents         $   2,280   $   6,185   $   1,616    $   7,103   $  27,541
                                  =========   =========   =========    =========   =========
Working capital                       1,283      (2,075)     (2,356)     (10,185)     76,823
                                  =========   =========   =========    =========   =========
Total assets                         25,423      34,565      35,723       92,234     216,219
                                  =========   =========   =========    =========   =========
Long-term debt                           --          --      24,488          769      30,290
                                  =========   =========   =========    =========   =========
Redeemable preferred stock (10)       6,106       4,231          --           --          --
                                  =========   =========   =========    =========   =========
Accumulated deficit                (368,885)   (363,174)   (348,766)    (294,460)   (218,922)
                                  =========   =========   =========    =========   =========
Stockholders' equity (deficit)    $   7,508   $   9,753   $ (15,350)   $  24,256   $  95,247
                                  =========   =========   =========    =========   =========



                        NOTES TO SELECTED FINANCIAL DATA

(1) In 2004, this caption reflects charges of approximately $1.1 million for contractual losses and obsolescence of uncontracted inventory purchases. In 2003, this caption reflects charges of approximately $3.4 million related to excess and obsolete inventory. In 2002, this caption reflects charges of approximately $5.8 million related to excess and obsolete inventory. In 2001, this caption reflects charges of approximately $30 million related to excess inventory and inventory purchase commitments. In 2000, this caption reflects charges of $21.7 million related to excess inventory and purchase commitments.

(2) In 2001, this caption reflects a $11.6 million charge for bad debt arising from the bankruptcy of a customer.

(3) In 2002, 2001 and 2000, this caption reflects impairment and amortization charges made to our goodwill carrying value of $11.4 million, $8.0 million and $19.6 million, respectively.

(4) In 2003, this caption reflects restructuring charges that were recorded due to exiting certain product lines. Restructuring charges were expensed when the loss was estimable and incurred.

(5) In 2001, this caption reflects a realized gain on the sale of our RT Masts subsidiary.

(6) In 2004, this caption reflects a restructuring gain of $7.5 million related to a contract settlement.

(7) In 2000, this caption includes a $9.9 million charge to income tax expense, representing an increase in the valuation allowance against the carrying value of deferred tax assets.

(8) We sold our PCNS subsidiary in 2003, which resulted in a loss of $1.5 million and accounted for the transaction as a discontinued operation. In accordance with applicable accounting standards, we restated our financial statements for all periods presented to exclude the operations of PCNS from continuing operations for all periods presented.

(9) In 2002, this caption reflects a $5.5 million charge representing the cumulative effect of our change in accounting principle for accounting for goodwill. In 2002, this caption reflects a non-cash charge of approximately $1.5 million for the cumulative effect of the accounting change made to comply with SEC revenue recognition standards contained in Staff Accounting Bulletin SAB.101.

(10) The carrying value of our redeemable preferred stock is discounted for the allocation of proceeds to warrants that were issued concurrent with the sale of redeemable preferred stock and beneficial conversion features embedded in the convertible instrument. We are accreting the redeemable preferred stock to its redemption value through periodic accretions that increase preferred stock and decrease retained earnings. We are required to display preferred stock accretions as an increase to loss applicable to common stockholders.

(11) The per share amounts have been restated to give effect to a one-for-30 reverse stock split on July 19, 2004. The numerator for calculation of net loss per common share from continuing operations is our net loss from continuing operations for the respective period, less preferred stock dividends and accretions. The numerator for the calculation of net loss per common share from discontinued operations is our net loss from discontinued operations. The numerator for calculation of the per common share effect of the cumulative effects of accounting changes is the charge associated with the change in accounting principle. In all instances, the denominator, weighted average common shares outstanding, does not include stock options with an exercise price that exceeds the average fair market value of the underlying Common Stock or other dilutive securities because the effect would be anti-dilutive.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of financial condition and results of operations contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the section entitled "Risk Factors" beginning on page 28 of this Annual Report on Form 10-K.

OVERVIEW

We currently supply broadband wireless equipment and services for use in telecommunications networks. We currently ship 2.4 GHz and 5.8 GHz spread spectrum (unlicensed) radio systems, as well as 7 GHz, 13 GHz, 14 GHz, 15 GHz, 18 GHz, 23 GHz, 26 GHz, and 38 GHz point-to-point radio systems. In the first quarter of 2003, we decided to exit the services business. Accordingly, this business is reported as a discontinued operation.

                             Summary of Operations.

We have incurred substantial losses in recent years. During the years ended December 31, 2004, 2003, and 2002, we recorded net losses from continuing operations of ($3.3) million, ($10.7) million, and ($44.9) million, respectively. While we achieved revenue growth in the year ended December 31, 2004 compared to the year ended December 31, 2003, lower average selling prices have continued to impact our operating results in 2004 compared to 2003 and prior periods. As a result, we continued to reduce operating and other costs throughout 2004. For example, in the second quarter of 2004, we restructured our Italian operations conducted by P-Com Italia, S.p.A. Under the restructuring plan, certain refurbishment operations have been outsourced to NORT S.r.L, an Italian third-party contract manufacturer. The outsourcing arrangement is in addition to arrangements to outsource manufacturing of our point - to - point and spread spectrum products entered into in the first quarter of 2004, which resulted in lower costs of manufacturing those product lines.

The continued curtailments in capital spending among telecommunication carriers in the United States, Europe, and many parts of Asia and Latin America countries, together with our customer concentration, and the intense competition from leading telecommunications equipment and technology suppliers, has resulted in lower average selling prices. As a result, it is uncertain whether we will be able to achieve sales volumes for certain of our point - to - point products in 2005 necessary to justify continued development of these products. Because of this uncertainty, management is currently evaluating whether to continue to support the development of these products. See Restructuring Activities below. In the interim, management is focused on increasing sales of our unlicensed products and certain of our higher margin license products (including refurbished licensed products), and strengthening our relationship with third party product providers. In the event that we are unable to materially increase sales as a result of these efforts, and in the absence of a material restructuring of our product lines, we will continue to incur substantial net operating losses.

                   Summary of Liquidity and Capital Resources.

We used ($9.1) million, ($5.9) million and ($14.5) million cash, respectively, in supporting our operating activities during the years ended December31, 2004, 2003 and 2002, respectively. Our financing activities generated $4.7 million, $11.9 million and $8.0 million during the years ended December 31, 2004, 2003 and 2002, respectively. Based upon current internal projections at current operating levels, and taking account of current working capital, we will have a cash shortfall of approximately $4.0 million in our operations during the year ended December 31, 2005. In addition, we estimate that our current cash reserves will be exhausted by the second quarter of the year ended December 31, 2005. There are currently no committed funding arrangements to support this projected cash shortfall. Our projected sources of working capital that were utilized in our operating model includes the following:

o We have an unused $4.0 million line of credit with Silicon Valley Bank that expires in September 2005. This Credit Facility has significant terms and conditions that will limit our ability to draw funds. Available borrowing under the Credit Facility is based on our accounts receivable. At December 31, 2004, available borrowings under the Credit Facility were approximately $1.8 million, and are declining.

o We have an outstanding commitment for $1.7 million in debenture financing, which, according to the original terms was due to us by December 31, 2004. We are currently negotiating the conditions necessary to obtain the $1.7 million financing, in light of our deteriorating financial condition and results of operations. There are no assurances that we will receive these funds.

Our ability to continue as a going concern for a reasonable period at current operating levels is dependent upon acquiring additional cash through financing arrangements. While we are actively seeking additional equity and/or debt financing, there are currently no commitments. There can be no assurances that any additional financing will be available on acceptable terms, if at all. Accordingly, we are actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005. See Restructuring Activities below.

ESTIMATES AND CRITICAL ACCOUNTING POLICIES

Management's discussion and analysis of out financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates frequently. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies are significant in the preparation of our consolidated financial statements:

Revenue Recognition

Revenue from product sales is recognized upon transfer of title and risk of loss, which is upon shipment of the product, provided no significant obligations remain and collection is probable. Revenue from out-of-warranty repair is recognized upon replacement of the defective unit with a repaired unit to the customers. Provisions for estimated warranty repairs, returns and other allowances are recorded at the time revenue is recognized.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts for estimated losses on customer accounts. We evaluate our allowance for doubtful accounts based on the aging of our accounts receivable, the financial condition of our customers and their payment history, our historical write-off experience and other assumptions. In order to limit our credit exposure, we often require irrevocable letters of credit and even prepayment from certain of our customers before commencing production.

Inventory

Our inventory is required to be stated at the lower of our cost or recoverable value. Demand from our customers is highly unpredictable, and can fluctuate significantly as a result of factors beyond our control. In addition, our inventories include parts and components that are specialized and subject to rapid technological obsolescence. Finally, we may purchase inventories in advance of a customer's formal order if we believe the risk of loss is not probable. As a result of these conditions, we maintain an allowance for inventories. We assess our inventory carrying value and reduce it if necessary, on a specific identification basis. However, such process requires subjective estimates.

Impairment of Long Lived Assets, Other Than Goodwill

In the event that certain facts and circumstances indicate that the long-lived assets or goodwill may be impaired, an evaluation of recoverability would be performed. When an evaluation of long lived assets other than goodwill becomes necessary, we conduct a probability analysis based on the weighted future undiscounted cash flows associated with the asset or at the lowest discernable level of cash flows. The results are then compared to the carrying amounts to determine if impairment charges require calculation. The cash flow analysis for the property and equipment is performed over the shorter of the expected useful lives of the assets, or the expected life cycles of our product line.

Impairments of Goodwill

Goodwill resulting from the purchase of substantially all the assets of Speedcom Wireless Corporation will not be amortized into operations. Rather, such amounts will be tested for impairment at least annually. This impairment test is calculated at the reporting unit level, which is at the enterprise level. The annual goodwill impairment test has two steps. The first step identifies potential impairments by comparing the fair value of the Company, as determined using its trading market prices, with its carrying value, including goodwill. If the fair value exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down will be recorded. In the event that we determine that the value of goodwill has become impaired using this approach, an accounting charge for the amount of the impairment will be recorded. No impairment of goodwill resulted from this measurement approach during the current year.

Accounting For Income Tax Valuation Allowances

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized in future periods. We consider historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. In the event that we determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to the deferred tax asset would increase income in the period that determination was made.

YEARS ENDED 2004, 2003 AND 2002

Sales

In 2004, 2003 and 2002, our sales were approximately $24.2 million, $20.8 million and $29.7 million, respectively. The 16% increase in sales from 2003 to 2004 was primarily due to increased shipments to one customer, which generated approximately 25% of our total sales, or $6.2 million. We do not anticipate generating the same level of sales to this customer in 2005.

Sales of licensed products in 2004, including refurbished radios, was $19.1 million, or 79% of total sales, while sales of unlicensed products was $5.1 million, or 21% of total sales. We currently expect the demand for unlicensed wireless equipment to increase, as unlicensed equipment is generally less expensive and the spectrum is free. Demand for licensed wireless equipment has not significantly increased since 2000, when spending on telecommunications equipment peaked, and competition has intensified. We are currently evaluating divesting certain unprofitable product lines, which may include certain of our licensed wireless products. We will, however, continue the sale of refurbished licensed products in connection with our repair and maintenance business. See Restructuring Activities, below. Divesting certain product lines would reduce our future revenue. Any divestiture activities would be subject to the approval of our Board of Directors.

Sales of refurbished licensed products in 2004 were $11.2 million, or 46% of total sales, and 58% of total sales of licensed products. As a percentage of total sales and total sales of licensed products, sales of refurbished licensed products are anticipated to increase in 2005 relative to 2004 as a result of the decrease in sales of new licensed products anticipated in 2005.

The 30% decrease in sales from 2002 to 2003 was primarily due to decreased shipments to China and South East Asia, which decreased to $5.8 million in 2003, compared to $15.0 million in 2002. The decrease was principally caused by the increased competition in the region, and economic conditions exacerbated by the SARS epidemic.

Sales to Orange Personal Communications Services accounted for 13%, 18% and 11% of total sales in 2004, 2003 and 2002, respectively. Sales to MynTahl Corporation accounted for 0%, 13% and 14% of total sales in 2004, 2003 and 2002, respectively. Sales to T-Mobile (previously known as Mercury-One-to-One) accounted for 12%, 12% and 4% of 2004, 2003 and 2002 sales, respectively.

During 2004, we generated 11% of our sales in the United States, 23% in the United Kingdom, 21% in continental Europe, 14% in Asia, 25% in Latin America and 6% in other geographical regions. During 2003, we generated 8% of our sales in the United States, 31% in the United Kingdom, 18% in continental Europe, 32% in Asia, 7% in Mexico and 4% in other geographical regions. During 2002, we generated 10% of our sales in the United States, 20% in the United Kingdom, 15% in continental Europe, 51% in Asia, and 4% in other geographical regions.

Gross Profit

Cost of sales consists primarily of costs related to materials, labor and overhead, freight and duty. Cost of sales amounted to $18.7 million, $20.6 million and $30.8 million during the years ended December 31, 2004, 2003, and 2002, respectively. In 2004, 2003, and 2002, gross profit (loss) was $5.5 million, $0.2 million, and $(1.1) million, respectively, or 23%, 1%, and (4%), respectively.

In 2004, 2003 and 2002, cost of sales and gross margins were negatively affected by inventory and other related charges of $.9 million, $3.7 million, and $5.8 million, respectively (see "Restructuring and Other Charges" below). Product gross profit as a percentage of product sales, not including the effect of the inventory charges described above, was approximately 26%, 19%, and 15%, in 2004, 2003, and 2002, respectively. The higher gross margin in 2004 was principally due to higher levels of revenue attributable to sales of higher margin refurbished licensed product sales and the lower cost of outsourced manufacturing by NORT in our former Italian operations. The NORT arrangement, which was executed in June 2004 is expected to have a continuing beneficial effect on gross margins. The higher gross margin in 2003 over 2002 was principally due to a higher percentage of revenue attributable to refurbished licensed product sales, which contributes a higher gross margin than the gross margin attributable to new product sales.

As further discussed under Restructuring Activities, below, our impending restructuring plans are expected to include the divestiture of certain licensed product lines, other than refurbished licensed products, which will have the effect of further reducing our overall operating costs. Divesting certain product lines may result in inventories becoming excessive and subject to markdown. If markdowns are necessary, such amounts will be recorded as a component of cost of sales when they are estimable.

Research and Development

Research and development expenses consist primarily of costs associated with new product development. Our research and development activities include the development of additional radio products, frequencies and upgrading operating features, and related software tools. Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Software development costs incurred after the establishment of technological feasibility and before general release to customers are capitalized, if material.

In 2004, 2003 and 2002, research and development expenses were approximately $5.0 million, $6.1 million and $12.7 million, respectively. As a percentage of product sales, research and development expenses decreased from 29% in 2003 to 20% in 2004, primarily due to increased revenue and decreases in research and development spending. As a percentage of sales, research and development expenses decreased from 43% in 2002 to 29% in 2003, primarily due to discontinuation of research on the point-to-multipoint product line. Research and development expenses in 2002 were significant due to the substantial final development efforts on the new Encore point - to - point and AirPro Gold spread spectrum products in preparation for commercial rollout of this product line in 2003.

Selling and Marketing

Selling and marketing expenses consist of salaries, sales commissions, travel expenses, customer service and support expenses, and costs related to business development and trade shows. In 2004, 2003, and 2002, selling and marketing expenses were $6.8 million, $3.6 million, and $6.6 million, respectively. As a percentage of sales, selling and marketing expenses increased from 17% in 2003 to 28% in 2004, primarily due to increased payroll, travel and commissions expenses. As a percentage of sales, selling and marketing expenses decreased from 22% in 2002 to 17% in 2003, primarily due to headcount reductions and cost cutting programs that were put in place during the restructuring.

General and Administrative

General and administrative expenses consist primarily of salaries and other expenses for management, as well as finance, accounting, data processing, public company costs, legal, and other professional services. In 2004, 2003, and 2002, general and administrative expenses, were $4.6 million, $5.6 million, and $10.7 million, respectively. As a percentage of sales, general and administrative expenses decreased from 27% in 2003 to 19% in 2004 due to reduced consulting, underwriting fees and other services. As a percentage of sales, general and administrative expenses decreased from 36% in 2002 to 27% in 2003 due to headcount reductions, lower levels of external professional fees, and other cost cutting programs implemented during the year.

On March 10, 2005, the Company's Chief Executive Officer, Samuel Smookler, resigned as Chief Executive Officer and a director of the Company. The Board of Directors is currently negotiating the terms of his severance arrangements. Under the terms of his existing Agreement, Mr. Smookler may be entitled to receive severance payments totaling $250,000. In addition, his incentive stock option to acquire 80,000 shares of common stock vests immediately. The Company will record the negotiated severance expense effective with the date of termination during the first fiscal quarter in the year ended December 31, 2005. The acceleration in vesting of Mr. Smookler's incentive stock options is not considered a modification and, therefore, no expense will be recorded, because acceleration upon termination was provided for in his original employment agreement. See also Restructuring Activities, below.

Restructuring Activities

We are actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs. The plan is subject to the approval of our Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

The restructuring plan is expected to include significant reductions in costs, including the suspension or curtailment of certain research and development efforts, reductions in headcount, restructuring of committed costs, such as leasing arrangements, and the curtailment of activities in certain foreign locations. The plan is also expected to include the divestiture of certain unprofitable product lines, which will have the effect of further reducing overall costs. Finally, the plan will likely include the designation of additional preferred stock that will be used to restructure certain liabilities and existing preferred stock of the Company.

Many of the individual components of the restructuring plan will result in charges to operations and, in some instances, the use of a portion of the Company's remaining cash reserves. The associated amounts have not yet been determined. However, under current accounting standards for restructuring and exit activities, the Company will generally be required to determine the amounts and the timing of recognition of the cost components individually. Expenses associated with employee severance costs will not be recorded before the date that the Board of Directors approves the formal plan (the "Commitment Date"). Subsequently, severance costs will be recognized when employee groups are identified and the severance benefits are communicated. Divesting certain product lines may result in inventories becoming excessive and subject to markdown evaluation. If markdowns are necessary, such amounts will be recorded as a component of cost of sales when estimable. Other costs associated with the restructuring plan, such as lease restructuring or other exit costs, generally will be recognized when the costs are incurred through contract execution or otherwise.

Certain time sensitive elements of our restructuring plan have been initiated at the direction or approval of the Board of Directors. As noted in General and Administrative above, on March 10, 2005, our Chief Executive Officer, Samuel Smookler, resigned, and our former Acting Chief Financial Officer and General Counsel, Daniel W. Rumsey, was appointed Chief Restructuring Officer. We have also commenced efforts to exit or modify certain facilities and operating lease arrangements, as well restructure certain debts and other obligations of the Company.

Restructuring and Other Charges

We continually monitor our inventory carrying value in the light of the slowdown in the global telecommunications market. This has resulted in a $2.0 million charge to cost of sales for our point - to - multipoint, Tel-Link point - to - point and Air-link spread spectrum inventories during the second quarter of 2003. In the first quarter of 2003, we recorded a $3.4 million inventory related charge to cost of sales, of which $2.0 million was related to its point - to - multipoint inventories. These charges were offset by credits of $1.8 million in the second quarter associated with a restructurings of accounts payable and purchase commitment liabilities arising from vendor settlements.

In the event that certain facts and circumstances indicate that the long-lived assets may be impaired, an evaluation of recoverability would be performed. When an evaluation occurs, management conducts a probability analysis based on the weighted future undiscounted cash flows associated with the asset. The results are then compared to the asset's carrying amount to determine if impairment is necessary. The cash flow analysis for the property and equipment is performed over the shorter of the expected useful lives of the assets, or the expected life cycles of our product line. An impairment charge is recorded if the net cash flows derived from the analysis are less than the asset's carrying value. We deem that the property and equipment is fairly stated if the future undiscounted cash flows exceed its carrying amount. In the first and second quarter of 2003, P-Com continued to reevaluate the carrying value of property and equipment relating to its point - to - multipoint product line, that are held for sale. The evaluation resulted in a $2.5 million provision for asset impairment in the second quarter of 2003, and $0.6 million provision in the first quarter of 2003. As a result of these adjustments, there is no remaining net book value of property and equipment related to the point - to - multipoint product line.

A summary of inventory reserve activities is as follows:



                                                  Inventory
                                                   Reserve
                                                  ---------
Balance at January 1, 2004                        $  27,119
Additions charged to Statement of Operations            916
Deductions from reserves                             (3,746)
                                                  ---------
Balance at December 31, 2004                      $  24,289



In the fourth quarter of 2002, we determined that there was a need to reevaluate our inventory carrying value in light of the continuing worldwide slowdown in the global telecommunications market, especially with regard to an assessment of future demand for our point - to - multipoint product range. This resulted in a $5.8 million inventory charge to product cost of sales, of which $5.0 million was for point - to - multipoint inventories, and $0.8 million was for spread spectrum inventories.

Change in Accounting Principle

Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies accounted for as purchase business combinations. We adopted SFAS 142 on January 1, 2002, and, as a result, discontinued recording goodwill amortization; although we did record a transitional impairment charge of $5.5 million in the first quarter of 2002, representing the difference between the fair value of expected cash flows from the services business unit, and its book value.

Goodwill Amortization and Impairment

We accounted for the SPEEDCOM purchase transaction using the purchase method of accounting. Under the purchase method of accounting, the total purchase price, plus the fair value of assumed liabilities, is allocated to the net tangible and identifiable intangible assets acquired, based upon their respective fair values. The total purchase price of approximately $7,514,000 consisted of 2,116,666 shares of our Common Stock, valued using market values for such shares around the commitment date ($3.42). The acquisition resulted in goodwill of approximately $12.0 million, because the value of the assumed liabilities exceeded the value of the tangible assets acquired.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the purchase, if any, will not be amortized into operations. Rather, such amounts will be tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, an accounting charge for the amount of the impairment will be recorded. No impairment of goodwill was recorded in 2004 or 2003 because the enterprise value of the combined business units exceeded the goodwill-carrying amount.

In 2002, we reviewed the carrying value of goodwill related to the services business unit, and based upon its assessment of future cash value of revenue flows and the current depressed business condition of the telecommunications services market, recorded an $11.4 million impairment charge in the fourth quarter of 2002.

Loss on Discontinued Business

In the first quarter of 2003, we decided to exit our service business, P-Com Network Services, Inc. ("PCNS"). Accordingly, this business is reported as a discontinued operation and we recorded losses from its operations for the year ended December 31, 2003 and 2002. On April 30, 2003, we entered into an Asset Purchase Agreement with JKB Global, LLC to sell certain assets of PCNS. P-Com guaranteed PCNS' obligations under its premises lease, through July 2007. As part of the sale to JKB Global, LLC, JKB Global, LLC agreed to sublet the premises from PCNS for one year beginning May 1, 2003. The terms of the sublease required JKB Global, LLC to pay less than the total amount of rent due under the terms of the master lease. As a result, we remained liable under the terms of the guaranty for the deficiency, and the total obligation under the terms of the master lease was approximately $1.5 million. This amount was accrued in the second quarter of 2003 as loss on disposal of discontinued operations. In September 2003, we entered into an agreement to terminate the premises lease in consideration for the payment to the landlord of $240,000.

Interest Expense

In 2004, 2003 and 2002, interest expense was $0.7 million, $2.2 million and $2.5 million, respectively. In 2004 and 2003, interest expense primarily related to the borrowings on the credit facility with the Bank, the issuance of the Convertible Notes, amortization of discount on promissory notes, and interest on equipment leases. In 2002, interest expense primarily related to the borrowings under the Credit Facility, the 4.25% Convertible Subordinated Notes, the issuance of the Convertible Notes, note conversion expenses and interest on equipment leases. Approximately $0.8 million was charged to interest expense in 2002 related to conversion of the 4.25% Convertible Subordinated Notes to Common Stock, in compliance with SFAS 84.

Other Income (Expense), Net

In 2004, other income, net, related primarily to a gain on the settlement of a contract of $7.5 million. In 2003, other income, net, related primarily to exchange gain arising from the depreciation of the United States dollar against the Euro and British pound of $0.9 million, gain on disposals of property and equipment of $1.1 million, and gain on vendor settlements of $2.2 million. These were partially offset by miscellaneous other losses.

In 2002, other expense, net, related primarily to losses on vendor settlements of $1.2 million, and writing-off of a notes receivable of $0.8 million. These were partially offset by exchange gain arising from Euro and British pound denominated receipts when these currencies appreciated against the United States dollar and other miscellaneous income.

Gain (loss) on Debt Extinguishment

In the second quarter of 2003, we repurchased a portion of our 7% Convertible Subordinated Notes with a face value of $2.3 million, in exchange for property and equipment valued at $0.8 million, resulting in a gain of $1.5 million. In the third quarter of 2003, we redeemed the remaining 7% Convertible Notes plus interest totaling $21.1 million, in exchange for Series B Preferred Stock with a valuation of $11.6 million. The amount of unamortized deferred financing expense of $750,000 was also written-off as part of this transaction, which resulted in a gain of $8.8 million. In the fourth quarter of 2003, we converted Series C Preferred Stock with a face value of $2.2 million, in exchange for Common Stock valued at $6.0 million on the commitment date of the transaction, resulting in a loss of $3.8 million.

In the second quarter of 2002, we repurchased 4.25% Convertible Subordinated Notes with a face value of $1.75 million for approximately $367,000 in cash.

Provision (Benefit) For Income Taxes

There was no provision for income tax in 2004 and 2003, because the Company incurred net operating losses during the year and the realization of benefits is future years does not rise to the more likely than not standard. In 2002, P-Com recorded a net tax benefit of $(0.5) million, relating to recovery of prior year's federal income tax, offset by income taxes attributable to foreign jurisdictions that had local taxable income for the year.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception in August 1991, we have financed our operations and capital requirements principally through net proceeds of approximately $97.2 million from its initial and two follow-on public offerings of our Common Stock; $113.1 million from private placements of our Common Stock and the exercise of Warrants; $44.6 million from five Preferred Stock financings; $97.5 million from the 4.25% Notes issued in 1997; $3.3 million from the issuance of debentures; and borrowings under bank lines of credit and equipment lease arrangements.

Cash Used in Operations. In 2004, we used approximately $9.1 million of cash in operating activities, primarily due to our net loss of $3.3 million, a non-recurring gain on vendor settlements of approximately $8.5 million, and reductions in accounts payable and other accrued liabilities of $2.3 million, offset by depreciation expenses and inventory charges of $2.4 million and lower receivables, and other assets of $2.4 million.

In 2003, we used approximately $5.9 million of cash in operating activities, primarily due to our net loss of $14.4 million, and a $6.5 million non-cash gain arising from the redemption of the Convertible Notes, plus a $2.1 million of non-cash gain from vendor settlements. These amounts were offset by a $3.7 million non-cash loss related to inventory and related charges, $3.1 million of property and equipment impairment charges, and depreciation expenses of $3.9 million. Significant contributions to cash flow resulted from a net reduction in inventories of $2.5 million, a net reduction in prepaid and other current assets of $1.2 million, offset by a net decrease of other accruals and accounts payable totaling $2.1 million.

Cash from Investing Activities. During 2004, we received $0.6 million from the sale of property and equipment of $0.9 million, offset by new acquisitions of $0.3 million. In 2003, we used approximately $0.7 million of cash from investing activities, due principally to $1.6 million paid for the acquisition of SPEEDCOM Wireless Corporation, plus $0.2 million related to the acquisition of property and equipment, offset by changes in the net assets of discontinued operations of $0.6 million.

Cash from Financing Activities. In 2004, we received $4.7 million through financing activities. This was due primarily to $3.3 million of proceeds from the issuance of debentures and $2.4 million net proceeds from the Special Warrant Offering, offset by $1.0 million of capital lease payments.

In 2003, we generated $11.9 million of cash flows from financing activities, primarily through the receipt of $15.1 million from Preferred Stock and bridge note financings, as more particularly described below, and $0.3 million from the receipt of proceeds from the sale of Common Stock. These were offset by payments of $2.6 million to the Bank under the Credit Facility, a payment of $0.8 million to redeem certain promissory notes assumed as a result of the acquisition of Wave Wireless, and payments of $0.2 million to lessors under capital leases.

On March 26, May 28, and July 18, 2003, we completed bridge financing transactions in which it issued $1.5 million, $0.3 million and $0.9 million, respectively, of 10% convertible promissory notes with a maturity date of one year from the date of issuance (the "Bridge Notes"). The Bridge Notes were subordinated to amounts due under the Credit Facility, but senior to the Convertible Notes. The Bridge Notes were converted into shares of Series C Convertible Preferred Stock, in connection with the Series C Financing, as discussed below.

On August 4, 2003, as a result of the restructuring of its Convertible Notes, the principal amount and accrued interest of $21,138,000 was converted into approximately 1,000,000 shares of Series B Convertible Preferred Stock with a stated value of $21.138 per share.

On October 3 and December 18, 2003, we raised approximately $13.8 million from the issuance and sale of its Series C Convertible Preferred Stock (the "Series C Financing"), resulting in net proceeds of approximately $9.9 million after deducting expenses related to the Series C Financing, and payment of certain claims related to our restructuring.

Contractual Obligations. The following summarizes P-Com's contractual obligations at December 31, 2004, and the effect such obligations are expected to have on its liquidity and cash flow in future periods:

                             Less Than   One to      Three to     After
 Obligations (in $000):      One Year  Three Years  Five Years  Five Years    Total
------------------------------------------------------------------------------------
Non-cancelable operating
  lease obligations          $ 1,750     $   638     $   638     $ 1,599     $ 4,625
Agilent note payable           1,103         300          --          --       1,403
Siemens note payable             300         100          --          --         400
Promissory note                1,676       1,441          --                   3,117
Purchase order commitments     2,391          --          --          --       2,391
                             -------     -------     -------     -------     -------
Total                        $ 7,220     $ 2,479     $   638     $ 1,599     $11,936
                             -------     -------     -------     -------     -------



We do not have any material commitments for capital equipment. Additional future capital requirements will depend on many factors, including our working capital requirements for our operations and our internal free cash flow from operations.

Available Borrowing. On September 17, 2004, we renewed our Credit Facility with the Bank for an additional year, until September 17, 2005. The Credit Facility consists of a Loan and Security Agreement for a $1.0 million borrowing line based on domestic receivables, and a Loan and Security Agreement under the Export-Import ("EXIM") program for a $3.0 million borrowing line based on export related inventories and receivables. The Credit Facility provides for cash advances equal to 75% of eligible accounts receivable balances for both the EXIM program and domestic lines, and up to $750,000 for eligible inventories (limited to 25% of eligible EXIM accounts receivable), under the EXIM program. Advances under the Credit Facility bear interest at the Bank's prime rate plus 3.5% per annum. The Credit Facility is secured by all receivables, deposit accounts, general intangibles, investment properties, inventories, cash, property, plant and equipment of P-Com. P-Com has also issued a $4.0 million secured promissory note underlying the Credit Facility to the Bank. As of December 31, 2004, no amounts were due the Bank under the Credit Facility.

We have an unsecured overdraft line with a bank in Italy, for borrowings up to $83,000, based on domestic trade receivables. Borrowings under this line bear interest at 4.5% per annum. As of December 31, 2004, there were no amounts drawn under this facility.

Current Liquidity. At December 31, 2004, we had working capital of approximately $1.3 million, compared to negative working capital of approximately $2.1 million at December 31, 2003.

Our principal sources of liquidity at December 31, 2004 consisted of available borrowings under our Credit Facility, and approximately $2.3 million of cash and cash equivalents, compared to approximately $6.2 million in cash and cash equivalents at December 31, 2003. Available borrowings under the Credit Facility as of December 31, 2004 were approximately $1.8 million. The existing cash balance is principally derived from the issuance of debentures in the principal amount of $3.3 million in November 2004.

Our cash position is deteriorating. Considering our projected cash requirements based upon current operating levels, our available cash resources will be insufficient by approximately $4.0 million to allow us to continue as a going concern at current operating levels. In addition, at current operating levels, management estimates that our current cash reserves will be exhausted by the second quarter of the Company's year ended December 31, 2005. We will be required to borrow from our existing Credit Facility, which has limitations, as well as raise additional equity and/or debt financing in order to continue. There are currently no formal committed financing arrangements to support this projected cash shortfall. These negative trends and conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period.

Our ability to continue as a going concern for a reasonable period at current operating levels is dependent upon acquiring additional cash through financing arrangements. While we are actively seeking additional equity and/or debt financing, there are currently no commitments. There can be no assurances that any additional financing will be available on acceptable terms, if at all. Accordingly, as discussed under Restructuring Activities, above, we are actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce our liabilities and operating and other costs. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

There can be no assurance that our restructuring plan will be successful. Accordingly, we are also evaluating the merits of a strategic acquisition or other transaction that would substantially improve our liquidity and capital resource position, as well as the merits of an outright sale of our business. If ultimately required, there can also be no assurances that these actions will be successful.

Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts or to amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. The Company is currently evaluating the methodology for adoption on the impending effective date

                      CERTAIN RISK FACTORS AFFECTING P-COM

An investment in our Common Stock is subject to many risks. You should carefully consider the risks described below, together with all of the other information included in this Annual Report, including the financial statements and the related notes, before you decide whether to invest in our Common Stock. Our business, operating results and financial condition could be harmed by any of the following risks. The trading price of our Common Stock could decline due to any of these risks, and you could lose all or part of your investment.

           RISKS RELATED TO P-COM'S FINANCIAL CONDITION AND OPERATIONS

WE NEED ADDITIONAL FINANCING.

Our core business product sales are still significantly below levels necessary to achieve positive cash flow, and have deteriorated. From inception to December 31, 2004, our aggregate net loss is approximately $368 million. Our cash position has declined to $2.3 million at December 31, 2004, and is deteriorating. We had positive working capital of $1.3 million as of December 31, 2004. We recently obtained a commitment for an additional $5.0 million in debt financing (the "Debenture Facility"), and have borrowed $3.3 million as of December 31, 2004 under the Debenture Facility. The parties are currently negotiating the conditions necessary to obtain the additional $1.7 million under the Debenture Facility, in light of our deteriorating financial condition and results from operations. Even if we are able to borrow the additional $1.7 million under the Debenture Facility, existing borrowing availability under our credit facility and available cash are anticipated to meet our liquidity requirements through the end of the first quarter, requiring us to secure additional debt or equity capital and/or significantly restructure our business to continue as a going concern beyond such period. To address our liquidity requirements, we are actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs. We also currently plan to raise additional equity and/or debt capital. No assurances can be given that we will be successful in our restructuring plans, or in our attempts to raise additional debt or equity financing.

OUR CURRENT BUSINESS AND FINANCIAL CONDITION RAISE DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent accountants' opinion on our 2004 consolidated financial statements includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. The financial statements included in this annual report have been prepared assuming that the Company will continue as a going concern. The financial statements do not include adjustments that might result if the Company were required to cease operations. These adjustments would include, among other things, a write-down in the value of the Company's assets from book value to liquidation value.

To continue as a going concern, we will have to significantly increase our sales, decrease costs and possibly induce creditors to forebear or to convert to equity, raise additional equity and/or debt financing, or significantly restructure our business. We may not accomplish these tasks. If we are unable to raise additional debt or equity financing, or significantly restructure our business, we will be unable to continue as a going concern.

OUR BUSINESS CANNOT BE SUSTAINED AT THE CURRENTLY DEPRESSED SALES LEVELS.

Our customers, particularly systems operators and integrated system providers, have not significantly increased their capital spending and orders to suppliers such as us, and in general are not currently building out any significant additional infrastructure. We do not believe that our core products sales levels can sufficiently recover unless there is significant improvement in the worldwide telecommunications equipment industry, which may never happen. Until product sales levels can sufficiently recover, our business, financial condition and results of operations will continue to be adversely affected. We must obtain additional financing and/or significantly restructure our operations to sustain our business at the currently depressed sales levels.

OUR PROSPECTS FOR OBTAINING ADDITIONAL FINANCING ARE UNCERTAIN AND FAILURE TO OBTAIN NEEDED FINANCING WILL AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In the event we are unable to raise additional debt or equity financing during the next thirty days, significantly restructure our business, or otherwise improve our liquidity position, we will not be able to continue as a going concern. Our future capital requirements will depend upon many factors, including the general state of the telecommunications equipment industry, development costs of new products and related software, potential acquisition opportunities, maintenance of adequate manufacturing facilities and contract manufacturing agreements, progress of research and development efforts, expansion of marketing and sales efforts, and status of competitive products. Additional financing may not be available in the future on acceptable terms or at all. The Company's history of substantial operating losses could also severely limit our ability to raise additional financing.

If the Company is unable to increase sales, or obtain additional equity or debt financing, the Company may be required to close business or product lines, further restructure or refinance our debt or delay, or further scale back or eliminate our research and development program, or manufacturing operations. We may also need to obtain funds through arrangements with partners or others that may require us to relinquish our rights to certain technologies or potential products or other assets. Our inability to obtain capital, or our ability to obtain additional capital only upon onerous terms, could seriously damage our business, operating results and financial condition.

WE MAY NOT BE ABLE TO REPAY OUR EXISTING DEBT AND ANY REPAYMENT OF OUR DEBT WITH SHARES OR BY RAISING ADDITIONAL FUNDS MAY RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS.

At March 3, 2005, the Company owed, excluding accrued but unpaid interest, an aggregate amount of $3.3 million to SDS Capital Group SPC, Ltd ("SDS"), and it is anticipated that such indebtedness will increase to $5.0 million prior to the end of the second quarter of 2005. Interest accrues on such debt at an annual interest rate of 7%, increasing to 8% on July 1, 2005 and 10% on April 1, 2006 through the maturity date of the loan, December 31, 2006. If the Company is unable to generate sufficient cash flow from its operations, secure funds from the capital markets or lenders or restructure its debt to SDS, the Company will not be able to continue as a going concern.

We may make the principal and interest payments under our Debenture Facility in either shares of the Company's common stock, cash or a combination of both. The number of shares of common stock that may be used to pay the quarterly installments is capped at 6,000,000 shares of common stock. We currently do not have enough cash to make the required payments under the Debenture Facility and anticipate making the vast majority if not all of the payments in shares of our common stock. In addition, given the recent price for our common stock, if we make the required amortization payments on the Debenture Financing using our common stock, or raise additional funds by issuing equity securities, additional significant dilution to our stockholders will result.

WE MAY NOT BE ABLE TO REPAY THE DEBENTURE FACILITY INSTALLMENT PAYMENTS IN SHARES OF OUR COMMON STOCK.

Under our Debenture Facility, we may not issue shares of common stock to make the quarterly installment payments if the issuance of such shares would result in SDS beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) more than 9.9% of all of the common stock outstanding at such time. SDS may waive this ownership blocker but it is not obligated to do so. In the event that we are prevented from making an installment payment in shares of common stock due to the ownership blocker and SDS does not waive compliance with this provision, then we may default on our payment obligations under the Debenture Facility. Also, the terms of the Debenture Facility limit the number of shares of common stock that we may issue as quarterly installment payments to 6,000,000 shares. If we make the required payments in shares of common stock, given the Company's current stock price, we will reach the share cap. In such event, if SDS does not waive the share cap, then we may default on our payment obligations under the Debenture Facility.

WE RELY ON A LIMITED NUMBER OF CUSTOMERS FOR A MATERIAL PORTION OF OUR SALES AND WITH RESPECT TO MANY OF OUR PRODUCTS, OUR SALES CYCLE IS LENGTHY. THE LOSS OF OR REDUCTION IN SALES TO ANY OF OUR CUSTOMERS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

For the year ended December 31, 2004 and December 31, 2003, sales to our top four customers accounted for 65% and 56% of total sales, respectively. One of those customers, representing approximately 25% of total sales during the twelve months ended December 31, 2004, has recently advised the Company of its intent to purchase products from another provider. We expect that a limited number of customers will continue to account for a significant portion of our sales for the foreseeable future. The loss of any one of these customers would have an immediate and material adverse effect on our sales. Our ability to maintain or increase our sales in the future will depend, in part on our ability to obtain orders from new customers as well as the financial condition and success of our existing customers, the telecommunications equipment industry and the global economy. The length of time it takes to establish a new customer relationship with respect to our licensed products typically ranges from two to over twelve months. If we are unsuccessful in obtaining significant new customers or if one of our top customers or several small customers cancel or delay their orders for our products, then our business and prospects could be harmed which may cause the price of our common stock to decline. Our customer concentration also results in concentration of credit risk. As of December 31, 2004, five customers accounted for 56% of our total accounts receivable balances. If any one of these customers is unable to fulfill its payment obligations to us, our revenue could decline significantly.

WE ARE INCREASINGLY DEPENDENT ON THE SALE OF REFURBISHED LICENSED PRODUCTS, AND A REDUCTION IN SUCH SALES WILL MATERIALLY HARM P-COM'S RESULTS OF OPERATIONS.

Sales of refurbished licensed products in 2004 were $11.2 million, or 46% of total sales, and 58% of total sales of licensed products. As a percentage of total sales and total sales of licensed products, sales of refurbished licensed products are anticipated to increase in 2005 relative to 2004 as a result of the decrease in sales of new licensed products anticipated in 2005. Total sales of refurbished licensed products may decline over time in the event our customers determine to replace existing radios with new product, rather than send them to us for continued repair and maintenance. In addition, our customers may elect to source refurbished licensed products from third parties rather than us, as was the case in the fourth quarter of 2004 when one of our customers elected to contract with a third party for its refurbished licensed product requirements. Although we were ultimately able to recapture that customer's business, no assurances can be given that we will not lose customers in the future, or that customers will not elect to purchase new licensed products rather than send them to us for repair and maintenance. In the event of a reduction in the sale of refurbished licensed products, our results of operations will be materially harmed.

P-COM FACES SUBSTANTIAL COMPETITION AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

We face intense competition worldwide from a number of leading telecommunications equipment and technology suppliers. These companies offer a variety of competitive products and services. These companies include Alcatel Network Systems, Alvarion, Stratex Networks, Ceragon, Ericsson Limited, Harris Corporation-Farinon Division, NEC, Sagem, Nortel, Nokia Telecommunications, SIAE, Siemens, and Proxim. Many of these companies have greater installed bases, financial resources and production, marketing, manufacturing, engineering and other capabilities than P-Com. We face actual and potential competition not only from these established companies, but also from start-up companies that are developing and marketing new commercial products and services. Some of our current and prospective customers and partners have developed, are currently developing or could manufacture products competitive with our products.

The principal elements of competition in our market and the basis upon which customers may select our systems include price, performance, software functionality, perceived ability to continue to be able to meet delivery requirements, and customer service and support. Recently, certain competitors have announced the introduction of new competitive products, including related software tools and services, and the acquisition of other competitors and competitive technologies. We expect competitors to continue to improve the performance and lower the price of their current products and services and to introduce new products and services or new technologies that provide added functionality and other features. New product and service offerings and enhancements by our competitors could cause a decline in our sales or loss of market acceptance of our systems. New offerings could also make our systems, services or technologies obsolete or non-competitive. In addition, we are experiencing significant price competition and we expect that competition will intensify.

P-COM'S OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY DETERIORATING GROSS MARGINS AND SALES VOLUMES.

The intense competition for our licensed products has resulted in a continued reduction in average selling prices. These reductions have not been offset by a corresponding decrease in cost of goods sold, resulting in deteriorating gross margins in some of our product lines. These deteriorating gross margins will continue in the short term. Reasons for the decline include the maturation of the systems, the effect of volume price discounts in existing and future contracts, the intensification of competition, and the recent decrease in sales volumes.

If we cannot significantly reduce costs, develop new products in a timely manner or in the event we fail to achieve increased sales of new products at a higher average selling price, then we will be unable to offset declining average selling prices in many of our product lines. If we are unable to offset declining average selling prices, or achieve corresponding decreases in manufacturing operating expenses, our gross margins will continue to decline.

OUR OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY CONTINUED DECLINE IN CAPITAL SPENDING IN THE TELECOMMUNICATIONS EQUIPMENT INDUSTRY.

The telecommunications equipment industry has experienced a decline in capital spending in recent years, which may continue in the future. Our business has suffered as a result of this decline and will continue to suffer if there is not a significant increase in the amount of capital spending by our customers. We believe that future growth in telecommunications infrastructure will be generated by the entrance of new service providers. However, these new providers may not have the financial resources of existing service providers and may be unable to adequately finance their operations. As a result, these providers may cancel or delay orders for our services and products. Moreover, we often accept purchase orders for our services and products far in advance of shipment, and typically permit orders to be modified or canceled with limited or no penalties. As a result, we are at risk for curtailment or cancellation of purchase orders, which can lead to adverse operating results. Ordering materials and building inventory based on customer forecasts or non-binding orders can also result in large inventory write-offs, such as what occurred in 2000, 2001, 2003 and 2004.

P-COM DOES NOT HAVE THE CUSTOMER BASE OR OTHER RESOURCES OF MORE ESTABLISHED COMPANIES, WHICH MAKES IT DIFFICULT FOR IT TO ADDRESS THE LIQUIDITY AND OTHER CHALLENGES IT FACES.

Although P-Com has installed and has in operation over 150,000 radio units globally, it has not developed a large installed base of its equipment or the kind of close relationships with a broad base of customers of a type enjoyed by larger, more developed companies, which would provide a base of financial performance from which to launch strategic initiatives and withstand business reversals. In addition, P-Com has not built up the level of capital often enjoyed by more established companies, so from time to time, it faces serious challenges in financing its continued operations. P-Com may not be able to successfully address these risks.

FAILURE TO MAINTAIN ADEQUATE LEVELS OF INVENTORY COULD RESULT IN A REDUCTION OR DELAY IN SALES AND HARM P-COM'S RESULTS OF OPERATIONS.

P-Com's customers have increasingly been demanding short turnaround on orders rather than submitting purchase orders far in advance of expected shipment dates. This practice requires that P-Com keep inventory on hand to meet market demands. Given the variability of customer needs and purchasing power, it is difficult to predict the amount of inventory needed to satisfy customer demand. If P-Com over-estimates or under-estimates inventory requirements to fulfill customer needs, or if purchase orders are terminated by customers, P-Com's results of operations could continue to be adversely affected. In particular, increases in inventory or cancellation of purchase orders could adversely affect operations if the inventory is ultimately not used or becomes obsolete. This risk was realized in the large inventory write-downs from 1999 to 2004.

WE RELY ON THIRD PARTY MANUFACTURERS AND SUPPLIERS AND ANY FAILURE OF OR INTERRUPTION IN THE MANUFACTURING, SERVICES OR PRODUCTS PROVIDED BY THESE THIRD PARTIES COULD HARM OUR BUSINESS.

We rely on third-party manufacturers for the manufacturing of a substantial portion of our products. We have limited internal manufacturing capacity, which may not be sufficient to fulfill customers' orders, particularly in times of high capital spending and rapid system deployment. Our contract manufacturers may not be able to react to our demands on a timely basis. In addition, certain components and subassemblies necessary for the manufacture of our systems are obtained from a sole supplier or a limited group of suppliers. Many of these suppliers are in difficult financial positions as a result of the significant slowdown in the telecommunications equipment industry.

Our reliance on third-party manufacturers and suppliers involves risks. From time to time, we have experienced an inability to obtain, or to receive in a timely manner, an adequate supply of finished products and required components and subassemblies. This inability has been due to a variety of factors, including, in some cases, our financial condition. As a result of our reliance on these third parties, we have reduced control over the price, timely delivery, reliability and quality of finished products, components and subassemblies. Any failure by us, or our contract manufacturers to manufacture, assemble and ship systems and meet customer demands on a timely and cost-effective basis could damage relationships with customers and have a material adverse effect on our business, financial condition and results of operations.

P-COM'S BUSINESS DEPENDS ON THE ACCEPTANCE OF ITS PRODUCTS AND SERVICES, AND IT IS UNCERTAIN WHETHER THE MARKET WILL ACCEPT AND DEMAND ITS PRODUCTS AND SERVICES AT LEVELS NECESSARY FOR SUCCESS.

P-Com's future operating results depend upon the continued growth and increased availability and acceptance of micro-cellular, personal communications networks/personal communications services and wireless local loop access telecommunications services, in the U.S. and internationally. The volume and variety of wireless telecommunications services or the markets for and acceptance of the services may not continue to grow as expected. The growth of these services may also fail to create anticipated demand for P-Com's systems. Predicting which segments of these markets will develop and at what rate these markets will grow is difficult.

Certain current and prospective customers are delivering services and features that use competing transmission media, such as fiber optic and copper cable, particularly in the local loop access market. To successfully compete with existing products and technologies, P-Com must offer systems with superior price and performance characteristics and extensive customer service and support. Additionally, P-Com must supply these systems on a timely and cost-effective basis, in sufficient volume to satisfy these prospective customers' requirements, in order to induce them to transition to P-Com's technologies. Any delay in the adoption of P-Com's systems and technologies may result in prospective customers using alternative technologies in their next generation of systems and networks. P-Com's financial condition may prevent P-Com from meeting this customer demand or may dissuade potential customers from purchasing from P-Com. Prospective customers may design their systems or networks in a manner that excludes or omits P-Com's products and technology. Existing customers may not continue to include P-Com's systems in their products, systems or networks in the future. P-Com's technology may not replace existing technologies and achieve widespread acceptance in the wireless telecommunications market. Failure to achieve or sustain commercial acceptance of P-Com's currently available radio systems or to develop other commercially acceptable radio systems would materially adversely affect P-Com's business, financial condition and results of operations.

DUE TO OUR INTERNATIONAL SALES AND OPERATIONS, WE ARE EXPOSED TO BUSINESS, POLITICAL, REGULATORY, OPERATIONAL, FINANCIAL AND ECONOMIC RISKS, ANY OF WHICH COULD INCREASE OUR COSTS AND HINDER OUR GROWTH.

As a result of our current heavy dependence on international markets, especially in the United Kingdom, the European continent, the Middle East, China, and Latin

America, we face business, political, regulatory, operational, financial and economic risks that are often more volatile than those commonly experienced in the United States. Approximately 92% and 89% of our sales in the year ended December 31, 2003 and December 31, 2004, respectively, were made to customers located outside of the United States.

Risks inherent in our international business activities, include the following:

o availability of suitable export financing, particularly in the case of large projects which we must ship in short periods;

o multiple, conflicting and changing laws and regulations, including complications due to unexpected changes in regulatory requirements, foreign laws, tax schemes, international import and export legislation, trading and investment policies, foreign currency fluctuations, exchange controls and tariff and other trade barriers;

o difficulties in enforcing our rights under foreign laws;

o costs and risks of localizing systems (homologation) in foreign countries;

o timing and availability of export licenses, tariffs and other trade barriers;

o difficulties in managing distributors;

o political, economic and social instability, including terrorist activities and the consequences of future geopolitical events, which may adversely affect the markets in which we operate and our ability to insure against these risks;

o difficulty in accounts receivable collections;

o challenges caused by distance, language and cultural differences;

o protectionist laws and business practices that favor local businesses in some countries;

o foreign tax consequences;

o foreign exchange controls that might prevent us from repatriating income earned in countries outside the United States;

o price controls;

o higher costs associated with doing business internationally; and

o difficulties in staffing and managing international operations.

Due to political and economic instability in new markets, economic, political and foreign currency fluctuations may be even more volatile than conditions in developed countries. Countries in the Asia/Pacific, African, and Latin American regions have in recent years experienced weaknesses in their currency, banking and equity markets. These weaknesses have adversely affected and could continue to adversely affect demand for our products.

WE FACE RISKS ASSOCIATED WITH CURRENCY EXCHANGE RATE FLUCTUATIONS.

Approximately 89% and 92% of our sales in the year ended December 31, 2004 and December 31, 2003 were made to customers located outside of the United States and a larger portion of our revenues is denominated in foreign currencies. Historically, our international sales have been denominated in British pounds sterling, Euros or United States dollars. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. For example, a decrease in the value of British pounds or Euros relative to United States dollars, if not hedged, will result in an exchange loss for us if we have Euro or British pounds sterling denominated sales. Conversely, an increase in the value of Euro and British pounds sterling will result in increased margins for us on Euro or British pounds sterling denominated sales as our functional currency is in United States dollars. For international sales that we would require to be United States dollar-denominated, such a decrease in the value of foreign currencies could make our systems less price-competitive if competitors choose to price in other currencies and could adversely affect our financial condition. We fund our Italian subsidiary's operating expenses, which are denominated in Euros. The current strength of the value of the Euro relative to the U.S. dollar results in more costly funding for our Italian operations, and, as a result, higher cost of production to it as a whole. Conversely, a decrease in the value of the Euro will result in cost savings for us.

Historically, we have not engaged in exchange rate hedging activities. Although we may implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations and involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategy and potential accounting implications.

OUR SUCCESS IN MANY FOREIGN MARKETS WILL DEPEND ON OUR ABILITY TO ESTABLISH RELATIONSHIPS WITH LOCAL PROVIDERS OF TELECOMMUNICATIONS SERVICES.

In many cases, local regulatory authorities own or strictly regulate international telephone companies. Established relationships between government-owned or government-controlled telephone companies and their traditional indigenous suppliers of telecommunications often limit access to these markets. The successful expansion of our international operations in some markets will depend on our ability to locate, form and maintain strong relationships with established companies providing communication services and equipment in designated regions. The failure to establish these regional or local relationships or to successfully market or sell our products in specific international markets could limit our ability to compete in today's highly competitive local markets for broadband wireless equipment.

GOVERNMENTAL REGULATIONS AFFECTING MARKETS IN WHICH P-COM COMPETES COULD ADVERSELY AFFECT ITS BUSINESS AND RESULTS OF OPERATIONS.

Radio communications are extensively regulated by the United States and foreign governments as well as by international treaties. P-Com's systems must conform to a variety of domestic and international requirements established to, among other things, avoid interference among users of radio frequencies and to permit interconnection of equipment. Historically, in many developed countries, the limited availability of radio frequency spectrum has inhibited the growth of wireless telecommunications networks. Each country's regulatory process differs. To operate in a jurisdiction, P-Com must obtain regulatory approval for its systems and comply with differing regulations.

Regulatory bodies worldwide continue to adopt new standards for wireless telecommunications products. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the installment of communications systems by P-Com's customers and P-Com. The failure to comply with current or future regulations or changes in the interpretation of existing regulations could result in the suspension or cessation of operations. Those regulations or changes in interpretation could require P-Com to modify its products and services and incur substantial costs in order to comply with the regulations and changes.

In addition, P-Com is also affected by domestic and international authorities' regulation of the allocation and auction of the radio frequency spectra. Equipment to support new systems and services can be marketed only if permitted by governmental regulations and if suitable frequency allocations are auctioned to service providers. Establishing new regulations and obtaining frequency allocation at auction is a complex and lengthy process. If PCS operators and others are delayed in deploying new systems and services, P-Com could experience delays in orders. Similarly, failure by regulatory authorities to allocate suitable frequency spectrum could have a material adverse effect on P-Com's results. In addition, delays in the radio frequency spectra auction process in the United States could delay P-Com's ability to develop and market equipment to support new services.

P-Com operates in a regulatory environment subject to significant change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact P-Com's operations by restricting its development efforts and those of its customers, making current systems obsolete or increasing competition. Any such regulatory changes, including changes in the allocation of available spectra, could have a material adverse effect on P-Com's business, financial condition and results of operations. P-Com may also find it necessary or advisable to modify its systems and services to operate in compliance with these regulations. These modifications could be expensive and time-consuming.

P-COM MAY ENTER INTO AGREEMENTS TO MERGE OR CONSOLIDATE WITH OTHER COMPANIES, AND IT MAY INCUR SIGNIFICANT COSTS IN THE PROCESS, WHETHER OR NOT THESE TRANSACTIONS ARE COMPLETED.

P-Com is currently evaluating options to consolidate, seek a strategic partner or engage in some other corporate transaction intended to increase stockholder value, any of which could be material to our business, operating results and financial condition. Corporate transactions, including mergers and acquisitions, are risky, are subject to a lengthy process to close and could divert management's time and focus from operating our business. P-Com may not be able to close any strategic transaction on the timetable it anticipates, if at all. If P-Com is unable to complete a corporate transaction, P-Com will incur significant non-recoverable expenses that may have a material adverse effect on P-Com's financial position. If a transaction is completed, it could result in unanticipated operating difficulties and expense and the anticipated benefits of the transaction may not materialize.

OUR BUSINESS AND GROWTH MAY SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL WHO ARE IN HIGH DEMAND.

We depend on the continued contributions of our senior management and other key personnel, including Daniel W. Rumsey, the Chief Restructuring Officer, and Don Meiners, the Company's President. The loss of the services of any of either of these executives, or any of our key personnel could harm our business. We do not maintain key person life insurance policies on any of our executive officers. Competition for senior management in our industry is intense and we may not be able to retain our senior management or attract and retain new personnel in the future. Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key personnel. Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance and marketing personnel. Qualified individuals are in high demand, and we may incur significant costs to attract them. If we are unable to attract or retain the personnel we need to succeed, our business may suffer.

OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND MAY DO SO IN THE FUTURE, WHICH COULD MAKE OUR RESULTS OF OPERATIONS DIFFICULT TO PREDICT OR CAUSE THEM TO FALL SHORT OF EXPECTATIONS.

Our prior operating results have fluctuated due to changes in our business and our industry. Similarly, our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control and could cause our results to be below investors' expectations, causing the price of our common stock to fall. Our historical operating results may not be useful to you in predicting our future operating results. Factors that may increase the volatility of our operating results include the following:

o the addition of new customers or the loss of existing customers;

o changes in demand and pricing for our products and services;

o changes in the economic prospects of our customers, which could increase the time it takes us to close sales with customers;

o customer decisions to delay implementation of our products;

o the timing of new product introductions and product enhancements by us and our competitors;

o the publication of opinions concerning us, our products or our services by industry analysts;

o changes in foreign currency exchange rates; and

o domestic and international economic and political conditions.

One or more of these factors may cause our operating expenses to be disproportionately high or our gross revenues to be disproportionately low during any given period, which could cause our net revenue and operating results to fluctuate significantly.

THIRD PARTIES MAY SUE US FOR INTELLECTUAL PROPERTY INFRINGEMENT THAT, IF SUCCESSFUL, COULD REQUIRE US TO PAY SIGNIFICANT DAMAGE AWARDS OR LICENSING FEES.

We cannot be certain that we do not and will not infringe the intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of our business and third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property. Any intellectual property claims, whether or not meritorious, could result in costly litigation and could divert management resources and attention. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages or limit or curtail our product or service offerings. Moreover, we may need to redesign some of our products to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and harm our business and results of operations.

IF WE FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES, WE COULD LOSE CUSTOMERS AND OUR SALES MAY DECLINE.

The telecommunications equipment industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices can render existing products and services obsolete and unmarketable or require unanticipated investments in technology. Our future success will depend on our ability to internally develop, source or license leading technologies to enhance our existing products and services, to develop new products and services that address the changing demands of our customers, and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may experience difficulties that could delay or prevent the successful design, development, introduction or marketing of new products and services. Any new products, services or enhancement that we develop will need to meet the requirements of our current and prospective customers and may not achieve significant market acceptance.

             RISK RELATING TO CAPITAL MARKETS AND P-COM COMMON STOCK

THE NASDAQ SMALL CAP MARKET HAS DELISTED OUR STOCK AND OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY SEVERELY LIMIT THE ABILITY OF STOCKHOLDERS TO SELL OUR COMMON STOCK.

NASDAQ moved our stock listing from the NASDAQ National Market to the NASDAQ Small Cap Market effective August 27, 2002 due to our failure to meet certain listing requirements, including a minimum bid price of $1.00 per share. We subsequently failed to meet certain NASDAQ Small Cap Market quantitative listing standards, including a minimum $1.00 per share bid price requirement, and the NASDAQ Listing Qualifications Panel determined that our stock would no longer be listed on the NASDAQ Small Cap Market. Effective March 10, 2003, our Common Stock commenced trading electronically on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. This move could result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock and could ultimately further depress the trading price of our Common Stock.

Our Common Stock is subject to the Securities Exchange Commission's "penny stock" regulation. For transactions covered by this regulation, broker-dealers must make a special suitability determination for the purchase of the securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules generally require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the company's Common Stock and may affect the ability of holders to sell the Common Stock in the secondary market, and the price at which a holder can sell the Common Stock.

OUR STOCK PRICE HAS BEEN VOLATILE AND HAS EXPERIENCED SIGNIFICANT DECLINE, AND MAY CONTINUE TO BE VOLATILE AND DECLINE.

Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market, and the market price of our common stock may experience significant volatility. In recent years, the stock market in general, and the market for shares of small capitalization technology stocks in particular, have experienced extreme price fluctuations. These fluctuations have often negatively affected small cap companies such as ours, and may impact our ability to raise equity capital in periods of liquidity crunch. Companies with liquidity problems also often experience downward stock price volatility. We believe that factors such as announcements of developments related to our business (including any financings or any resolution of liabilities), announcements of technological innovations or new products or enhancements by us or our competitors, developments in the emerging countries' economies, sales by competitors, sales of significant volumes of our Common Stock into the public market, developments in our relationships with customers, partners, lenders, distributors and suppliers, shortfalls or changes in revenues, gross margins, earnings or losses or other financial results that differ from analysts' expectations, regulatory developments, fluctuations in results of operations could and have caused the price of our Common Stock to fluctuate widely and decline over the past two years. The market price of our Common Stock may continue to decline, or otherwise continue to experience significant fluctuations in the future, including fluctuations that are unrelated to our performance, and our stockholders may not be able to resell shares of our Common Stock at or above the price paid for those shares.

ISSUING SECURITIES AS A MEANS OF RAISING CAPITAL AND THE FUTURE SALES OF THESE SECURITIES IN THE PUBLIC MARKET COULD LOWER P-COM'S STOCK PRICE AND ADVERSELY AFFECT ITS ABILITY TO RAISE ADDITIONAL CAPITAL IN SUBSEQUENT FINANCINGS.

P-Com has traditionally relied on debt and equity financings to meet its working capital needs including the issuances of Series B Convertible Preferred Stock in August 2003 and Series C Convertible Preferred Stock in October and December 2003. In addition, as a result of borrowings under the Debenture Facility, P-Com anticipates issuing up to an additional 6.0 million shares of Common Stock in connection with the scheduled amortization payments. When the shares of Common Stock that are issuable upon conversion of our preferred stock, or paid in connection with required amortization payments, are subsequently sold in the public market, the trading price of P-Com Common Stock may be negatively affected. As of December 31, 2004, the last reported sale price of P-Com common stock was $0.44. Future sales of P-Com's Common Stock or the perception that future sales will occur could have a significant negative effect on the market price of P-Com's Common Stock. If the market price of P-Com Common Stock continues to decrease, P-Com may not be able to conduct additional financings in the future on acceptable terms or at all, and its ability to raise additional capital will be significantly limited.

THE CONVERSION OR EXERCISE OF P-COM'S OUTSTANDING CONVERTIBLE SECURITIES WILL HAVE A SIGNIFICANT DILUTIVE EFFECT ON P-COM'S EXISTING STOCKHOLDERS.

In March, May and July 2003, P-Com issued warrants to purchase approximately 293,333 shares of its Common Stock. In August 2003, P-Com's remaining 7% Convertible Subordinated Notes due 2005 were converted into approximately one million shares of Series B Convertible Preferred Stock, of which approximately 891,594 shares were converted into approximately 3.1 million shares of Common Stock in December 2003. The remaining outstanding shares of Series B Convertible Preferred Stock are convertible into approximately 381,916 shares of P-Com Common Stock.

In October and December 2003, P-Com issued approximately 10,000 shares of Series C Convertible Preferred Stock together with warrants to purchase approximately

4.64 million shares of Common Stock. These shares of Series C Convertible Preferred Stock are convertible into approximately 5.8 million shares of Common Stock. In December 2003, P-Com issued 2,000 shares of Series D Convertible Preferred Stock, which, in turn, are convertible into approximately 444,444 million shares of Common Stock. The conversion or exercise of these securities will result in substantial dilution to P-Com's existing stockholders.

In December 2003, P-Com also issued 2,116,667 shares of its Common Stock in connection with the SPEEDCOM Acquisition. This issuance resulted in substantial dilution to P-Com's existing stockholders. P-Com may issue additional shares of common stock in the future, which would further dilute its stockholders.

P-COM HAS ADOPTED ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF P-COM.

P-Com's stockholder rights plan, certificate of incorporation, equity incentive plans, bylaws and Delaware law may have a significant effect in delaying, deferring or preventing a change in control and may adversely affect the voting and other rights of other holders of P-Com Common Stock.

The rights of the holders of P-Com Common Stock will be subject to, and may be adversely affected by, the rights of any other preferred stock that may be issued in the future, including the Series A Junior Participating Preferred Stock that may be issued pursuant to the stockholder rights plan, upon the occurrence of certain triggering events. In general, the stockholder rights plan provides a mechanism by which the share position of anyone that acquires 15% or more (or 20% or more in the case of the State of Wisconsin Investment Board and Firsthand Capital Management) of P-Com's Common Stock will be substantially diluted. Future issuance of stock or additional preferred stock could have the effect of making it more difficult for a third party to acquire a majority of P-Com's outstanding voting stock.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

FOREIGN CURRENCY RISK

We generate international sales, purchases and possess international facilities. We are, therefore, subject to foreign currency rate exposure. Historically, our international sales have been denominated in British pounds sterling, Euro and United States dollars. The functional currencies of our wholly-owned foreign subsidiaries are the local currencies. Assets and liabilities of these subsidiaries are translated into United States dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at average exchange rates for the period. Accumulated net translation adjustments are recorded in stockholders' equity. Foreign exchange transaction gains and losses are included in the results of operations, and a loss of $165,000 was recorded for the year ended December 31, 2004, due to the approximately 9% depreciation of the United States dollar against the Euro and British pound in the year. Foreign exchange transactions gains and losses were not material to the results for the year ended December 31, 2003 and December 31, 2002. Based on our overall currency rate exposure at December 31, 2004, a near-term 10% appreciation or depreciation of the United States dollar could have an approximately $130,000 effect on our financial position, results of operations and cash flows over the next fiscal year. We do not use derivative financial instruments for speculative or trading purposes.

INTEREST RATE RISK

As of December 31, 2004, we have no indebtedness or other financial instruments that would expose it to interest rate risk.

ITEM 8. FINANCIAL STATEMENTS

                                                        P-COM, INC.

Index to Consolidated Financial Statements and Financial Statement Schedule



                                                                            Page
Financial Statements:

         Report of Aidman, Piser & Company P.A..............................  40

         Report of PricewaterhouseCoopers LLP...............................  41

         Consolidated Balance Sheets at December 31, 2004 and 2003..........  42

         Consolidated Statements of Operations for the years ended
         December 31, 2004, 2003, and 2002..................................  43

         Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Loss for the years ended December 31, 2004,
         2003, and 2002...................................................... 44

         Consolidated Statements of Cash Flows for the years ended
         December 31, 2004, 2003, and 2002..................................  46

         Notes to Consolidated Financial Statements.........................  47

Financial Statement Schedule:

         Schedule II - Valuation and Qualifying Accounts....................  79

All other schedules have been omitted because they are not required, are not applicable, or the information is included in the consolidated financial statements or notes thereto.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
P-Com, Inc.

We have audited the accompanying consolidated balance sheets of P-Com, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for the years then ended. Our audit also included the financial statement schedule listed in the Index at Item 8. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of P-Com, Inc. and subsidiaries as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The Company has incurred recurring net losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations beyond June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans with regard to this uncertainty, including management's specific plans for restructuring and exit activities, are discussed in the footnotes. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying consolidated financial statements for the year ending 2003 have been restated to give effect to a one-for-thirty reverse stock split that became effective on July 19, 2004.





                                          /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
January 26, 2005, except for Note 17, as to which
                  the date is March 10, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF P-COM, INC.

In our opinion, the accompanying consolidated statements of operations, stockholders' deficit and comprehensive loss and cash flows present fairly, in all material respects, the results of operations and cash flows of P-Com, Inc. and subsidiaries for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule for the year ended December 31, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill effective January 1, 2002.

The accompanying financial statements for the year ended December 31, 2002 have been restated to give effect to a one-for-thirty reverse stock split that became effective July 19, 2004.





/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2003, except for Note 1 (Discontinued Operations), as to which the date is September 3, 2003 and for Note 1 (Restatements), as to which the date is July 19, 2004

                                   P-COM, INC.
                           CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share amount)

                                  DECEMBER 31,


                                                           2004         2003
                                                        ---------    ---------
ASSETS
Current assets:
   Cash and cash equivalents                            $   2,280    $   6,185
   Accounts receivable, net of allowances
     of $430 and $310 respectively                          2,828        4,801
   Inventory                                                4,722        5,258
   Prepaid expenses and notes receivable                    1,519        2,216
   Assets of discontinued operations                           --           40
                                                        ---------    ---------
            Total current assets                           11,349       18,500

Property and equipment, net                                 1,755        3,807
Goodwill and other assets                                  12,319       12,258
                                                        ---------    ---------
            Total assets                                $  25,423    $  34,565
                                                        =========    =========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND
 STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                     $   3,139    $   4,035
   Other accrued liabilities                                3,500       16,226
   Loan payable to bank                                        --            1
   Liabilities of discontinued operations                     249          313
   Notes payable current                                    3,178           --
                                                        ---------    ---------
            Total current liabilities                      10,066       20,575
   Other long-term liabilities                              1,743            6
                                                        ---------    ---------
            Total liabilities                              11,809       20,581
                                                        ---------    ---------
Commitments and contingencies (notes 13 and 14) Redeemable preferred stock:
   Series B preferred stock                                 1,569        1,361
   Series C preferred stock                                 2,537          870
   Series D preferred stock                                 2,000        2,000
                                                        ---------    ---------
            Total preferred stock                           6,106        4,231
                                                        ---------    ---------

Stockholders' equity:
   Common stock, par value $0.003 per share:
    35 million shares authorized; 11,877 and 6,820
    shares issued; 11,847 and 6,790 shares
    outstanding, respectively                                  35           20
Treasury stock, at cost; 30 shares                            (74)         (74)
Additional paid-in capital                                376,430      373,186
Accumulated deficit                                      (368,885)    (363,173)
Accumulated other comprehensive loss                            2         (206)
                                                        ---------    ---------
            Total stockholders' equity                      7,508        9,753
                                                        ---------    ---------
Total liabilities, redeemable preferred stock
  and stockholders' equity                              $  25,423    $  34,565
                                                        ---------    ---------



The accompanying notes are an integral part of these consolidated financial statements.

                                   P-COM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                             2004        2003        2002
                                                           --------    --------    --------
Sales                                                      $ 24,175    $ 20,841    $ 29,686
Cost of sales                                                18,720      20,604      30,777
                                                           --------    --------    --------
Gross profit (loss)                                           5,455         237      (1,091)
                                                           --------    --------    --------
Operating expense:
 Research and development                                     4,976       6,099      12,745
 Selling and marketing                                        6,772       3,557       6,621
 General and administrative                                   4,552       5,607      10,750
 Goodwill impairment and amortization                            --          --      11,409
 Restructuring charges                                           --       3,712          --
                                                           --------    --------    --------
   Total operating expenses                                  16,300      18,975      41,525
                                                           --------    --------    --------

Loss from operations                                        (10,845)    (18,738)    (42,616)
Other income (expenses):
 Interest expense                                              (687)     (2,249)     (2,457)
 Gain on debt extinguishment, net                                --       6,499       1,393
 Other income (expense), net                                  8,252       3,739      (1,312)
                                                           --------    --------    --------
Loss before discontinued operations, income taxes,
 and cumulative effect of change in accounting principle     (3,280)    (10,749)    (44,992)
Income tax benefit                                               --          --        (470)
                                                           --------    --------    --------
Loss before discontinued operations and cumulative
 effect of change in accounting principle                    (3,280)    (10,749)    (44,522)
Loss from discontinued operations                               (40)     (2,137)     (4,284)
                                                           --------    --------    --------
Loss from continuing operations before
 cumulative effect of accounting change                      (3,320)    (12,886)    (48,806)
Cumulative effect of change in accounting principle              --          --      (5,500)
                                                           --------    --------    --------
Net loss                                                     (3,320)    (12,886)    (54,306)
                                                           --------    --------    --------
Preferred stock accretions                                   (2,392)     (1,521)         --
Preferred stock dividends in arrears                           (156)         --          --
                                                           --------    --------    --------
Net loss attributable to common stockholders               $ (5,868)   $(14,407)   $(54,306)
                                                           ========    ========    ========

Basic and diluted loss per common share:
 Loss from continuing operations                           $  (0.56)   $  (6.80)   $ (52.28)
 Loss from discontinued operations                               --       (1.18)      (5.03)
 Cumulative effect of change in accounting principle             --          --       (6.46)
                                                           --------    --------    --------
Basic and diluted loss per common share                    $  (0.56)      (7.98)   $ (63.77)
                                                           ========    ========    ========
Shares used in basic and diluted per share computation       10,429       1,805         852
                                                           ========    ========    ========



The accompanying notes are an integral part of these consolidated financial statements.

                                   P-COM, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
                               COMPREHENSIVE LOSS

                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                 (In thousands)

                                                                            Accumulated
                                                                               Other
                                   Common Stock    Additional               Comprehensive Comprehensive
                                  ---------------   Paid-In    Accumulated     Income        Income
                                  Shares   Amount   Capital      Deficit       (Loss)        (Loss)       Total
                                  ------   ------  ----------  -----------  ------------  -------------  ------
Balance at December 31, 2001         566    $ 8    $319,994    $(294,460)    $(1,286)      $     --      $24,256
Issuance of Common Stock for cash,
 net of issuance costs of $821       493      7       7,706           --          --             --        7,713
Issuance of warrants for Common
 Stock in conjunction with line of
 credit borrowings                    --     --          65           --          --             --           65
Issuance of Common Stock as
 part of vendor settlements           42      1       1,273           --          --             --        1,274
Conversion of notes payable to
 Common Stock                         46     --       4,187           --          --             --        4,187
Issuance of warrants for Common
 Stock for services rendered          --     --         480           --          --             --          480
Issuance of Common Stock under
 employee stock purchase plan          1     --          35           --          --             --           35
Cumulative translation adjustment     --     --          --           --         946            946          946
Net loss                              --     --          --      (54,306)                   (54,306)     (54,306)
                                                                                           --------
Comprehensive loss                                                                         $(53,360)
                                  ------    ---    --------    ---------     -------       ========     --------
Balance at December 31, 2002       1,148    $16    $333,740    $(348,766)    $  (340)                   $(15,350)
                                  ======    ===    ========    =========     =======                    ========

                                   P-COM, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
                         COMPREHENSIVE LOSS (CONTINUED)

                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                 (In thousands)


                                                                                                Accumulated
                                                                                                   Other
                                                                                                   Compre-     Net
                                                                Additional                        hensive    Compre-
                                                Common  Stock    Paid-in   Treasury  Accumulated   Income   hensive
                                                Shares  Amount   Capital     Stock    Deficit      (Loss)     Loss      Total
                                                ------ --------  --------  --------  ----------- ---------- --------  ---------
Balance at December 31, 2002                    1,148  $     16  $333,740            $(348,766)  $    (340) $     --  $(15,350)
Non-monetary exchange of common stock
 for equipment                                    (31)                     $   (74)                                        (74)
Issuance of common stock for cash,                 70                 307                                                  307
 net of expenses
Discount on convertible promissory notes           --                 693                                                  693
Issuance of common stock for professional
 services rendered                                150                 450                                                  450
Issuance of common stock for vendor
 settlement                                       159                 558                                                  558
Exercise of warrants for common stock              36                   1                                                    1
Issuance of common stock to SpeedCom
 for business purchase                          2,117         6     7,232                                                7,238
Warrant amortization expenses                      --                 367                                                  367
Conversion of Series B preferred stock
 to common stock                                3,141         9    10,909                                               10,918
Discount on Series C preferred stock,
 related to beneficial conversion feature                          18,918                                               18,918
Accretions of preferred stock; $651 related
 to Series B, and $870 related to Series C                                              (1,521)                         (1,521)
Foreign currency translation adjustments                                                               134       134       134
Other changes                                               (11)       11                                                   --
Net loss                                                                               (12,886)              (12,886)  (12,886)
                                                                                                            --------
Comprehensive loss                                                                                          $(12,752)
                                               ======  ========  ========  =======   =========   =========  ========  ========

Balance at December 31, 2003                    6,790  $     20  $373,186  $   (74)  $(363,173)  $    (206) $     --  $  9,753
Preferred series C conversion                   2,275         6       517                                                  517
Placement warrants converted to common stock      182         1                                                              1
Warrant issuance net of expense of $187K        2,600         8     2,420                                                2,434
Warrants issued in connection with debentures                         307                                                  307
Accretion of preferred stock:
 $208 Related to series B and
 $2,184 related to series C                                                             (2,392)                         (2,392)
Foreign currency translation adjustments                                                               208       208       208
Net loss                                                                                (3,320)               (3,320)   (3,320)
                                                                                                            --------
Comprehensive loss                                                                                          $ (3,112)
                                                                                                            ========
                                               ======  ========  ========  =======   =========   =========            ========

Balance at December 31, 2004                   11,847  $     35  $376,430  $   (74)  $(368,885)  $       2            $  7,508
                                               ======  ========  ========  =======   =========   =========            ========



The accompanying notes are an integral part of these financial statements.

                                   P-COM, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                     Years ended December 31,
                                                                  2004        2003        2002
                                                                --------    --------    --------
Cash flows from operating activities:
Net loss                                                        $ (3,320)   $(12,886)   $(54,306)
Adjustments to reconcile net loss to net cash flows from
operating activities:
  Gain on retirement of convertible notes                             --      (6,499)     (1,393)
  Depreciation expense                                             1,489       3,890       6,602
  Inventory valuation and other charges                              916       3,734       5,770
  Asset impairment and other restructuring charges                    --       3,712          --
  Loss on discontinued operations                                     40       2,137       4,284
  Goodwill impairment charge                                          --          --      11,409
  Cumulative effect of change in accounting principle                 --          --       5,500
  Gain on vendor settlements,  included in other income
    (expenses), net                                                 (964)     (2,060)         --
  Gain on settlement of contract                                  (7,500)         --          --
  Stock compensation expenses for consultants                         --         779          --
  Amortization of  discount on promissory notes                       --         731          --
  (Gain) loss on disposal of equipment, included in other
    income (expenses), net                                           167        (635)        153
  Notes conversion expense                                            --          --         771
  Amortization of stock warrants                                     138         367         546
  Write-off of notes receivable                                       --         100         159
  Increase (decrease) in cash resulting from changes in:
        Accounts receivable, net of reserve                        2,048         144         979
        Inventory                                                   (172)      2,487      12,664
        Prepaid expenses and other assets                            349         846       3,874
        Accounts payable                                          (1,011)     (1,181)        440
        Other accrued liabilities                                 (1,327)     (1,539)    (11,963)
                                                                --------    --------    --------
      Net cash flows from operating activities                    (9,147)     (5,873)    (14,511)
                                                                --------    --------    --------

Cash flows from investing activities:
   Acquisition of property and equipment                            (321)       (182)       (596)
   Proceeds from sale of property and equipment                      829          --         251
   Proceeds from sales of Speedcom common stock                      100          --
   Change in restricted cash                                          --         415       2,496
   Cash paid for Speedcom business purchase                           --      (1,580)         --
   Net asset of discontinued operation                                --         635       2,900
                                                                --------    --------    --------
      Net cash flows from investing activities                       608        (712)      5,051
                                                                --------    --------    --------

Cash flows from financing activities:
   Payments of notes payable                                          --        (750)     (2,111)
   Proceeds from issuance of common stock, net of expenses            --         307       7,713
   Proceeds from issuance of preferred stock, net of expenses         --      15,108          --
   Proceeds from Employee Stock Purchase Plan                         --          --          35
   Proceeds from (repayment of) loan payable to bank                  (1)     (2,603)      2,604
   Proceeds from exercise of warrant offers, net of expenses       2,434          --          --
   Proceeds from debentures                                        3,300          --          --
   Payments under capital lease obligations                       (1,052)       (186)       (497)
                                                                --------    --------    --------
      Net cash flows from financing activities                     4,681      11,876       7,744
                                                                --------    --------    --------

   Effect of exchange rate changes on cash                           (47)         33          52
                                                                --------    --------    --------
Net increase (decrease) in cash and cash equivalents              (3,905)      5,324      (1,664)
Cash and cash equivalents at beginning of the year                 6,185         861       2,525
                                                                --------    --------    --------
Cash and cash equivalents at end of the year                    $  2,280    $  6,185    $    861
                                                                --------    --------    --------



The accompanying notes are an integral part of these financial statements.

                                   P-COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY. P-Com, Inc. ("P-Com" or the "Company") was incorporated in Delaware on August 23, 1991 to engage in the design, manufacture and marketing of millimeter network access wave radio systems for use in the worldwide wireless telecommunications market. See Note 9 for sales and other information by geographic area.

BUSINESS ACQUISITION. As more fully discussed in Note 12, on December 10, 2003, P-Com acquired substantially all of the operating assets and certain liabilities of the Wave Wireless Division of SPEEDCOM Wireless Corporation ("Wave Wireless") in a transaction accounted for using the purchase method. Wave Wireless is engaged in the design, manufacture, configuration and delivery of a variety of broadband fixed-wireless products that are intended to complement the Company's current product line and geographic presence. Under the purchase method of accounting, the results of operations are included in the Company's results commencing on the date of acquisition.

DISCONTINUED OPERATIONS. Prior to March 31, 2003, P-Com's services business unit provided network services including system and program planning and management, path design, and installation for the wireless communication market through its service sales segment. As disclosed in Note 8, the services business was sold and, accordingly, the consolidated financial statements for December 31, 2003, 2002 and 2001 have been reclassified to reflect P-Com's services business unit as a discontinued operation.

LIQUIDITY AND MANAGEMENT'S PLANS

The Company has been experiencing challenging operating conditions in recent years as a result of the continuing depressed telecommunications equipment market; such conditions have persisted since approximately 2000. These conditions, coupled with a significant continuing legacy cost structure, which includes, among other costs, higher than market occupancy costs, have resulted in substantial losses and the use of substantial amounts of cash in operations. Notwithstanding significant liability restructuring activities in recent years, during the years ended December 31, 2004, 2003, and 2002, the Company recorded losses from continuing operations of ($3.3) million, ($10.7) million, and ($44.5) million, respectively, and used ($9.1) million, ($5.9) million, and ($14.5) million cash, respectively, in supporting its operating activities at their current levels. As of December 31, 2004, the Company had cash and cash equivalents of $2.3 million and working capital of $1.3 million. At current operating levels, internal projections reflect an aggregate cash shortfall of approximately $4.0 million for the year ended December 31, 2005. In addition, at current operating levels, management estimates that its cash reserves will be exhausted by or near the end of the first quarter of the year ended December 31, 2005. There are currently no formal, committed financing arrangements available to the Company, other than a highly-restricted bank line of credit, to balance this projected cash shortfall. These negative trends and conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

The Company's ability to continue as a going concern for a reasonable period at current operating levels is dependent upon acquiring additional cash through financing arrangements. While management is actively seeking additional equity and/or debt financing, there are currently no commitments. There can be no assurances that any additional financing will be available on acceptable terms, if at all. Accordingly, management is actively engaged in the development of a formal restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs. The plan is subject to the approval of the Company's Board of Directors, and is expected to be presented for approval before the end of the first fiscal quarter of 2005.

The restructuring plan is expected to include significant reductions in costs, including the suspension or curtailment of certain research and development efforts, reductions in headcount, restructuring of committed costs, such as leasing arrangements, and the curtailment of activities in certain foreign locations. The plan is also expected to include the divestiture of certain unprofitable product lines, which will have the effect of further reducing overall costs. Finally, the plan will likely include the designation of additional preferred stock that will be used to restructure certain liabilities and existing preferred stock of the Company.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Many of the individual components of the restructuring plan will result in charges to operations and, in some instances, the use of a portion of the Company's remaining cash reserves. The associated amounts have not yet been determined. However, under current accounting standards for restructuring and exit activities, the Company will generally be required to determine the amounts and the timing of recognition of the cost components individually. Expenses associated with employee severance costs will not be recorded before the date that the Board of Directors approves the formal plan (the "Commitment Date"). Subsequently, severance costs will be recognized when employee groups are identified and the severance benefits are communicated. Divesting certain product lines may result in inventories becoming excessive and subject to markdown evaluation. If markdowns are necessary, such amounts will be recorded as a component of cost of sales when estimable. Other costs associated with the restructuring plan, such as lease restructuring or other exit costs, generally will be recognized when the costs are incurred through contract execution or otherwise.

There can be no assurance that the aforementioned restructuring plan will be successful. Accordingly, management is also evaluating the merits of a strategic acquisition or other transaction that would substantially improve its liquidity and capital resource position and the merits of an outright sale of the Company's operation. If ultimately required, there can also be no assurances that these actions will be successful.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTATEMENTS

All share and per share information in the accompanying consolidated financial statements for the years ended December 31, 2003 and 2002 have been restated to give effect to a one-for-thirty reverse stock split that became effective on July 19, 2004.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT'S USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of P-Com and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

FOREIGN CURRENCY

The value of the United States dollar rises and falls day-to-day on foreign currency exchanges. Since the Company does business in foreign countries, these fluctuations affect the Company's financial position and results of operations. Assets and liabilities of our foreign subsidiaries are translated from their local currencies into United States dollars at exchange rates in effect at the respective balance sheet date. Income and expense accounts are translated from their local currencies into United States dollars at average exchange rates for the respective period.

Accumulated net translation adjustments are recorded as a component of comprehensive income (loss) in stockholders' equity (deficit). Foreign exchange transaction gains and losses are included in the results of operations in the periods incurred, and were not material in all periods presented. The Company does not enter into any contracts to hedge the effects of foreign currency exchange fluctuations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of cash, accounts receivable and payable, debt and accrued liabilities at December 31, 2004 and 2003 approximated their respective historical cost due to the short maturities.

CASH AND CASH EQUIVALENTS

P-Com considers all highly liquid debt instruments with a maturity when acquired of three months or less to be cash equivalents.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE

P-Com records an allowance for doubtful accounts receivable based on our general collection history and specifically identified amounts that management believed to be uncollectible. P-Com has a limited number of customers with individually large amounts due at any given balance sheet date. However, any unanticipated change in one of those customer's credit worthiness could have a material adverse effect on P-Com's results of operations in the period in which such changes or events occur and losses become estimable. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

REVENUE RECOGNITION

Revenue from product sales is recognized upon transfer of title and risk of loss, which is upon shipment of the product provided no significant obligations remain and collection is probable. Shipping and handling costs related to our product sales are included as a component of cost of sales. The Company has not experienced material returns of products. The Company warrants its products and provides parts and labor to repair any manufacturing defects on its equipment for a period of one year to three years. Provisions for estimated warranty repairs, returns and other allowances are recorded at the time revenue is recognized. (See Note 3)

INVENTORY

Inventory is stated at the lower of cost or market; cost is determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based upon the useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized using the straight-line method based upon the shorter of the estimated useful lives of the respective improvements or the lease term.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

GOODWILL

Goodwill at December 31, 2004 and 2003 represents the excess of the purchase price over the fair values of net assets acquired in connection with the Wave Wireless acquisition. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), goodwill resulting from the purchase will not be amortized into operations. Rather, such amounts will be tested for impairment at least annually. This impairment test is calculated at the reporting unit level, which, for P-Com is at the enterprise level. The annual goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of P-Com, as determined using its trading market prices, with its carrying value, including goodwill. If the fair value exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down will be recorded. In the event that P-Com's management determines that the value of goodwill has become impaired using this approach, P-Com will record a charge for the amount of the impairment. No impairment of goodwill resulted from this measurement approach immediately following the Wave Wireless acquisition. P-Com will perform this test annually, on the first day of the fourth quarter of each year. No impairments arose during 2004.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the year ended December 31, 2002, management reviewed the carrying value of goodwill related to the services business unit, and based upon its assessment of future cash value of revenue flows and the current depressed business condition of the telecommunications services market, recorded a ($11.4) million impairment charge in the fourth quarter of 2002. In addition, effective upon the adoption of SFAS 142, the Company recorded ($5.5) million of transitional impairment charges in the first quarter of the year ended December 31, 2002, which represented the difference between the fair value of expected cash flows from the services business unit, and its book value on the effective date of the then newly-issued pronouncement.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the long-lived assets, other than goodwill, may be impaired, an evaluation of recoverability would be performed to determine whether impairments were present by comparing the net book value of long-lived assets, other than goodwill, to projected undiscounted cash flows at the lowest discernable level for which cash flow information can be projected. In the event that undiscounted cash flows are insufficient to recover the net carrying value over the remaining useful lives, impairment charges are calculated and recorded in the period first estimable using discounted cash flows or other fair value information, whichever is more appropriate. During the year ended December 31, 2003, an impairment charge of ($3.7) million was reflected in the caption, "Restructuring charges on the consolidated statement of operations."

COMPREHENSIVE INCOME (LOSS)

Under Statements on Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), P-Com is required to display comprehensive income and its components as part of our full set of financial statements. Comprehensive income comprises net income (loss) and other comprehensive income
(loss) items Other comprehensive income (loss) includes certain changes in equity of P-Com that are excluded from net income (loss). Specifically, SFAS 130 requires adjustments arising from P-Com's foreign currency translation, which were reported separately in stockholders' equity, to be included in accumulated other comprehensive income (loss). Comprehensive income (loss) in 2004, 2003 and 2002 has been reflected in the Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive Loss.

ACCOUNTING FOR STOCK-BASED COMPENSATION

P-Com accounts for and reports its stock-based employee compensation arrangements using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation ("FIN 44"), and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure ("SFAS 148"). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of its stock at the date of grant over the stock option exercise price. P-Com accounts for stock issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Under SFAS 123, stock awards issued to non-employees are accounted for at their fair value on the date issued.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table reflects supplemental financial information related to stock-based employee compensation, as required by SFAS 148 for each year ending December 31:

                                                         2004      2003      2002
                                                        ---------------------------
Stock-based employee compensation costs used in the
determination of net income (loss) attributable to
common stockholders, as reported                        $    --   $    --   $    --
                                                        ===========================
Loss attributable to common stockholders, as reported   $ 5,868   $14,407   $54,306

Stock-based employee compensation costs that would have
been included in the determination of net loss if the
fair value method (SFAS 123) had been applied
to all awards                                           $ 1,940   $ 1,967   $ 2,747
                                                        ---------------------------

Unaudited pro forma net loss attributable to common
stockholders, if the fair value method had been
applied to all awards                                   $ 7,808   $16,374   $57,053
                                                        ===========================
Net  loss attributable to common stockholders per
common share, as reported                               $  0.56   $  7.98   $ 63.77
                                                        ===========================
Unaudited pro forma net loss attributable to common
Stockholders per common share, if the fair value
method had been applied to all awards                   $  0.75   $  9.07   $ 67.00
                                                        ===========================



CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMER INFORMATION

Financial instruments that potentially subject P-Com to significant concentrations of credit risk consist principally of cash equivalents and trade accounts receivable. As of December 31, 2003, P-Com had in excess of $2.0 million on deposit in Silicon Valley Bank. The failure of this bank may result in a substantial loss of these deposits.

P-Com has sold most of its products in international markets. Sales to several customers have been denominated in British Pounds Sterling and Euro. At December 31, 2004, 2003 and 2002, accounts receivable from these customers represented 40%, 30%, and 29%, respectively, of total accounts receivable. Any gains or losses that arise in the translation of foreign denominated financial instruments are included in operations each period when measurable.

P-Com performs credit evaluations of its customers' financial condition to determine the customer's credit-worthiness. Sales are then generally made either on 30 to 90 day payment terms, COD or pursuant to letters of credit. P-Com extends payment terms to international customers of up to 90 days, which is consistent with prevailing business practices.

At December 31, 2004 and 2003, approximately 44% and 50%, respectively, of trade accounts receivable represent amounts due from three customers, respectively. For the year ended December 31, 2004, 2003 and 2002, five, four, and two customers accounted for 56%, 54%, and 26% of total sales, respectively.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. THE COMPANY, LIQUIDITY AND MANAGEMENT'S PLANS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. The Company is currently evaluating the methodology for adoption on the impending effective date.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. CHANGE IN ACCOUNTING PRINCIPLE

GOODWILL

Effective January 1, 2002, P-Com adopted Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). Pursuant to the impairment recognition provisions of SFAS 142, P-Com conducted an evaluation of the impact of adopting SFAS 142. Accordingly, under the transitional provisions of SFAS 142, a goodwill impairment loss of $5.5 million was recorded related to P-Com's services segment during the first quarter of 2002, representing the difference between the fair value of expected cash flows from the services business unit, and its book value. The fair value of the services segment was estimated using a discounted cash flows model over a four-year period from 2002 to 2005. A residual value was calculated assuming that the services business unit will continue as a going concern beyond the discrete projected period. A discount factor of 25% was used to compute the present value of expected future cash flows. The residual of the goodwill balance amount of $11.4 million was also assessed to be impaired in the fourth quarter of 2002, and a charge was recorded for the same amount.

The following table sets forth a reconciliation of net loss and loss per share information for the year ended December 31, 2002, as adjusted for the non-amortization provisions of SFAS 142 (in thousands, except per share amounts):

                                  FOR THE YEAR
                               ENDED DECEMBER 31,


                                                               2002
                                                         ------------------
Reported net loss attributable to common stockholders ...     $(54,306)
  Add back: Goodwill amortization .......................           --
                                                              --------
Adjusted net loss .......................................      (54,306)
                                                              --------
Basic and diluted loss per share attributable to common
stockholders:
Reported net loss .......................................     $ (63.77)
  Add back: Goodwill amortization .......................           --
                                                              --------
Adjusted net loss .......................................     $ (63.77)
                                                              ========
Weighted average number of shares .......................          852
                                                              ========



Changes in the carrying amount of goodwill for the year ended December 31, 2004, 2003 and 2002 are as follows (in $000):



                                                   2004       2003       2002
                                                 --------   --------   --------
Balance at January 1, ........................   $ 11,981   $     --   $ 16,909
Purchased goodwill during the year ...........         --     11,981         --
Goodwill amortization expense ................         --         --         --
Transition impairment ........................         --         --     (5,500)
Impairment charge ............................         --         --    (11,409)
                                                 --------   --------   --------
Balance at December 31, ......................   $ 11,981   $ 11,981   $     --
                                                 ========   ========   ========

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3. SELECTED BALANCE SHEET AND STATEMENT OF OPERATIONS COMPONENTS

Inventory consists of the following (in thousands of dollars):



                                               As of December 31,
                                                2004       2003
                                               ------     ------
Raw materials ..............................   $  475     $3,219
Work-in-process ............................      299      1,682
Finished goods .............................    3,948        277
Inventory at customer sites ................       --         80
                                               ------     ------
                                               $4,722      5,258
                                               ======     ======



Property and equipment consists of the following (in thousands of dollars):


                                                                            As of December 31,
                                                                          --------------------
                                                           Useful life      2004         2003
                                                           -----------    --------    --------
Tooling and test equipment .....................           3 - 5 years    $ 27,188    $ 27,196
Computer equipment .............................               3 years       6,065       6,480
Furniture and fixtures .........................               5 years       2,307       2,360
Land and buildings and leasehold improvements...  5 to 7, and 33 years         642       1,736
Construction in process ........................                               147          14
                                                                          --------    --------
                                                                            36,349      37,786
Less: Accumulated depreciation and amortization                            (34,594)    (33,979)
                                                                          --------    --------
                                                                          $  1,755    $  3,807
                                                                          ========    ========



Depreciation expense for the years ended December 31, 2004, 2003 and 2002 amounted to $1,489 thousand, $3,890 thousand, and $6,602 thousand, respectively.

The above amounts include leasehold improvements under capital leases and related accumulated amortization of $6,994 thousand and $6,021 thousand at December 31, 2004, $6,994 thousand and $4,889 thousand at December 31, 2003, and $6,990 thousand and $3,370 thousand at December 31, 2002, respectively. In 2003, P-Com recorded a provision for impairment of equipment relating to the point - to - multipoint product lines, of which $5,550 thousand was financed on capital leases as of December 31, 2003 and this equipment was secured with the lessor.

Other accrued liabilities consist of the following (in thousands):



                                                       As of December 31,
                                                      -------------------
                                                        2004        2003
                                                      -------     -------
Purchase commitment .............................     $   278     $ 1,238
Deferred contract obligations (a) ...............          --       8,000
Deferred revenue ................................         112         243
Accrued employee benefits .......................         987       1,092
Accrued warranty (b) ............................         491       1,110
Lease obligations ...............................          --       2,335
Accrued rent ....................................         308         497
Customer advance ................................         298         468
Other ...........................................       1,026       1,243
                                                      -------     -------
                                                      $ 3,500     $16,226
                                                      =======     =======
(a) Deferred contract obligations

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3. SELECTED BALANCE SHEET AND STATEMENT OF OPERATIONS COMPONENTS (CONTINUED)

Under a joint license and development contract, P-Com determined that an Original Equipment Manufacturer agreement with a vendor provided for payments of $8.0 million, specifically earmarked for marketing our products under a joint license and development contract. Accordingly, beginning in 1998, the Company had recorded a liability of $3.0 million, and this was increased to $8.0 million in 1999. As of December 31, 2003 and 2002, the liability of $8.0 million under this arrangement remained. The Company entered into a settlement agreement with the vendor in July 2004 whereby the Company was obligated to pay the vendor $500,000. As of December 31, 2004, the liability of $400,000 under this arrangement remained, with a payment of $100,000 due January 1, 2005, and twelve monthly installments of $25,000 per month beginning on January 31, 2005.

(b) A summary of product warranty reserve activity is as follows (in thousands):



                                               2004         2003         2002
                                             -------      -------      -------
Balance at January 1,                        $ 1,110      $   936      $ 2,843
Additions relating to product sold               367          729          430
Payments                                        (984)        (555)      (2,337)
                                             -------      -------      -------
Balance at December 31,                      $   493      $ 1,110      $   936
                                             =======      =======      =======



c) Other long-term liabilities consist of the following (in thousands):



                                                 December 31,
                                             -------------------
                                               2004        2003
                                             -------      ------
Capital lease obligations .............      $ 1,743           6
                                             -------      ------
                                             $ 1,743           6
                                             =======      ======



Other income (expense), net consists of the following for each year ended December 31:

                                                                      2004         2003       2002
                                                                     -------     -------     -------
Gains (losses) on settlements of accounts payable and liabilities    $ 8,300     $ 2,194     $(1,254)
Gains (losses) on disposals of property and equipment                    (30)      1,061        (217)
Gains (losses) on transactions denominated in foreign currencies        (143)        852         148
Write-off advance to an ex-employee                                       --        (100)       (159)
Write-off notes receivable from Spectrasite                               --          --        (791)
Accruals write-back                                                       --          --         416
Other income (expenses), net                                             125        (268)        545
                                                                     -------     -------     -------
  Total other income (expenses), net                                 $ 8,252     $ 3,739     $(1,312)
                                                                     =======     =======     =======

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4. BORROWING ARRANGEMENTS

NOTES PAYABLE

On November 3, 2004, we entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with a purchaser ("Purchaser") whereby the Purchaser agreed to purchase debentures in the aggregate principal amount of up to $5,000,000 (the "Notes") (the "Debenture Financing"). From the date of issuance, the outstanding principal balance of the Notes bear interest, in arrears, at a rate per annum equal to seven percent (7%), increasing to eight percent (8%) on July 1, 2005 and ten percent (10%) on April 1, 2006 through the maturity date of December 31, 2006. Interest shall be payable on a quarterly basis commencing on March 31, 2005.

In addition, the Company agreed to issue warrants to purchase in the aggregate up to 800,000 shares of the Company's common stock (the "Warrants"). The Warrants will have an initial exercise price of $1.50 and a term of five years. The Purchase Agreement provided that the Notes and Warrants be issued in two closings. The first closing took place on November 26, 2004 and consisted of $3,300,000 principal amount of Notes. The Purchase Agreement originally contemplated that the second closing would take place no later than December 30, 2004. While no assurances can be given, the parties are currently negotiating the conditions necessary to obtain the additional $1,700,000 under the Purchase Agreement, in light of our deteriorating financial condition and results from operations.

On November 30, 2004, Agilent Financial Services ("Agilent") entered into an agreement with us to restructure the $1.725 million due Agilent on December 31, 2004. Under the terms of the agreement, we paid Agilent an initial payment of $250,000 on December 1, 2004. Interest shall accrue on the $1.725 million at a rate of 10.25% per annum from December 1, 2004 through April 1, 2006. We are required to pay monthly payments equal to $92,187, for sixteen months, from January 1, 2005, up to and including April 1, 2006. On the earlier of May 1, 2006 or within thirty (30) days of full repayment of the $1.725 million, we shall pay any and all interest accrued. In addition, we issued Agilent a warrant to purchase 178,571 shares of our common stock. The warrant has an initial exercise price of $0.56 and a term of five years.

On September 17, 2004, the Company renewed its Credit Facility with Silicon Valley Bank (the "Bank") until September 17, 2005. The Credit Facility consists of a Loan and Security Agreement for a $1.0 million borrowing line based on domestic receivables, and a Loan and Security Agreement under the Export-Import ("EXIM") program for a $3.0 million borrowing line based on export related inventories and receivables. The Credit Facility provides for cash advances equal to 75% of eligible accounts receivable balances for both the EXIM program and domestic lines, and up to $750,000 for eligible inventories (limited to 25% of eligible EXIM accounts receivable), under the EXIM program. Advances under the Credit Facility bear interest at the Bank's prime rate plus 3.5% per annum. The Credit Facility is secured by all receivables, deposit accounts, general intangibles, investment properties, inventories, cash, property, plant and equipment of the Company. The Company has also issued a $4.0 million secured promissory note underlying the Credit Facility to the Bank. As of December 31, 2004, there was no balance outstanding under this Credit Facility. The Company has however issued Letter of Credits totaling $ 294 thousand with maturity to April 2005 to certain vendors under this Credit Facility. The Letter of Credits have not been drawn upon yet, as of December 31, 2004.

The Company has an unsecured overdraft line with a bank in Italy, for borrowings of up to $83,000, based on domestic trade receivables. Borrowings under this line bear interest at 4.5% per annum. At December 31, 2004, there were no amounts drawn under this facility.

CONVERTIBLE SUBORDINATED NOTES

On November 5, 1997, P-Com issued $100 million in 4.25% Convertible Subordinated Notes due November 1, 2002. The 4.25% Convertible Subordinated Notes were convertible into shares of P-Com Common Stock. Interest on the 4.25% Convertible Subordinated Notes was due semi-annually on May 1 and November 1 of each year. During the period following issuance, through November 1, 2002, holders exercised conversion options reducing the carrying amount to $22.4 million. During the year ended December 31, 2002, certain conversions resulted in a gain on debt extinguishment of $1.3 million.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4. BORROWING ARRANGEMENTS (CONTINUED)

On November 1, 2002, P-Com issued $22.4 million aggregate face value of 7% Convertible Subordinated Notes due November 1, 2005, in exchange for the 4.25% Convertible Subordinated Notes. The 7% Convertible Subordinated Notes were originally convertible into P-Com's Common Stock at $63.00 per share. On May 28, 2003, $2.3 million of the Convertible Subordinated Notes were redeemed through an exchange for property and equipment that resulted in a gain of $1.5 million, included in the caption, "Gain on Debt Extinguishments, net," in the Consolidated Statements of Operations for the year ended December 31, 2003. On August 4, 2003, the remaining principal and accrued interest of the Convertible Subordinated Notes totaling $21.1 million was converted into approximately 1,000,000 shares of Series B Convertible Preferred Stock that resulted in a gain of $8.8 million included in the caption, "Gain on Debt Extinguishments, net" in the Consolidated Statements of Operations for the year ended December 31, 2003.

BRIDGE NOTES

The Company received $2.7 million in bridge note financings during the year ended December 31, 2003 in advance of the sale of Series C Preferred Stock, discussed in Note 5. The bridge notes were convertible into Series C Preferred Stock, and included detachable Series A Warrants to purchase 2.5 million shares of Common Stock and Series B Warrants to acquire 3.5 million shares of the Company's Common Stock. The proceeds from the bridge notes was allocated between the notes and warrants based upon their relative fair values on the commitment date, resulting in a debt carrying value of $2.0 million. Neither the original conversion rate nor the adjusted conversion rate, giving effect to the allocation of proceeds to warrant equity, resulted in a beneficial conversion charge. During the year ended December 31, 2003, the discounted bridge notes were accreted to a balance of $2.2 million, through periodic charges to interest expense. During the fourth quarter, the holders of the bridge notes converted their balances into Series C Preferred stock at an induced, beneficial conversion rate, that resulted in a charge of $3.8 million included in the caption, "Gain on Debt Extinguishments, net," in the Consolidated Statements of Operations for the year ended December 31, 2003.

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

The authorized capital stock of P-Com is 35 million shares of Common Stock, $0.003 par value (the "Common Stock"), and 2 million shares of Preferred Stock, $0.0001 par value (the "Preferred Stock"), including 500,000 shares of which have been designated Series A Junior Participating Preferred Stock (the "Series A") pursuant to the Stockholder Rights Agreement (see discussion below), 1,000,000 shares as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 10,000 shares as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and 2,000 shares as Series D Convertible Preferred Stock (the "Series D Preferred Stock"). Effective July 19, 2004, P-Com effected a one for thirty reverse stock split. All numbers have been restated to reflect the stock split.

                                 PREFERRED STOCK

The Board of Directors is authorized to issue shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series, without further action by the holders of Common Stock.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

                      SERIES B CONVERTIBLE PREFERRED STOCK

On August 4, 2003, as a result of the restructuring of its Convertible Notes, the principal amount and accrued interest of $21,138,000 was converted into approximately 1,000,000 shares of Series B Convertible Preferred Stock with a stated value of $21.138 per share. Each share of Series B Convertible Preferred Stock converts into a number of shares of the Company's Common Stock equal to the stated value divided by $6.00. Certain holders of Series B Convertible Preferred Stock agreed to convert the Series B Convertible Preferred Stock into Common Stock upon receipt of stockholder approval to increase the number of authorized shares of the Company's Common Stock to allow for conversion of the Series B Preferred Stock. The Company received the stockholder approval on December 2, 2003 and these holders converted their Series B Convertible Preferred Stock into Common Stock. If declared, the holders of the Series B Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefore. Holders of Series B Preferred Stock shall share pro rata in all dividends and other declared distributions. The basis of distribution shall be the number of shares of Common Stock that the holders would hold if all of the outstanding shares of Series B Preferred Stock had converted into Common Stock.

Any time after January 31, 2004 and subject to certain limitations, the Company may require the holders of Series B Preferred Stock to convert all outstanding shares of Series B Preferred Stock into shares of Common Stock, in accordance with the optional conversion formula, and all of the following conditions are met:

o Closing bid price of the Common Stock for 10 consecutive trading days prior to delivery of the mandatory conversion Notice equals or exceeds $12.00;

o Company shall have filed a registration statement covering all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, declared effective by the SEC, and continuing effectiveness through and including the date of the mandatory conversion;

o All shares of Common Stock issuable upon conversion of Series B Preferred Stock are authorized and reserved for issuance; registered for resale under the 1933 Act; and listed on the Bulletin Board or other national exchange; and

o All amounts, if any, accrued or payable under the Certificate of Designation, Rights and Preferences of the Series B Preferred Stock ("Certificate of Designation") shall have been paid.

Upon the occurrence of the following events, the holders of Series B Preferred Stock may require the Company to purchase their shares of Series B Preferred Stock for cash:

o Company fails to remove any restrictive legend on any Common Stock certificate issued to Series B Preferred stockholders upon conversion as required by the Certificate of Designation;

o Company makes an assignment for creditors or applies for appointment of a receiver for a substantial part of its business/property or such receiver is appointed;

o Bankruptcy, insolvency, reorganization or liquidation proceedings shall be instituted by or against the Company;

o Company sells substantially all of its assets;

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

                SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

o Company merges, consolidates or engages in a business combination with another entity that is required to be reported pursuant to Item 1 of Form 8-K (unless the Company is the surviving entity and its capital stock is unchanged);

o Company engages in transaction(s) resulting in the sale of securities whereby such person or entity would own greater than 50% of the outstanding shares of Common Stock of the Company (on a fully-diluted basis);

o Company fails to pay any indebtedness of more than $250,000 to a third party, or cause any other default which would have a material adverse effect on the business or its operations.

The Series B Preferred Stock ranks senior to the Common Stock and the Series A Preferred Stock. The consent of the majority holders of the Series B Preferred Stock is required to create any securities that rank senior or pari passu to the Series B Preferred Stock. Upon a liquidation event, any securities senior to the Series B Preferred Stock shall receive a distribution prior to the Series B Preferred Stock and pursuant to the rights, preferences and privileges thereof, and the Series B Preferred Stock shall receive the liquidation preference with respect to each share. If the assets and funds for distribution are insufficient to permit the holders of Series B Preferred Stock and any pari passu securities to receive their preferential amounts, then the assets shall be distributed ratably among such holders in proportion to the ratio that the liquidation preference payable on each share bears to the aggregate liquidation preference payable on all such shares. If the outstanding shares of Common Stock are increased/decreased by any stock splits, stock dividends, combination, reclassification, reverse stock split, etc., the conversion price shall be adjusted accordingly. Upon certain reclassifications, the holders of Series B Preferred Stock shall be entitled to receive such shares that they would have received with respect to the number of shares of Common Stock into which the Series B Preferred Stock would have converted. If the Company issues any securities convertible for Common Stock or options, warrants or other rights to purchase Common Stock or convertible securities pro rata to the holders of any class of Common Stock, the holders of Series B Preferred Stock shall have the right to acquire those shares to which they would have been entitled upon the conversion of their shares of Series B Preferred Stock into Common Stock. The Series B Preferred Stock does not have voting rights.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

                SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

A summary of Series B Preferred Stock activity is as follows (in thousands):



                                                     Shares       Amount
                                                     ------     --------
Activity during the year ended December 31, 2003:
  Issuance of Series B preferred stock                1,000     $ 11,619

  Preferred stock accretions to accrete the
  Fair value to the stated value (b)                                 651

  Conversion of Series B preferred stock for 3,141
  Shares of common stock                               (892)     (10,909)
                                                     ------     --------

  Balances as of December 31, 2003 (c) (d)              108     $  1,361

Activity during the year ended December 31, 2004:
  Preferred stock accretions to accrete the fair
  value to the stated value (b)                                      208
                                                     ------     --------
  Balances as of December 31, 2004 (c) (d)              108     $  1,569
                                                     ======     ========



(a) The Company, after consideration of several valuation models, determined the fair value of the Preferred Stock as an amount equals to the fair value of the number of common shares into which the Series C Preferred Stock is convertible into using the trading market price on the date the Series C Preferred Stock was issued.

(b) The Company accretes its Series B Preferred Stock to redemption value through periodic charges to retained earnings.

(c) The Series B Preferred Stock is classified as a mezzanine security, outside of stockholders equity in the accompanying consolidated balance sheets due to the cash redemption provisions noted above. Under Statements of Financial Accounting Standards No. 150, this security would have been classified as equity in a non-public filing context.

(d) As of December 31, 2004, outstanding Series B Preferred Stock is convertible into 381,916 shares of common stock.

                SERIES C CONVERTIBLE PREFERRED STOCK AND WARRANTS

In October and December 2003, P-Com issued approximately 10,000 shares of Series C Convertible Preferred Stock with a stated value of $1,750 per share, together with warrants to purchase approximately 4.64 million shares of Common Stock. Each share of Series C Convertible Preferred Stock converts into a number of shares of the Company's Common Stock equal to the stated value divided by $3.00. These shares of Series C Convertible Preferred Stock outstanding on December 31, 2004 are convertible into approximately 3.5 million shares of Common Stock. Holders of Series C Convertible Preferred Stock are entitled to receive, out of legally available funds, dividends at the rate of 6% per annum beginning on the first anniversary of their date of issuance and 8% per annum beginning on the second anniversary of their date of issuance. Dividends are payable semi-annually, either in cash or shares of P-Com Common Stock.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)

Each share of Series C Convertible Preferred Stock is convertible into a number of shares of Common Stock equal to the stated value, plus any accrued and unpaid dividends, divided by an initial conversion price of $3.00. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The conversion price is also subject to adjustment in the event that P-Com makes a dilutive issuance of Common Stock or other securities that are convertible into or exercisable for Common Stock at an effective per share purchase price that is less than the conversion price of the Series C Preferred Stock in effect at the time of the dilutive issuance. The holders of Series C Preferred Stock may convert their shares into shares of Common Stock at any time. However, no holder of Series C Preferred Stock may convert its shares into shares of Common Stock if the conversion would result in the holder or any of its affiliates, individually or in the aggregate, beneficially owning more than 9.999% of P-Com's outstanding Common Stock. In the event a holder is prohibited from converting into Common Stock under this provision due to the 9.999% ownership limitation discussed above, the excess portion of the Series C shall remain outstanding, but shall cease to accrue a dividend.

Subject to limitations above, the Series C Convertible Preferred Stock is also mandatorily convertible at the option of P-Com 180 days after the effective date of a registration statement covering the shares of Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock, and upon the satisfaction of the following conditions: (i) for ten consecutive days, the Common Stock closes at a bid price equal to or greater than $6.00; (ii) the continued effectiveness of the registration statement; (iii) all shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock and Series C-1 and Series C-2 Warrants are authorized and reserved for issuance, are registered under the Securities Act for resale by the holders, and are listed or traded on the OTC Bulletin Board or other national exchange; (iv) there are no uncured redemption events; and (v) all amounts accrued or payable under the Series C Convertible Preferred Stock Certificate of Designation or registration rights agreement have been paid. As of February 21, 2005, approximately 3933 shares of Series C Convertible Preferred Stock had been converted into approximately 2.29 million shares of Common Stock and approximately 6,009 shares of Series C Convertible Preferred Stock remained outstanding. As of February 21, 2005, 3,933 shares of the Series C Warrants have been exercised.

The shares of Series C Convertible Preferred Stock that remain outstanding are convertible into approximately 3.5 million shares of Common Stock, subject to the limitation on conversion described above. The number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock and exercise of the Series C-1 and Series C-2 Warrants are subject to adjustment for stock splits, stock dividends and similar transactions and for certain dilutive issuances.

The investors of Series C were issued 233 Series C-1 Warrants and 233 Series C-2 Warrants for every share of Series C purchased. The C-1 Warrant has a term of five years and an initial exercise price of $4.50 per warrant, increasing to $5.40 per warrant beginning February 6, 2005. The Series C-2 Warrant has a term of five years and an initial exercise price of $5.40 per warrant, increasing to $6.60 per warrant beginning August 6, 2005. Subject to an effective registration statement, beginning twenty-four (24) months after the Effective Date, the Company may redeem the Series C-1 Warrants for $0.03 per Warrant if the Closing Bid Price of the Company's Common Stock is equal to or greater than $10.80 for ten (10) consecutive trading days. Beginning February 6, 2007, the Company may redeem the Series C-2 Warrants for $0.03 per Warrant if the Closing Bid Price of the Company's Common Stock is equal to or greater than $13.20 for ten (10) consecutive trading days. The Conversion Price of the Series C and the Exercise Price of the C-1 and C-2 Warrants shall be subject to adjustment for issuances of Common Stock at a purchase price less than the then-effective Conversion Price or Exercise Price, based on weighted average anti-dilution protection, subject to customary carve-outs (See Common Stock Warrants, below).

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)

If P-Com completes a private equity or equity-linked financing (the "New Financing"), the Series C holders may exchange any outstanding Series C at 100% of face value for the securities issued in the New Financing. Such right shall be voided in the event the Company raises $5.0 million of additional equity capital at a price of not less than $3.60 per share.

For any equity or equity-linked private financing consummated within 12 months after the closing of the Series C Financing, the investors in the Series C shall have a right to co-invest in any private financing up to fifty percent (50%) of the dollar amount invested in the Series C Financing. The investors shall have five (5) trading days to respond. This co-investment provision shall not apply to the issuance of stock in situations involving bona-fide strategic partnerships, acquisition candidates and public offerings.

Upon the occurrence of the following events, (each a "Redemptive Event"), the holders of Series C Preferred Stock may require the Company to purchase their shares of Series C Preferred Stock for cash:

o the Company fails to remove any restrictive legend on any Common Stock certificate issued to Series C Preferred Stock holders upon conversion as required by the Certificate of Designation and such failure continues uncured for five business days after receipt of written notice;

o the Company makes an assignment for the benefit of creditors or applies for appointment of a receiver for a substantial part of its business/property or such receiver is appointed;

o bankruptcy, insolvency, reorganization or liquidation proceedings shall be instituted by or against the Company and shall not be dismissed within 60 days of their initiation;

o the Company sells substantially all of its assets;

o the Company merges, consolidates or engages in a business combination with another entity that is required to be reported pursuant to Item 1 of Form 8-K (unless the Company is the surviving entity and its capital stock is unchanged);

o the Company engages in transaction(s) resulting in the sale of securities to a person or entity whereby such person or entity would own greater than fifty percent (50%) of the outstanding shares of Common Stock of the Company (calculated on a fully-diluted basis);

o the Company fails to pay any indebtedness of more than $250,000 to a third party, or cause any other default which would have a material adverse effect on the business or its operations.

The Series C Preferred Stock ranks senior to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and ranks pari passu with the Series D Preferred Stock. The consent of the majority holders of the Series C Preferred Stock is required to create any securities that rank senior or pari passu to the Series C Preferred Stock. If P-Com liquidates, dissolves or winds up, the holders of Series C Preferred Stock and Series D Preferred Stock are entitled to receive the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of Series B Preferred Stock and P-Com Common Stock. In addition, the holders of Series C Preferred Stock are entitled to share ratably together with the holders of the Series D Preferred Stock, the Series B Convertible Preferred Stock and P-Com Common Stock in all remaining assets after the satisfaction of all other liquidation preferences. If the assets and funds for distribution are insufficient to permit the holders of Series C

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)

Preferred Stock and any pari passu securities to receive their preferential amounts, then the assets shall be distributed ratably among such holders in proportion to the ratio that the liquidation preference payable on each share bears to the aggregate liquidation preference payable on all such shares. If the outstanding shares of Common Stock are increased/decreased by any stock splits, stock dividends, combination, reclassification, reverse stock split, etc., the conversion price shall be adjusted accordingly.

Upon certain reclassifications, the holders of Series C Preferred Stock shall be entitled to receive such shares that they would have received with respect to the number of shares of Common Stock into which the Series C Preferred Stock would have converted. If the Company issues any securities convertible for Common Stock or options, warrants or other rights to purchase Common Stock or convertible securities pro rata to the holders of any class of Common Stock, the holders of Series C Preferred Stock shall have the right to acquire those shares to which they would have been entitled upon the conversion of their shares of Series C Preferred Stock into Common Stock.

The holders of Series C Preferred Stock are entitled to vote together with the holders of the Series D Preferred Stock and Common Stock, as a single class, on all matters submitted to a vote of P-Com's stockholders. The holders of the Series C Preferred Stock are entitled to a number of votes equal to the number of shares of P-Com Common Stock that would be issued upon conversion of their shares of Series C Preferred Stock.

A summary of Series C Preferred Stock activities is as follows (in thousands):



                                                            Shares      Amount
                                                           -------     --------
Activity during the year ended December 31, 2003:
  Sale of Series C preferred stock for cash, net of
  issuance expenses                                            9.4     $ 15,108

  Issuance of Series C preferred stock for services and
  settlements                                                   .6          905

  Allocation of cash proceeds to warrants                                (8,136)

  Beneficial conversion feature                                          (7,877)

  Preferred stock accretions to accrete the fair value
  to the stated value                                                       870
                                                           -------     --------

  Balance as of December 31, 2003                             10.0          870

Activity during the year ended December 31, 2004
  Preferred stock accretions to accrete the fair value
  to the stated value                                                     2,184

  Conversion of Series C preferred stock for 2,275
  shares of common stock                                      (4.0)        (517)
                                                           -------     --------

Balances as of December 31, 2004 (e) (f)                       6.0     $  2,537
                                                           =======     ========

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES C CONVERTIBLE PREFERRED STOCK (CONTINUED)

(a) The Company, after consideration of several valuation models, determined the fair value of the Preferred Stock as an amount equal to the fair value of the number of common shares into which the Series C Preferred Stock is convertible into using the trading market price on the date the Series C Preferred Stock was issued.

(b) The Company allocated proceeds between the Series C Preferred Stock and the Warrants based upon their relative fair values.

(c) The beneficial conversion feature was calculated using the adjusted conversion rate, following the allocation of proceeds to warrants discussed in item (b) above.

(d) The Company accretes its Series C Preferred Stock to redemption value through periodic charges to retained earnings.

(e) The Series C Preferred Stock is classified as a mezzanine security, outside of stockholders equity in the accompanying balance sheet due to the cash redemption provisions noted above. Under Statements of Financial Accounting Standards No. 150, this security would have been classified as equity in a non-public filing context.

(f) As of December 31, 2004, outstanding Series C Preferred Stock are convertible into approximately 3.5 million shares of Common Stock.

Beneficial conversion feature represents the excess of the aggregate fair value of the of the Common Stock, using the market price at around the Series C commitment date, that the Preferred Stockholders would receive at conversion over the proceeds received, and it is accreted over a five-year period.

                      SERIES D CONVERTIBLE PREFERRED STOCK

P-Com has designated 2,000 shares of its Preferred Stock as Series D Convertible Preferred Stock. In December 2003, P-Com issued the 2,000 shares of Series D Convertible Preferred Stock to redeem $2 million of notes payable assumed from the SPEEDCOM asset acquisition. The Series D Preferred Stock has a stated value of $1,000 per share. Each share of Series D Preferred Stock is convertible into a number of shares of Common Stock equal to the stated value divided by an initial conversion price of $4.50. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The holders of Series D Preferred Stock may convert their shares into shares of Common Stock at any time. However, no holder of Series D Preferred Stock may convert its shares into shares of Common Stock if the conversion would result in the holder or any of its affiliates, individually or in the aggregate, beneficially owning more than 9.999% of P-Com's outstanding Common Stock. The Series D Preferred Stock are convertible into approximately 444,444 shares of Common Stock.

Holders of Series D Preferred Stock are entitled to share pro-rata, on an as-converted basis, in any dividends or other distributions that may be declared by the board of directors of P-Com with respect to the Common Stock. If P-Com liquidates, dissolves or winds up, the holders of Series D Preferred Stock and the holders of Series C Preferred Stock are entitled to receive the stated value of their respective shares plus all accrued and unpaid dividends, pari passu, and prior to any amounts being paid to the holders of Series B Preferred Stock and P-Com Common Stock. In addition, the holders of Series D Preferred Stock are entitled to share ratably together with the holders of Series C Preferred Stock, Series B Preferred Stock and P-Com Common Stock in all remaining assets after the satisfaction of all other liquidation preferences.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES D CONVERTIBLE PREFERRED STOCK (CONTINUED)

The holders of Series D Preferred Stock are entitled to certain rights and preferences with respect to the holders of P-Com Common Stock. The holders of Series D Preferred Stock are entitled to vote together with the holders of P-Com Common Stock and holders of Series C Preferred Stock, as a single class, on all matters submitted to a vote of P-Com's stockholders. The holders of Series D Preferred Stock are entitled to a number of votes equal to the number of shares of P-Com Common Stock that would be issued upon conversion of their shares of Series D Preferred Stock.

Upon the occurrence of the following events, (each a "Redemptive Event"), the holders of Series D Preferred Stock may require the Company to purchase their shares of Series D Preferred Stock for cash:

o the Company fails to remove any restrictive legend from certificates representing shares of P-Com Common Stock that are issued to holders who convert their shares of Series D Preferred Stock;

o the Company makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee;

o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against P-Com and is not dismissed within 60 days;

o the Company sells substantially all of its assets, merges or consolidates with any other entity or engages in a transaction that results in any person or entity acquiring more than 50% of P-Com's outstanding Common Stock on a fully diluted basis;

o the Company fails to pay when due any payment with respect to any of its indebtedness in excess of $250,000;

o the Company breaches any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; and

o the Company permits a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on the business, operations, properties or financial condition of P-Com.

A summary of Series D Preferred Stock activities is as follows (in thousands):

Activity during the year ended December 31, 2004:



                                              Shares     Amount
                                             -------    --------
Issuance of Series D Preferred Stock, at
  fair value, to redeem $2 million face
  value of notes (a)                           2,000    $  2,000
                                             -------    --------
Balances as of December 31, 2004 (b) (c)       2,000    $  2,000
                                             =======    ========



(a) The Company, after consideration of several valuation models, determined the fair value of the Preferred Stock as an amount equal to the fair value of the number of common shares into which the Series D Preferred Stock is convertible into using the trading market price on the date the Series D Preferred Stock was issued.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES D CONVERTIBLE PREFERRED STOCK (CONTINUED)

(b) The Series D Preferred Stock is classified as a mezzanine security, outside of stockholders equity in the accompanying balance sheet due to the cash redemption provisions noted above. Under Statements of Financial Accounting Standards No. 150, this security would have been classified as equity in a non-public filing context.

(c) As of December 31, 2004, outstanding Series D Preferred Stock is convertible into 444,444 shares of Common Stock.

                                  COMMON STOCK

In January 2003, the Company sold 70,000 shares of Common Stock to an existing stockholder for aggregate net proceeds of $307,000. In December 2003, P-Com issued 2.1 million shares of its Common Stock in connection with the SPEEDCOM asset acquisition. In accordance with Statements of Financial Accounting Standards No. 141, Business Combinations, these common shares were valued based upon trading market prices around the commitment date of the purchase transaction, or $7.2 million. In December 2003, holders of Series B Preferred Stock converted the Preferred Stock into 3.14 million shares of Common Stock. During the year ended December 31, 2003, the Company also issued 3.43 million shares of Common Stock in exchange for services and to settle indebtedness. In all instances where Common Stock was issued in exchange for services, the Common Stock was valued using the trading market prices on the commitment date or issue date, whichever is appropriate for the respective transaction.

In June 2002, P-Com sold approximately 3.82 million shares of unregistered Common Stock at a per share price of $21.00, for an aggregate net proceeds of approximately $7.3 million. In December 2002, P-Com sold approximately 111,111 shares of unregistered Common Stock at a per share price of $4.50, for an aggregate net proceeds of approximately $0.4 million. The shares have subsequently been registered for resale.

At December 31, 2004, P-Com had 3,870,393 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

COMMON STOCK WARRANTS

Three Year Warrant Summary. The following table summarizes our Common Stock warrant activity for each of each year ended December 31, (in thousands, except per share amounts):

                                         2004                        2003                       2002
                                       ----------------------------------------------------------------
                                        Shares      Price Range     Shares     Price Range     Shares      Price Range
Outstanding at beginning of year         5,900    $9.00-$1,275.00      102     $15.00-$42.50     22     $450.00-$1,275.00
    Issued                                 707    $0.56-$1.50        5,748     $0.30-$1.02       55     $9.00-$30.60
    Adjustments (a)                       (525)                         71     $4.38-$12.44      25     $131.40-$373.20
    Exercised                           (3,255)   $0.00-$0.05          (36)    $0.03-$0.03
    Cancelled                             (124)   $0.24-$0.24         (625)    $6.12-$255.00
                                                   --------------   ------                    ------
Outstanding at end of year               2,703                       5,900                      102
                                       =======                      ======                    ======

Warrants exercisable at end of year      2,703                       5,801                      102
                                       -------                      ------                    ------
Weighted-average exercise price of
  warrants issued during the year      $  1.26                       $4.80                    $19.20



(a) Adjustments to Common Stock warrants arise from anti-dilution terms. The issuance of the Agilent Warrant and the SDS Warrant triggered the antidilution provisions of the Series C-1 Warrants, the Series C-2 Warrants and the Series C Convertible Preferred Stock.

                             2004 WARRANT ACTIVITIES

In November 2004, P-Com issued a warrant to purchase 528,000 shares of the Company's common stock, in connection with the issuance of the $3.3 million promissory note to SDS Capital SPC Ltd. (the "SDS Warrant"). The SDS Warrant has an initial exercise price of $1.50 and a term of five years. The Company allocated the proceeds between the carrying value of the promissory note and the warrants based on the fair value of the transaction, resulting in an effective interest rate for the promissory note of 13.4%.

In November 2004, P-Com issued a warrant to purchase 178,571 shares of the Company's common stock to Agilent Financial Services, in connection with the restructuring of the $1.725 million obligation owed to Agilent Financial Services (the "Agilent Warrant"). The Agilent Warrant has an initial exercise price of $0.56 and a term of five years. The Company allocated the proceeds between the carrying value of the note and the warrants based on the fair value of the transaction, resulting in an effective interest rate for the note of 17.8%.

                          STOCKHOLDER RIGHTS AGREEMENT

On September 26, 1997, the Board of Directors of P-Com adopted a Stockholder Rights Agreement (the "Rights Agreement"). Pursuant to the Rights Agreement, Rights (the "Rights") were distributed as a dividend on each outstanding share of its Common Stock held by stockholders of record as of the close of business on November 3, 1997. Each Right will entitle stockholders to buy Series A Preferred at an exercise price of $125.00 upon certain events. The Rights will expire ten years from the date of the Rights Agreement.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (CONTINUED)

STOCKHOLDER RIGHTS AGREEMENT (CONTINUED)

In general, the Rights will be exercisable only if a person or group acquires 15% or more of P-Com's Common Stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of P-Com's Common Stock. In the case of the State of Wisconsin Investment Board, Firsthand Capital Management, Alpha Capital and StoneStreet Limited Partnership the threshold figure is 20% rather than 15%. If, after the Rights become exercisable, P-Com is acquired in a merger or other business combination transaction, or sells 50% or more of its assets or earning power, each unexercised Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price. At any time within ten days after the public announcement that a person or group has acquired beneficial ownership of 15% or more of P-Com's Common Stock, the Board of Directors, in its sole discretion, may redeem the Rights for $0.003 per Right.

6. EMPLOYEE BENEFIT PLANS

                               STOCK OPTION PLANS

On October 8, 2004, P-Com's stockholders approved the adoption of the 2004 Equity Incentive Plan (the "2004 Plan") as a successor to P-Com's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan").

The 2004 Plan authorizes the issuance of up to 3,000,000 shares of Common Stock as of December 31, 2004.

The 2004 Plan provides four different types of equity incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) stock units.

The exercise price per share for incentive stock options granted under the 2004 Plan may not be less than 100% of the fair market value per share of common stock on the option grant date. The exercise price for non-statutory stock options granted under the 2004 Plan may not be less that 85% of the fair market value per share of common stock on the option grant date. No option will have a term in excess of 10 years.

STOCK APPRECIATION RIGHTS

The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive stock appreciation rights, the time or times when such grants are to be made, the number of shares subject to each stock appreciation right, the vesting schedule (if any) to be in effect for the stock appreciation right and the maximum term for which any stock appreciation right is to remain outstanding. Under the 2004 Plan, an individual may not receive stock appreciation rights that pertain to more than 833,333 shares of common stock in any given year.

RESTRICTED STOCK

The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive shares of restricted stock, the time or times when such grants are to be made, the number of shares granted and the vesting schedule (if any) to be in effect for the restricted stock. In any given year, the number of shares of restricted stock that are subject to performance-based vesting conditions granted to a participant in the 2004 Plan may not exceed 833,333 shares.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. EMPLOYEE BENEFIT PLANS (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

STOCK UNITS

The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive stock units, the time or times when such grants are to be made, the number of stock units granted and the vesting schedule (if any) to be in effect for the stock units. In any given year, the number of stock units that are subject to performance-based vesting conditions granted to a participant in the 2004 Plan may not exceed 833,333 shares.

The following table summarizes stock option activity under P-Com's 2004 Plan (in thousands, except per share amounts):

                                           2004               2003               2002
                                    ------------------------------------------------------
                                    Shares    Price   Shares     Price   Shares     Price
                                    ------   -------   -----   --------  ------    -------
Outstanding at beginning of year     1,104   $ 26.40     102   $ 361.50      48    $876.30
   Granted                             335      2.41   1,034   $   3.90      68      30.30
   Exercised                             1      4.17      --         --      --
   Canceled                           (272)    10.42     (32)    355.80     (14)    504.60
                                    ------             -----             ------
Outstanding at end of year           1,168     23.30   1,104      26.40     102     361.50
                                    ======             =====             ======
Options exercisable at year-end        451     54.83     151     162.00      40     735.90
                                    ======             =====             ======
Weighted-average fair value of
   options granted during the year  $23.30             $3.60             $23.10



The following table summarizes information about stock options outstanding and exercisable at December 31, 2004 (in thousands, except per share amounts):

EMPLOYEE STOCK PURCHASE PLAN

On January 11, 1995, P-Com's Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan"), which was approved by stockholders in February 1995. The Purchase Plan permits eligible employees to purchase Common Stock at a discount through payroll deductions during successive offering periods with a maximum duration of 24 months. Each offering period shall be divided into consecutive semi-annual purchase periods. The price at which the Common Stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of the offering period or the last day of the purchase period, whichever is lower. A total of 300,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Awards and terms are established by P-Com's Board of Directors. The Purchase Plan may be canceled at any time at the discretion of its Board of Directors prior to its expiration in January 2005. Under the Plan, P-Com sold approximately 900, 2,633, and 2,600, shares in 2002, 2001, and 2000, respectively. The Board of Directors suspended the plan in January 2002.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. EMPLOYEE BENEFIT PLANS (CONTINUED)

EMPLOYEE STOCK PURCHASE PLAN (CONTINUED)

Because P-Com has adopted the disclosure-only provision of SFAS No. 123, no compensation expense has been recognized for its stock option plan or for its stock purchase plan. Had compensation costs for its two stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, P-Com's net loss and net loss per share would have been reduced to the pro forma amounts indicated as follows:



                                                  2004       2003        2002
                                                -------    --------    --------
Net loss attributable to common stockholders
  As reported ..............................    $(5,868)   $(14,407)   $(54,306)
  Pro forma ................................    $(7,808)   $(16,374)   $(57,054)
Net loss per share
  As reported --Basic and Diluted ..........    $ (0.56)   $  (7.98)   $ (63.77)
  Pro forma --Basic and Diluted ............    $ (0.75)   $  (9.07)   $ (67.00)



The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2004, 2003, and 2002, respectively: expected volatility of 128%, 158%, and 158%; weighted-average risk-free interest rates of 2.8%, 2.1%, and 3.1% ; weighted-average expected lives of 4.0, 4.0, and 4.0; respectively, and a zero dividend yield.

The fair value of the employees' stock purchase rights was estimated using the Black-Scholes model with the following assumptions for 2002: expected volatility of 197% weighted-average risk-free interest rates of 1.7% weighted-average expected lives of 0.5 years and a dividend yield of zero. The weighted-average fair value of those purchase rights granted in 2002 was $24.90. The employee stock purchase plan was suspended in 2002.

401(K) PLAN

P-Com sponsors a 401(k) Plan (the "401(k) Plan") which provides tax-deferred salary deductions for eligible employees. Employees may contribute up to 60% of their annual compensation to the 401(k) Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The 401(k) Plan permits, but does not require, P-Com to make matching contributions. To date, no matching contributions have been made.

7. RESTRUCTURING AND OTHER CHARGES

The Company continually monitors its inventory carrying value in the light of the slowdown in the global telecommunications market, especially with regard to an assessment of future demand for its point - to - multipoint, and its other legacy product line. This has resulted in a $2.0 million charge to cost of sales for its point - to - multipoint, Tel-Link point - to - point and Air-link spread spectrum inventories during the second quarter of 2003. In the first quarter of 2003, the Company recorded a $3.4 million inventory related charge to cost of sales, of which $2.0 million was related to its point - to - multipoint inventories. These charges were offset by credits of $1.8 million in the second quarter associated with a write-back of accounts payable and purchase commitment liabilities arising from vendor settlements.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7. RESTRUCTURING AND OTHER CHARGES (CONTINUED)

In the event that certain facts and circumstances indicate that the long-lived assets may be impaired, an evaluation of recoverability would be performed. When an evaluation occurs, management conducts a probability analysis based on the weighted future undiscounted cash flows associated with the asset. The results are then compared to the asset's carrying amount to determine if impairment is necessary. The cash flow analysis for the property and equipment is performed over the shorter of the expected useful lives of the assets, or the expected life cycles of our product line. An impairment charge is recorded if the net cash flows derived from the analysis are less than the asset's carrying value. We deem that the property and equipment is fairly stated if the future undiscounted cash flows exceed its carrying amount. In the first and second quarter of 2003, the Company continued to reevaluate the carrying value of property and equipment relating to its point - to - multipoint product line, that are held for sale. The evaluation resulted in a $2.5 million provision for asset impairment in the second quarter of 2003, and $0.6 million provision in the first quarter of 2003. As a result of these adjustments, there is no remaining net book value of property and equipment related to the point - to - multipoint product line.

A summary of inventory reserve and provision for impairment of property and equipment activities is as follows (in thousands):

                                                     Inventory Reserve

                                                 Additions
                                  Balance at     Charged to      Deductions
                                  Beginning      Statement          From      Balance at
                                   of Year     of Operations      Reserves    End of Year
                                  ----------   -------------     ----------   -----------
Year ended December 31, 2002       $ 38,597       $ 5,770         $( 4,800)    $ 39,567
Year ended December 31, 2003       $ 39,567       $ 5,460         $(17,908)    $ 27,119
Year ended December 31, 2004       $ 27,119       $   916         $ (3,746)    $ 24,289



In connection with a workforce reduction in May 2003, the Company accrued a $0.2 million charge relating to severance packages given to certain of its executive officers. All pertinent criteria for recognition of this liability were met during the period of recognition.

In the fourth quarter of 2002, P-Com determined that there was a need to reevaluate its inventory carrying value in light of the continuing worldwide slowdown in the global telecommunications market, especially with regard to an assessment of future demand for P-Com's point - to - multipoint product range. This resulted in a $5.8 million inventory charge to product cost of sales, of which $5.0 million was for point - to - multipoint inventories, and $0.8 million was for spread spectrum inventories.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8. GAIN (LOSS) ON DISCONTINUED OPERATIONS

In the first quarter of 2003, the Company committed to a plan to sell its services business, P-Com Network Services, Inc. ("PCNS"). Accordingly, beginning in the first quarter of 2003, this business is reported as a discontinued operation and the financial statement information related to this business has been presented on one line, entitled, "Discontinued Operations," in the Consolidated Statements of Operations. On April 30, 2003, the Company entered into an Asset Purchase Agreement with JKB Global, LLC ("JKB") to sell certain assets of PCNS. The total cash consideration was approximately $105,000, plus the assumption of certain liabilities. The Company guaranteed PCNS' obligations under its premises lease, through July 2007. As part of the sale to JKB, JKB agreed to sublet the premises from PCNS for one year beginning May 1, 2003. The terms of the sublease required JKB to pay less than the total amount of rent due under the terms of the master lease. As a result, the Company remained liable under the terms of the guaranty for the deficiency, under the terms of the master lease of approximately $1.5 million, and the amount is accrued as loss on disposition of discontinued operations in the second quarter of 2003, which was the period that such loss was incurred. In the third quarter of 2003, the Company reached an agreement with the landlord to settle the lease guarantee for $0.3 million, and therefore wrote-back the excess $1.2 million accrual as a gain in discontinued operations in the third quarter of 2003.

Summarized results of PCNS are as follows (in thousands):



                                   Year Ended December 31,
                                2004        2003        2002
                              -------     -------     -------
Sales                         $    --     $ 1,065     $ 3,337
                              -------     -------     -------
Loss from operations          $   (40)    $  (581)    $(4,284)
Provision for income taxes         --          --          --
                              -------     -------     -------
Net loss                      $   (40)    $  (581)    $(4,284)
                              -------     -------     -------



The loss from the sale of the discontinued services unit was $1.6 million for the year ended December 31, 2003, and this was principally due to the write-off of assets upon the discontinuation of the services business unit.

The assets and liabilities of the discontinued operations consisted of the following (in thousands):



                                                         December  31,
                                                         -------------
                                                         2004     2003
                                                         ----     ----
Total assets related to discontinued operations
Cash                                                     $ --     $ --
Accounts receivable                                        --       --
Inventory                                                  --       --
Prepaid expenses and other assets                          --       --
Property plant and equipment                               --       --
Other assets                                               --       40
                                                         ----     ----
                                                         $ --     $ 40
                                                         ----     ----
Total liabilities related to discontinued operations
Accounts payable                                         $183     $183
Other accrued liabilities                                  66      130
                                                         ----     ----
                                                         $249     $313

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. SALES AND PROPERTY AND EQUIPMENT BY GEOGRAPHIC REGION

The allocation of sales by geographic customer destination and property, plant and equipment, net are as follows (in thousands):



                                % of total
Sales                            for 2004      2004       2003       2002
                                ----------   -------    -------    -------
North America ...............       11%      $ 2,579    $ 3,042    $ 2,949
United Kingdom ..............       23%        5,583      6,349      5,894
Continental Europe ..........       21%        5,178      3,693      4,487
Asia ........................       14%        3,386      5,831     15,018
Other Geographic Regions ....       31%        7,449      1,926      1,338
                                 -------     -------    -------    -------
                                   100%      $24,175    $20,841    $29,686
                                 =======     =======    =======    =======

                                                   2004      2003
                                                  ------    ------
Property, plant and equipment, net
  United States ..............................    $1,467    $2,324
  United Kingdom .............................        26        36
  Italy ......................................       253     1,439
  Other geographic regions ...................         9         8
                                                  ------    ------
  Total ......................................    $1,755    $3,807
                                                  ======    ======



10. NET LOSS PER SHARE

The numerator for calculation of net loss per common share is the Company's net loss for the period, less preferred stock dividends and accretions. The denominator, weighted average common shares outstanding, does not include stock options with an exercise price that exceeds the average fair market value of the underlying Common Stock or other dilutive securities because the effect would be anti-dilutive.

11. INCOME TAXES

Loss before discontinued operations, income taxes, cumulative effect of change in accounting principle and Preferred Stock accretions consists of the following (in thousands):



                              Year Ended December 31,
                        ----------------------------------
                          2004         2003         2002
                        --------     --------     --------
Domestic ...........    $ (2,574)    $(10,669)    $(44,694)
Foreign ............        (706)         (80)        (298)
                        --------     --------     --------
                        $ (3,280)    $(10,749)    $(44,992)
                        ========     ========     ========

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11. INCOME TAXES (CONTINUED)

The provision (benefit) for income taxes consists of the following (in thousands):



                                         2004       2003       2002
                                        ------     -----      -----
Current:
  Federal .........................     $   --     $  --      $(503)
  State ...........................         --        --         --
  Foreign .........................         --        --         33
                                        ------     -----      -----
                                            --        --       (470)
                                        ------     -----      -----
Deferred:
  Federal .........................         --        --         --
  State ...........................         --        --         --
                                        ------     -----      -----
                                                      --         --
                                        ------     -----      -----
  Total ...........................     $   --     $  --      $(470)
                                        ======     =====      =====



Deferred tax assets consist of the following (in thousands):



                                                  December 31,
                                           ------------------------
                                              2004           2003
                                           ---------      ---------
Net operating loss carryforwards .....     $  98,594      $  92,133
Credit carryforwards .................         4,143          4,352
Intangible assets ....................        16,126         18,868
Reserves and other ...................        11,417         15,549
                                           ---------      ---------
Total deferred tax assets ............     $ 130,280      $ 130,902
Valuation allowance ..................      (130,280)      (130,902)
                                           ---------      ---------

Net deferred tax asset ...............     $      --      $      --
                                           =========      =========



For federal and state tax purposes, a portion of P-Com's net operating loss carryforwards may be subject to certain limitations on utilization in case of change in ownership as defined by federal and state tax law.

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. In addition, future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. P-Com has assessed its ability to realize future tax benefits, and concluded that as a result of the history of losses, it was more likely than not, that such benefits would not be realized. Accordingly, P-Com has recorded a full valuation allowance against future tax benefits.

As of December 31, 2004, P-Com had a federal net operating loss carry forward of approximately $271,970,000. If not utilized, the losses will begin to expire in 2017.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11. INCOME TAXES (CONTINUED)

Reconciliation of the statutory federal income tax rate to its effective tax rate is as follows:



                                                   2004      2003      2002
                                                  ------    ------    ------

Income tax benefit at federal statutory rate      -35.0%    -35.0%    -35.0%
State income taxes net of federal benefit          -5.8%     -5.8%     -5.8%
Foreign income taxes at different rate              0.0%      0.0%      0.5%
Change in valuation allowance                      40.8%     40.8%     40.8%
Other Net                                           0.0%      0.0%     -1.4%
                                                  --------------------------
Total                                               0.0%      0.0%     -0.9%
                                                  ==========================



12. ACQUISITION

WAVE WIRELESS DIVISION OF SPEEDCOM WIRELESS CORPORATION

On December 10, 2003, P-Com acquired substantially all of the operating assets and liabilities of Wave Wireless ("Wave Wireless"), a division of SPEEDCOM Wireless Corporation, a Sarasota, Florida-based company, through the issuance of 2,116,667 shares of P-Com Common Stock valued at $7,238,000, using market values for such shares around the commitment date ($3.42). Wave Wireless designs, manufactures and markets spread spectrum radio products for voice and data applications in both domestic and international markets. P-Com accounted for this acquisition as a purchase business combination. The results of the Wave Wireless division were included from the date of acquisition.

The Company accounted for the Wave Wireless acquisition as a purchase under Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). As a result, the purchase price was allocated to the fair values of assets acquired and liabilities assumed based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities resulted in the recognition of $11.9 million of goodwill. The following tabular presentation reflects the purchase allocation:



Fair value of 63.5 million shares of Common Stock     $ 7,238
Cash advances to Speedcom                               1,580
Liabilities assumed:
     Operating liabilities                              1,483
     Notes payable                                      3,000
                                                      -------
                                                       13,301
Assets acquired:
     Current assets, at fair values                     1,094
     Property and equipment and other assets              226
                                                      -------
                                                      $11,981
                                                      =======

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12. ACQUISITION (CONTINUED)

WAVE WIRELESS DIVISION OF SPEEDCOM WIRELESS CORPORATION (CONTINUED)

The following unaudited pro forma financial information gives effect to the Wave Wireless acquisition, as if it had occurred at the beginning of the respective period. Unaudited pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the acquisition taken place at the beginning of those periods:



                                                            December 31,
                                                         2003          2002
                                                     -----------     --------

Sales                                                $    25,222     $ 37,362
                                                     ========================
Loss from continuing operations applicable to
  common shareholders                                $    15,559     $(48,971)
                                                     ========================

Loss from continuing operations per common share     $     (3.90)    $ (15.90)
                                                     ========================
Shares used to compute loss from continuing
  operations per common share                              3,905        3,102
                                                     ========================



13 COMMITMENTS

OBLIGATIONS UNDER CAPITAL AND OPERATING LEASES

In 2000, P-Com entered into several capital leases for equipment in the amount of $1,869 thousand with interest accruing at 11%. These leases expired in 2002. In 2001, P-Com entered into several capital leases for equipment in the amount of $3,212 thousand with interest accruing at 11%. These leases expired in 2004. In 2002, P-Com entered into several capital leases for equipment in the amount of $459 thousand with interest accruing at 7.25%. These leases expired in 2003. P-Com did not enter into any new capital lease arrangement in 2003. The capital lease obligations are secured on all the leased equipment. Future minimum lease payments required under these leases are as follows (in thousands):

The present value of net minimum lease payments are reflected in the December 31, 2004 and 2003 balance sheets as a component of other accrued liabilities and other long-term liabilities of $0.0 and $2,317 thousand, respectively.

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

13. COMMITMENTS (CONTINUED)

OBLIGATIONS UNDER CAPITAL AND OPERATING LEASES (CONTINUED)

P-Com leases its facilities under non-cancelable operating leases, which expire at various times through 2015. The leases require P-Com to pay taxes, maintenance and repair costs. Future minimum lease payments under its non-cancelable operating leases at December 31, 2004 are as follows (in thousands):



Year Ending December 31,
------------------------
2005 ................................    $1,671
2006 ................................       319
2007 ................................       319
2008 ................................       319
2009 ................................       319
Thereafter...........................     1,678
                                         ------
                                         $4,625
                                         ======



During 2004, 2003, and 2002, the amount of rent expense incurred by P-Com under non-cancelable operating leases was $1,718 thousand, $1,446 thousand, and $3,230 thousand respectively.

14. CONTINGENCIES

In June 2000, two former consultants to P-Com Italia S.p.A. filed a complaint against P-Com Italia in the Civil Court of Rome, Italy seeking payment of certain consulting fees allegedly due the consultants totaling approximately $615,000. The Civil Court of Rome has appointed a technical consultant in order to determine the merit of certain claims made by the consultants. P-Com believes that the claims are wholly without merit and, while no assurances can be given, that the claims will be rejected.

15. SUPPLEMENTAL CASH FLOW INFORMATION

The following provides additional information concerning supplemental disclosure of cash flow activities.

                             YEAR ENDED DECEMBER 31,


                                        2004        2003       2002
                                      -------     -------     ------

Cash paid for income taxes ......     $    --     $    --     $   --
                                      =======     =======     ======
Cash paid for interest ..........     $   682     $   204     $1,829
                                      =======     =======     ======

                                   P-COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
         (AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15. SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)

NON-CASH TRANSACTIONS

During 2003, P-Com redeemed $20,090,000 of 7% Convertible Notes through an issuance of approximately 1,000,000 shares of Series B Preferred Stock. P-Com also redeemed $2.37 million of the Convertible Notes and repurchased 30,667 shares of Common Stock through an exchange for property and equipment.

During 2003, P-Com issued shares of Common Stock, valued at approximately $0.5 million (2002: $1.27 million), to pay vendors for outstanding liabilities, and issued shares of Common Stock, valued at approximately $0.4 million, to pay a consultant in lieu of services rendered.

During 2003, P-Com issued 2.1 million shares of Common Stock as consideration for the asset acquisition from SPEEDCOM.

During 2003, P-Com issued shares of Series D Convertible Preferred Stock valued at approximately $2 million, to redeem $2 million of promissory notes assumed from SPEEDCOM.

During 2002, $459,000 of property and equipment were acquired through the assumption of capital lease liabilities, respectively. In 2004 and 2003, no such transactions transpired.

During 2002, P-Com issued shares of Common Stock in exchange for Convertible Subordinated Notes. In conjunction with these transactions, the Company recorded Convertible Subordinated Notes conversion expense of $711 thousand for the year ended December 31, 2002, in accordance with FAS 84, a non-operating gain of $1.4 million for the year ended December 31, 2002. See Note 4 for additional information.

P-Com also issued warrants to purchase Common Stock to a consultant in lieu of services rendered, to Silicon Valley Bank for the bank line of credit, to investors, brokers, investment bankers and other service providers in conjunction with the Common Stock and Preferred Stock issuances, and certain warrant holders for anti-dilution adjustments.

16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table sets forth the Company's condensed consolidated financial information for the quarterly periods during the years ended December 31, 2004 and 2003. The amounts are in thousands, except income (loss) per common share. Income (loss) per common share for periods prior to July 19, 2004 has been restated to give effect to a one-for-thirty reverse stock split.



                                     First      Second       Third      Fourth
                                    Quarter     Quarter     Quarter     Quarter
                                    -------     -------     -------     -------
YEAR  ENDED DECEMBER 31, 2004
  Net sales                         $ 6,837     $ 6,917     $ 6,143     $ 4,278
  Gross Profit                        1,738       1,992       1,157         568
Income (loss) from continuing
  operations                         (2,341)      6,253      (3,438)     (3,754)
Discontinued operations                 (40)         --          --          --
Preferred stock accretions             (776)       (673)       (683)       (260)
Net income (loss) applicable to
  common shareholders                (3,157)      5,580      (4,121)     (4,170)
Income (loss) per common share        (0.39)      10.83       (0.27)      (0.35)

                                     First      Second       Third      Fourth
                                    Quarter     Quarter     Quarter     Quarter
                                    -------     -------     -------     -------
YEAR ENDED DECEMBER 31, 2003
  Net sales                        $  4,617    $  4,965    $  5,569    $  5,690
  Gross profit                       (3,608)        841       1,138       1,866
Income (loss) from continuing
  operations                         (8,516)     (4,258)      8,033      (6,008)
Discontinued operations              (1,858)     (1,767)      1,367         121
Preferred stock accretions               --          --          --      (1,522)
Net income (loss) applicable to
  common shareholders               (10,374)     (6,025)      9,400      (7,409)
Income (loss) per share               (8.52)    (133.10)       1.88       (2.29)



17. SUBSEQUENT EVENT

On March 10, 2005, the Company's Chief Executive Officer, Samuel Smookler, resigned as Chief Executive Officer and a director of the Company. The Board of Directors is currently negotiating the terms of his severance arrangements. Under the terms of his existing Agreement, Mr. Smookler may be entitled to receive severance payments totaling $250,000. In addition, his incentive stock option to acquire 80,000 shares of common stock vests immediately. The Company will record the negotiated severance expense effective with the date of termination during the first fiscal quarter in the year ended December 31, 2005. The acceleration in vesting of Mr. Smookler's incentive stock options is not considered a modification and, therefore, no expense will be recorded, because acceleration upon termination was provided for in his original employment agreement.

                                   SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS YEARS ENDED DECEMBER 31, 2002, 2003, AND 2004
                                 (IN THOUSANDS)


                                                 Additions
                                    Balance a    Charged to   Deductions
                                    Beginning    Statement       From        Balance at
                                     of Year   of Operations   Reserves     End of Year
                                    ---------  -------------  ----------    -----------
Allowance for doubtful accounts:
  Year ended December 31, 2002       $  1,080     $    258     $   (959)     $    379
  Year ended December 31, 2003            379           --          (69)          310
  Year ended December 31, 2004            310          202          (82)          430

Inventory related reserves:
  Year ended December 31, 2002       $ 38,597     $  5,770     $ (4,800)     $ 39,567
  Year ended December 31, 2003         39,567        5,459      (17,907)       27,119
  Year ended December 31, 2004         27,119          916       (3,746)       24,289



ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On August 7, 2003, PricewaterhouseCoopers LLP, ("PricewaterhouseCoopers"), was dismissed as our independent registered public accounting firm. On August 7, 2003, our Audit Committee approved Aidman Piser & Company ("Aidman Piser") as our new independent auditors.

The reports of PricewaterhouseCoopers on our financial statements for the preceding two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, the reports of PricewaterhouseCoopers contained an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.

In connection with the audits for the two most recent fiscal years in the period ended December 31, 2002 and through August 7, 2003, there were no disagreements with PricewaterhouseCoopers, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference in their audit report.

ITEM 9A. CONTROLS AND PROCEDURES

Under the supervision and with the participation of the Company's management, including the Chief Executive Officer and Chief Financial Officer, the Company conducted an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the end of the period covered by this report (the "Evaluation Date"). Based upon the evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that, as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

There were no changes in our internal control over financial reporting during 2004.

ITEM 9B. OTHER INFORMATION

None.

                                    PART III

ITEM 10. DIRECTORS AND OFFICERS OF THE REGISTRANT

P-Com's board of directors is authorized to have seven directors. The executive officers and directors of P-Com, their ages as of March 20, 2005, their positions and their backgrounds are as follows:



Name                      Age         Position
-----------------         ---         ------------------------------------------

George P. Roberts         72          Chairman of the Board
Daniel W. Rumsey          43          Chief Restructuring Officer
Don Meiners               43          President
Carlos Belfiore           60          Vice President and Chief Technical Officer
Elsbeth B. Kahn           48          Vice President of Sales and Marketing
Richard Reiss             48          Director
Frederick Fromm           55          Director
R. Craig Roos             59          Director



BACKGROUND

The principal occupations of each executive officer and director of P-Com for at least the last five years are as follows:

George P. Roberts

Mr. Roberts is a founder of P-Com and has served as Chief Executive Officer and a Director from October 1991 to May 2001, and as interim Chief Executive Officer since January 2002. Mr. Roberts resigned from his position as interim Chief Executive Officer on September 1, 2003. Since September 1993, he has also served as Chairman of the Board of Directors. Mr. Roberts' term as a director of P-Com ends upon the 2007 Annual Meeting of Stockholders.

Daniel W. Rumsey

Mr. Rumsey was appointed Chief Restructuring Officer on March 10, 2005. Prior to his appointment, since March 2003, Mr. Rumsey served as P-Com's Vice President, Acting Chief Financial Officer and General Counsel. Prior to joining P-Com, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Knowledge Kids Network is part of the Knowledge Universe family of companies. Prior to joining Knowledge Kids Network, Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive restructuring, legal and finance background, dating back to 1987 when he served as a staff attorney in the U.S. Securities and Exchange Commission's Division of Corporation Finance. He has also served as Assistant General Counsel for Terra Industries, Inc. and Associate General Counsel and Corporate Secretary of EchoStar Communications Corporation. Mr. Rumsey also serves as the Chairman of the Board of Directors of Prescient Applied Intelligence. Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983.

Don Meiners

Mr. Meiners was appointed President on March 10, 2005. Prior to his appointment, he was Vice President - Operations of P-Com, and has held a variety of management roles since he joined P-Com in 1992. These include Vice President of Operations, Vice President Engineering, Vice President Manufacturing and Vice President of Engineering Program Management. Prior to P-Com, Mr. Meiners served in design engineering roles and project management for Digital Microwave Corporation and Equitorial Inc. Mr. Meiners graduated from the Missouri Institute Of Technology in 1983.

Carlos Belfiore

Dr. Belfiore is currently Vice President - Engineering, and Chief Technical Officer of P-Com. Prior to joining P-Com in November 2003, he was an independent engineering consultant. Prior to that, Dr. Belfiore held various management and technical leadership positions at Stratex Networks, which he joined in 1988, including Senior Director IDU Development, Director of New Technology Development, Director of Modem Development, and Senior Scientist. Prior to joining Stratex, Dr. Belfiore was with the Microwave Communication Division of Harris Corporation, serving as Manager of Advanced Development and Principal Development Engineer. Dr. Belfiore received a Ph.D. in electrical engineering from University of Minnesota in 1976.

Elsbeth B. Kahn

Elsbeth B. Kahn. Beth Kahn is currently Vice President - Sales and Marketing, a position she has held since she joined P-Com in April 2004. Prior to joining P-Com, Ms. Kahn was Chief Operating Officer at Advanced Network Information, a data networking technical and sales skills training company. Prior to joining Advanced Network Information in 2003, Ms. Kahn was Vice President and General Manager at DMC Stratex Networks, where she managed the profitability of three different product lines. Prior to joining DMC Stratex Networks in 2000, she held several director positions in manufacturing, marketing, development and business operations at Lucent Technologies/AT&T. Earlier in her career, Ms. Kahn spent six years at Bell Laboratories in the Microelectronics Business supporting digital radio, secure telephony and multi-chip module products. Ms. Kahn received a Master's of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology in 1983, and a Bachelor's of Science degree in Mechanical Engineering from the University of Idaho in 1981, where she graduated Summa cum Laude.

Richard Reiss

Mr. Reiss has served as director of P-Com since March 2005. Mr. Reiss is currently the Chairman of the Board of Directors of Glowpoint, Inc., where he has served since May 2000. He served as the Chief Executive Officer of Glowpoint from May 2000 to April 2002, and as President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of All Communications Corporation from its formation in 1991 until the formation of Glowpoint's predecessor pursuant to a merger of All Communications Corporation and View Tech, Inc. in May 2000.

Frederick Fromm

Mr. Fromm has served as a director of P-Com since June 2001. Since February 2004, Mr. Fromm has served as a consultant to several telecommunications companies. From May 2003 to February 2004, Mr. Fromm was President and Chief Executive Officer of Gluon Networks, Inc. a telecommunications equipment company. From July 2000 to October 2001, he was President, and from Nov. 2001 to October 2002 he was also Chief Executive Officer of Oplink Communications, Inc., an optical components company. From October 1998 to July 2000, he was President and Chief Executive Officer of Siemens Information and Communications, Inc, a telecommunications equipment company. From October 1996 to October 1998, he was President and Chief Executive Officer of Siemens Telecom Networks, Inc. a telecommunications equipment company.

R. Craig Roos

Mr. Roos joined P-Com's Board of Directors in December 2003. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media, and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association. Mr. Roos currently serves on the Board of Directors of SPEEDCOM Wireless Corporation.

BOARD COMMITTEES AND MEETINGS

The board of directors has an Audit Committee and a Compensation Committee.

Audit Committee. The Audit Committee currently consists of two directors, Mr. Fromm, and Mr. Roos. The committee is primarily responsible for approving the services performed by P-Com's independent registerd public accounting firm and reviewing their reports regarding P-Com's accounting practices and systems of internal accounting controls. The Board of Directors has determined that Mr. Roos is a financial expert in that Mr. Roos has (i) an understanding of generally accepted accounting principles and financial statements; (ii) has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by P-Com's financial statements, or experience actively supervising one or more persons engaged in such activities; and (iv) an understanding of internal control over financial reporting; and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee currently consists of one director, Mr. Fromm. The Compensation Committee is primarily responsible for reviewing and approving P-Com's general compensation policies and setting compensation levels for its executive officers. The Compensation Committee also has the authority to administer P-Com's Employee Stock Purchase Plan and its 2004 Equity Incentive Plan and to make option grants thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of P-Com's Compensation Committee has at any time been an officer or employee of P-Com. None of P-Com's executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on P-Com's board of directors or Compensation Committee.

DIRECTOR COMPENSATION

Non-employee directors do not receive cash compensation for their services as directors.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and Financial Reporting Officer, or persons performing similar functions. A copy of the Company's Code of Ethics is filed as Exhibit 14.1 hereto. P-Com will provide to the public, free of charge, a copy of the code of ethics upon request in writing to P-Com's Chief Restructuring Officer at P-Com at 3175 S. Winchester Blvd., Campbell, CA 95008.

ITEM 11. EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table provides certain information summarizing the compensation earned for services rendered in all capacities to P-Com and its subsidiaries for each of the last three fiscal years by its "named executive officers," who consist of P-Com's Chief Executive Officer and each of P-Com's four other most highly compensated executive officers, who were executive officers on December 31, 2004 and whose salary and bonus for the fiscal year ended December 31, 2004 was in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                                                                 -------------
                                                                                                    AWARDS
                                                           ANNUAL COMPENSATION                   -------------
                                         ------------------------------------------------------   SECURITIES
                                                     SALARY        BONUS         OTHER ANNUAL     UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR       ($)(1)         ($)        COMPENSATION ($)   OPTIONS (#)  COMPENSATION ($)
------------------------------------     ------      -------      --------     ----------------  ------------  ----------------
Samuel Smookler                           2004       252,100       125,000                              --            --
Former CEO and Director                   2003       139,569            --        53,083(2)         80,000(3)         --
                                          2002            --            --            --                --            --

Daniel W. Rumsey                          2004       158,269            --            --                --            --
Chief Restructuring Officer               2003       104,369            --            --            73,333         8,000(4)
                                          2002            --            --            --                --            --

Don Meiners                               2004       130,046            --            --                --            --
President                                 2003       103,699            --            --            73,333            --
                                          2002       115,617            --            --               983            --

Randall L. Carl(5)                        2004       144,054        15,048            --                --            --
Former Senior Vice President,             2003       136,800        36,252            --            73,600            --
Sales and Marketing                       2002       158,650        11,400            --             1,500            --

Carlos A. Belfiore                        2004       138,000            --            --                --            --
Vice President of Engineering and         2003        18,577            --            --            80,000            --
Chief Technical Officer                   2002            --            --            --                --            --



(1) Includes amounts deferred under P-Com's 401(k) Plan.

(2) On October 8, 2003, Messrs. Roberts and Smookler each acquired 23.33 shares of Series C Preferred Stock of P-Com convertible into 13,611 shares of Common Stock, resulting in an effective purchase price of $3.00 per share of Common Stock. The closing price per share of Common Stock as reported on the OTC Bulletin Board on October 8, 2003 was $6.90 per share.

(3) Mr. Smookler was also granted a warrant to purchase 120,000 shares of P-Com Common Stock on the same terms and conditions as this option. Mr. Smookler resigned as Chief Executive Officer and a director of P-Com on March 10, 2005. The Board of Directors is currently negotiating the terms of Mr. Smookler's severance arrangements. Under the terms of his existing Agreement, Mr. Smookler may be entitled to receive severance payments totaling $250,000.

(4) Prior to joining P-Com full time in April 2003, Mr. Rumsey was paid $8,000 as a consultant to P-Com.

(5) Mr. Carl's employment with P-Com was terminated effective March 18, 2005. Mr. Carl's employment agreement requires the payment to him of six months severance, totaling approximately $72,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted to the named executive officers during the 2004 fiscal year. No stock appreciation rights were granted to these individuals during such fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

The table below sets forth certain information with respect to P-Com's named executive officers concerning the exercise of options during 2004 and unexercised options held by such individuals as of the end of such fiscal year. No SARs were exercised during 2004 nor were any SARs outstanding at the end of such fiscal year.

                                                        NUMBER OF SECURITIES UNDERLYING        VALUE OF  UNEXERCISED
                                                         UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                            SHARES          VALUE                 YEAR END(3)                     YEAR END ($) (1)
                          ACQUIRED ON      REALIZED     ------------------------------      --------------------------
       NAME              EXERCISE (#)       ($)(2)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
-------------------      ------------      --------     -----------      -------------      -----------  -------------
Sam Smookler                   --             --           43,333              36,667             --          --
Don Meiners                    --             --           26,881              48,891             --          --
Daniel W. Rumsey               --             --           24,444              48,889             --          --
Randall L. Carl                --             --           26,669              49,264             --          --
Carlos A. Belfiore             --             --           25,867              54,133             --          --



(1) Based on the fair market value of the option shares at the 2004 fiscal year-end ($0.44 per share based on the closing selling price on the OTC Bulletin Board as of December 31, 2004) less the exercise price.

(2) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(3) The options are immediately exercisable for all the options shares. However, any shares purchased under the options are subject to repurchase by P-Com, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

The Compensation Committee of the Board of Directors, as Plan Administrator of the 2004 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of P-Com or the subsequent termination of the officer's employment following the change in control event.

P-Com entered into an Employment and Continuity of Benefits Agreement with George P. Roberts, dated May 31, 2001, outlining his continued employment with P-Com as Chairman of the Board following his resignation as Chief Executive Officer on May 30, 2001. The agreement provided for an employment period commencing May 31, 2001 through May 30, 2002. Throughout the employment period, Mr. Roberts was eligible to participate in all benefit plans that are made available to P-Com's executives and for which Mr. Roberts qualified.

P-Com entered into a letter agreement with George P. Roberts, dated April 28, 2003, extending the employment period under the Employment and Continuity of Benefits Agreement with Mr. Roberts through May 30, 2005. The letter agreement provides for the amendment of the Employment and Continuity of Benefits Agreement upon the assignment of a new Chief Executive Officer of P-Com. Effective September 1, 2003, due his resignation and the appointment of a new Chief Executive Officer of P-Com, Mr. Roberts is entitled to compensation equal to half his salary prior to recent reductions, with one half of his total salary of $188,000 paid in cash, and the other half paid in Common Stock of P-Com.

P-Com entered into an agreement with Sam Smookler, P-Com's former President and Chief Executive Officer, dated July 25, 2003, providing for the employment of Mr. Smookler as President and Chief Executive Officer for a period of two years. The agreement further provided for the payment to Mr. Smookler of a salary of $36,000 per month beginning September 1 and continuing through December 31, 2003. Beginning January 1, 2004, Mr. Smookler was paid a base salary of $250,000 per year. On September 2, 2004, Mr. Smookler was paid a cash bonus equal to 50% of his base salary. The agreement also provided for the grant of an option to purchase 2% of P-Com's total number of shares of Common Stock issued and outstanding as of September 2, 2003. By agreement with the Board of Directors, this number was fixed at 166,666 shares, which amount was reduced to 80,000 due to limitations in P-Com's 1995 Stock Option/Stock Issuance Plan. P-Com granted Mr. Smookler a warrant to purchase 86,666 shares of Common Stock, thereby making up the difference between the 166,666 shares granted by the Board of Directors, and the 80,000 actually issued under the Plan. Mr. Smookler resigned as Chief Executive Officer and a director of P-Com on March 10, 2005. The Board of Directors is currently negotiating the terms of Mr. Smookler's severance arrangements. Under the terms of his existing Agreement, Mr. Smookler may be entitled to receive severance payments of $250,000. In addition, his incentive stock option to acquire 80,000 shares of common stock vests immediately.

P-Com entered into an agreement with Daniel Rumsey, its Chief Restructuring Officer, and former Vice President, General Counsel and Acting Chief Financial Officer, on April 4, 2003. Under the terms of the agreement, in the event Mr. Rumsey's employment with P-Com terminates at any time by reason of an involuntary termination, P-Com is obligated to pay him severance equal to the higher of his base salary on the date of the agreement, or his base salary on the date of his involuntary termination, which amount is obligated to be paid in a series of successive biweekly installments over the twelve month period measured from the date of his involuntary termination. At the time of his involuntary termination, each unvested option granted to Mr. Rumsey shall continue to vest, and such options plus options already vested but unexercised as of the date of his involuntary termination shall continue to be exercisable in accordance with the 1995 Stock Option/Stock Issuance Plan from the date of involuntary termination to the first anniversary date thereof. For purposes of the agreement, an involuntary termination shall mean the termination of his employment with P-Com (i) involuntarily upon his discharge or dismissal; or (ii) voluntarily following his resignation following (a) a change in level of management to which he reports, (b) a decrease or material change in his responsibilities, or (c) a reduction in his base salary. Effective March 10, 2005, Mr. Rumsey's annual salary was increased to $240,000.

P-Com entered into an agreement with Dr. Carlos Belfiore, its Vice President of Engineering and Chief Technical Officer, on October 20, 2003. Under the terms of the agreement, Dr. Belfiore is paid a base salary of $138,000 per year. Dr. Belfiore was also paid a cash bonus equal to 30% of his base salary on January 15, 2005. The agreement also provided for the grant of an option to purchase 91,666 shares of Common Stock of P-Com, which amount was reduced to 80,000 due to limitations in P-Com's 1995 Stock Option/Stock Issuance Plan. P-Com granted Dr. Belfiore a warrant to purchase 11,666 shares of Common Stock, thereby making up the difference between the 91,666 shares granted by the Board of Directors, and the 80,000 actually issued under the Plan. In the event Dr. Belfiore's employment is terminated at any time without cause, P-Com is obligated to pay Dr. Belfiore his salary for six months following such termination, and all options previously granted to Dr. Belfiore continue to vest in accordance with their terms and conditions for a period of two years following the date of such termination. Following a change in control of P-Com, P-Com is obligated to pay Dr. Belfiore his base salary for a period of one year, and his options shall automatically accelerate so that each option becomes fully vested and immediately exercisable for the total number of shares subject to the option. A change in control will be deemed to occur under the agreements upon:
(a) a merger or consolidation in which P-Com is not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of P-Com in complete liquidation or dissolution of P-Com; (c) a reverse merger in which P-Com is the surviving entity but in which securities representing fifty percent (50%) or more of the total combined voting power of P-Com's outstanding securities are transferred to persons different from the persons holding those securities immediately prior to such merger; and the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership of securities possessing more than thirty percent (30%) of P-Com's outstanding voting securities pursuant to a tender or exchange offer made directly to P-Com's stockholders.

On November 3, 2004, P-Com, Inc. entered into retention agreements with two of its senior executives, Don Meiners, its current President and former Vice President of Operations, and Randall L. Carl, its former Vice President of Sales and Marketing - Licensed Products. Under the terms of the agreements, in the event that either Messrs. Meiners or Carl are terminated without cause, P-Com is obligated to pay their base salary for a period of six months, and all options previously granted shall vest in accordance with their terms for a period of two years following the date of such termination. Mr. Carl's employment with the Company was terminated on March 17, 2005. The Company is currently negotiating the terms of Mr. Carl's severance payments.

In the event that Mr. Meiners is terminated within twelve months of a change in control, P-Com is obligated to pay his salary for a period of one year following such termination and all options granted shall automatically accelerate so that each option will become fully vested and immediately exercisable for the total number of shares of Common Stock subject to those options ("Severance Benefits"). For purposes of the agreement, a Change of Control shall mean any of the following transactions effecting a change in ownership or control of the
Company: (a) a merger or consolidation in which P-Com is not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of P-Com in complete liquidation or dissolution of P-Com; (c) any reverse merger in which P-Com is the surviving entity but in which securities representing 50% or more of the total combined voting power of P-Com's outstanding securities are transferred to a person(s) different from the person(s) holding those securities immediately prior to such merger; or (d) the acquisition, directly or indirectly by a person or related group of persons of beneficial ownership of securities possessing more than 30% of the total combined voting power of P-Com's outstanding securities pursuant to a tender or exchange offer made directly to P-Com's stockholders.

Mr. Meiners shall be entitled to receive his Severance Benefits if, at any time within twelve months of a Change of Control: (a) his level of responsibility at P-Com is materially reduced; (b) his place of employment is moved to a location that is more than 50 miles from his place of employment immediately prior to a Change in Control; or (c) his salary or bonus plan is reduced without his prior written consent. Effective March 10, 2005, Mr. Meiners annual salary was increased to $150,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors currently consists of Mr. Fromm. Mr. Fromm was not an officer or employee of the Company at any time during the 2003 Fiscal Year or at any other time, nor did he have a business relationship with the Company.

No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for our executive officers. The Committee also has the exclusive responsibility for the administration of our 2004 Equity Incentive Plan, under which grants may be made to executive officers and other key employees of the Company.

The Compensation Committee is comprised of one non-employee director, who has no interlocking or other type of relationship that would call into question his independence as a committee member. The sole member of the Company's Compensation Committee is Mr. Frederick Fromm. On issues related to executive compensation, the Compensation Committee consults with the Chief Executive Officer. The following report of the Compensation Committee describes the Company's compensation policies during the fiscal year ended December 31, 2004 as they affected the Company's Chief Executive Officer and other executive officers.

The Committee's objective in determining executive compensation is to provide our executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company, the market levels of compensation in effect at companies with which the Company competes for executive talent, the personal performance of such individuals and, most importantly in 2004, the financial resources of the Company. The Committee may, however, in its discretion, apply different factors in setting executive compensation for future fiscal years.

The compensation package for each executive officer is comprised of cash compensation and long-term equity incentive awards. Cash compensation consists of base salary and annual performance awards.

CASH COMPENSATION

A key objective of our current executive compensation program is to position its key executives to earn cash compensation reflective of peer groups in the current industry climate. During 2004, the Committee increased the base salaries of certain of its key executive officers to more closely align their salary with their peers, in order to ensure retention of such executives. As a percentage, the base salaries paid to the Company's executive officers in 2004 were less than the 30% reduction in base salaries taken in 2002, when each executive officer's salary was reduced along with all exempt employees of the Company. These reductions were necessary in order for the Company to retain cash and consummate the restructuring of the Company, which was completed in the first quarter of 2004. As a result of the Company's failure to achieve its cash and other objectives in 2004, no performance awards were paid to executive officers in 2004 - other than to the Company's former sales executive, Randall L. Carl, who was paid sales performance awards totaling $15,048 in 2004.

LONG-TERM INCENTIVE AWARDS

Equity incentives are provided primarily through stock option grants under the 2004 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of our Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a two-to-four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the individual's potential for increased responsibility and promotion over the option term, the individual's personal performance in recent periods, and other factors determined important by the Committee. The Committee also takes into account the recommendations of the Chief Executive Officer of the Company, in determining the recipients and size of each grant.

No stock option or other grants were issued to the Company's continuing executive officers in 2004, in light of the grant to the executive officers in 2003. Stock options were, however, granted to Elsbeth Kahn, the Company's former Vice President, Sales and Marketing. Ms. Kahn was granted an option to purchase 60,000 shares upon joining the Company in April 2004.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Mr. Samuel Smookler joined the Company as President and Chief Executive Officer on September 1, 2003. Mr. Smookler resigned from the Company on March 10, 2005. In setting Mr. Smooker's compensation, including his bonus for 2003-2004, the Compensation Committee considered Mr. Smookler's industry experience, the scope of his responsibilities, the Board's confidence in Mr. Smookler to lead the Company beyond the restructuring and to return the Company to profitability, and the recommendation of the Chairman and then interim Chief Executive Officer. Mr. Smookler's compensation in 2003 reflects amounts paid to Mr. Smookler designed to replace the income Mr. Smookler lost from his former employer to join the Company. This payment was required to successfully recruit Mr. Smookler to the Company. In determining Mr. Smookler's stock option grant, the Committee considered the percentage ownership interest typically offered chief executive officers of similarly situated companies, the anticipated impact of the restructuring on the issued and outstanding capital of the Company, and the relative number of options granted to other executive officers of the Company.

Mr. Smookler's base compensation was not changed in 2004. In the Committee's view, the total compensation package provided to Mr. Smookler for the 2004 fiscal year is appropriate in the markets the industry served, in light of P-Com's current performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to our executive officers for the 2004 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal 2005 will exceed that limit. Options granted under our 1995 and 2004 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of those options will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for our executive officers provide an appropriate level of total remuneration which properly aligns our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Frederick Fromm
Member, Compensation Committee

STOCK PERFORMANCE GRAPH

The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Index and the Standard & Poor's Communications Equipment Manufacturers Index.

         [TABLE BELOW REPRESENTS A LINE CHART IN THE ORIGINAL DOCUMENT.]



                                 S&P
                            COMMUNICATIONS
                              EQUIPMENT
QUARTER ENDING   S&P 500        INDEX       P-COM
--------------   -------    -------------- -------
     Dec-99      100.00        100.00      100.00
     Mar-00      102.00         97.25      209.19
     Jun-00       99.00         88.33       64.31
     Sep-00       97.77         70.70       74.91
     Dec-00       89.86         43.68       34.63
     Mar-01       78.97         24.66       14.49
     Jun-01       83.34         20.08        6.22
     Sep-01       70.85         14.24        3.05
     Dec-01       78.14         16.04        3.73
     Mar-02       78.09         12.28        2.26
     Jun-02       67.37          8.32        0.81
     Sep-02       55.49          6.16        0.46
     Dec-02       59.88          7.32        0.43
     Mar-03       57.73          7.53        0.34
     Jun-03       66.33          8.41        0.21
     Sep-03       67.79          9.94        0.50
     Dec-03       75.68         12.12        0.33
     Mar-04       76.65         12.93        0.14
     Jun-04       77.65         13.27        0.09
     Sep-04       75.86         11.46        0.05
     Dec-04       82.49         12.45        0.04



(1) The graph assumes that $100 was invested on January 1, 1999, in our Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock. (2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership ("Form 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Form 4"). Officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish to the Company copies of all
Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for fiscal 2004, except that one Form 4 was not timely filed for Mr. Josling and one Form 3 was not timely filed for Ms. Kahn.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of P-Com's Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of February 21, 2005 by each of the following:

o each person known by P-Com to be the beneficial owner of 5% of more of its outstanding shares of Common Stock, Series C Convertible Preferred Stock or Series D Convertible Preferred Stock;

o each of P-Com's named executive officers;

o each of P-Com's directors; and

o all of P-Com's executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, P-Com believes that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shown as beneficially owned by that stockholder. Percentage of beneficial ownership is based on 11,844,748 shares of Common Stock, 6,009 shares of Series C Convertible Preferred Stock and 2,000 shares of Series D Convertible Preferred Stock outstanding as of February 21, 2005. Shares of Common Stock subject to warrants and options that are currently exercisable or exercisable within 60 days of February 21, 2005, are considered outstanding and beneficially owned by the stockholder who holds those warrants or options for the purpose of computing the percentage ownership of that stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated below, the address of each stockholder listed below is 3175 S. Winchester Boulevard, Campbell, California 95008.

                                                                           SERIES C CONVERTIBLE          SERIES D CONVERTIBLE
                                            COMMON STOCK                      PREFERRED STOCK               PREFERRED STOCK
                              -----------------------------------------  --------------------------  ---------------------------
                                SHARES
                               ISSUABLE
                               PURSUANT      NUMBER OF
                                  TO          SHARES
                               WARRANTS     BENEFICIALLY
                                  AND          OWNED
                                OPTIONS     (INCLUDING
                              EXERCISABLE   THE NUMBER
                               WITHIN 60     OF SHARES                    NUMBER OF                  NUMBER OF
                                DAYS OF      SHOWN IN      PERCENTAGE      SHARES      PERCENTAGE      SHARES      PERCENTAGE
NAME AND ADDRESS               FEBRUARY      THE FIRST     OF SHARES     BENEFICIALLY   OF SHARES  BENEFICIALLY     OF SHARES
OF BENEFICIAL OWNER            21, 2005       COLUMN)     OUTSTANDING     OWNED (1)    OUTSTANDING    OWNED(2)     OUTSTANDING
----------------------------  ------------  ------------  -------------  ------------  ------------   -------------  ------------
North Sound Legacy Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)        1,621,028     1,621,028      13.7%          2,332         38.8%        142.00          7.1%

North Sound Legacy
Institutional Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)        1,621,028     1,621,028      13.7%          2,332         38.8%        877.33         43.9%

North Sound Legacy
International Fund Ltd.
Bison Court, Roadtown
Tortola, BVI
Wilmington, DE 19801 (3)        1,621,028     1,621,028      13.7%          2,332         38.8%        980.67         49.0%

SDS Capital Group SPC, Ltd.
113 Church Street
PO Box 134GT
Grand Canyon, Cayman Islands      528,000       874,044      7.4%             266          4.4%            --            --

Frederick R. Fromm                  9,351        16,275         *            9.32            *             --            --

R. Craig Roos                           0        17,333         *           23.33            *             --            --

George P. Roberts                  48,911        68,239         *           23.33            *             --            --

Daniel W. Rumsey                   30,556        30,556         *              --            --            --            --

Don Meiners                        32,498        32,570         *              --            --            --            --

Sam Smookler  (4)                  70,519        79,685         *           23.33            *             --            --

Carlos A. Belfiore                 33,333        33,333         *              --            --            --            --

Randall L. Carl (5)                32,867        32,867         *              --            --            --            --

Brian T. Josling (6)(7)            13,866        23,177         *              --            --            --            --

All current directors and
executive officers as a
group (9 persons)                 271,901       334,215     2.82%           79.31           1.3%           --            --



* Less than 1%.

(1) There are no outstanding warrants or options to purchase shares of Series C Convertible Preferred Stock.

(2) There are no outstanding warrants or options to purchase shares of Series D Convertible Preferred Stock.

(3) Includes shares beneficially owned by North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound International Fund Ltd.

(4) Mr. Smookler resigned as President, Chief Executive Officer and Director of the Company effective March 10, 2005.

(5) Mr. Carl's employment with the Company was terminated effective March 18, 2005.

(6) For purposes of determining beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the total shares of Common Stock includes shares beneficially owned by Margaret Josling and TKB Ventures Ltd.

(7) Mr. Josling resigned as a Director of the Company effective March 1, 2005.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTONS

Not applicable.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

Effective August 17, 2003, P-Com retained Aidman, Piser & Company ("Aidman Piser") as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2004. The aggregate fees Aidman Piser billed us in 2004 for audit services, including for review of our interim financial statements was $133,210.

AUDIT-RELATED FEES

The aggregate fees Aidman Piser billed us in 2004 for audit related services that are reasonably associated to the performance of the audit or review of the Company's financial statements and are not reported above under the caption "Audit Fees" were $36,840, and were principally related to post-report review procedures to update their reports and issue consents in connection with our filing of Registration Statements.

TAX FEES

Aidman Piser does not provide tax compliance, tax advisory or any other tax planning services to P-Com.

ALL OTHER FEES

Aidman Piser does not provide any other services to P-Com.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted an Audit Committee Charter, which sets forth the procedures and policies pursuant to which services to be performed by the independent auditor are to be pre-approved. Under the Charter, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor that are subject to general pre-approval. Under the Charter, the Audit Committee may delegate pre-approval authority one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

                                     PART IV

ITEM 15 EXHIBITS, FINANCIAL STATEMENTS SCHEDULES, AND REPORTS ON FORM 8-K

(a) The following documents are included as part of this Annual Report on Form 10-K.

1. Index to Financial Statements Financial Statements of the Registrant are listed in the Index to Consolidated Financial Statements and filed under Item 8, "Financial Statements" in this Annual Report on Form 10-K.

2. Financial Statement Schedule

                 Schedule II - Valuation and Qualifying Accounts



3.       Exhibits

Exhibit
Number        Description of Document
------        -----------------------
3.1(1)        Restated Certificate of Incorporation filed with the Delaware
              Secretary of State on March 9, 1995
3.1A(2)       Certificate of Amendment of Restated Certificate of Incorporation
              filed with the Delaware Secretary of State on June 16, 1997
3.1B(3)       Certificate of Designation for the Series A Junior Participating
              Preferred Stock, as filed with the Delaware Secretary of State on
              October 8, 1997
3.1C(4)       Amended and Restated Certificate of Designation of the Series A
              Junior Participating Preferred Stock, as filed with the Delaware
              Secretary of State on December 21, 1998
3.1D(5)       Certificate of Designation for the Series B Convertible
              Participating Preferred Stock, as filed with the Delaware
              Secretary of State on December 21, 1998
3.1E(6)       Certificate of Correction of Certificate of Designations for the
              Series B Convertible Participating Preferred Stock, as filed with the Delaware Secretary of State on December 23, 1998
3.1F(7)       Certificate of Elimination of Series B Convertible Participating
              Preferred Stock as filed with the Delaware Secretary of State on
              June 15, 1999
3.1G(8)       Certificate of Amendment of Restated Certificate of Incorporation
              filed with the Delaware Secretary of State on October 20, 2000
3.1H(9)       Certificate of Amendment of Restated Certificate of Incorporation
              filed with the Delaware Secretary of State on June 24, 2002
3.1I(10)      Certificate of Designation, Preferences and Rights of Series B
              Convertible Preferred Stock of P-Com, Inc., as filed with the
              Delaware Secretary of State on July 29, 2003.
3.1J(11)      Certificate of Designation, Preferences and Rights of Series C
              Convertible Preferred Stock of P-Com, Inc., as filed with the
              Delaware Secretary of State on September 24, 2003.
3.1I(12)      Certificate of Amendment of Restated Certificate of Incorporation
              filed with the Delaware Secretary of State on December 3, 2003.
3.1J(12)      Certificate of Designation, Preferences and Rights of Series D
              Convertible Preferred Stock of P-Com, Inc., as filed with the
              Delaware Secretary of State on December 15, 2003.
3.1K(13)      Certificate of Amendment of Restated Certificate of Incorporation
              of P-Com, Inc., as filed with the Delaware Secretary of State on
              July 15, 2004.
3.1L(14)      Restated Certificate of Incorporation of P-Com, Inc. 3.1M(15)
              Certificate of Amendment of Restated Certificate of Incorporation
              of P-Com, Inc., as filed with the Delaware Secretary of State on
              October 12, 2004.
3.2(16)       Bylaws
3.2A(12)      Amendment to Bylaws, effective as of December 3, 2003. 4.1(17)
              Form of Common Stock Certificate 4.2(18) Amended and Restated
              Rights Agreement dated as of January 24, 2001 between Registrant and BankBoston, N.A.

4.3*(19)      1995 Stock Option/Stock Issuance Plan (as amended and restated
              through July 17, 2002), including forms of Notices of Grant of
              Automatic Stock Option for initial grant and annual grants and
              Automatic Stock Option Agreements.
4.4*(20)      Amendment to 1995 Stock Option/Stock Issuance Plan, effective as of December 3, 2003.
4.5*(21)      Employee Stock Purchase Plan, as amended. 4.6*(22) 2004 Equity
              Incentive Plan.
10.18(23)     Form of Indemnification Agreement by and between the Company and each of its officers and directors and a list of signatories.
10.90*(24)    Employment and Continuity of Benefits Agreement by and between
              George Roberts and P-Com, Inc., dated May 31, 2001.
10.95*#(25)   Severance Letter Agreement by and between P-Com, Inc. and Alan T.
              Wright dated April 8, 2002.
10.96*#(25)   Form of Amendment to Change in Control Severance Agreement by and
              between P-Com, Inc. and the officers P-Com listed as signatories thereto.
10.98#(25)    Engagement Letter Agreement by and between P-Com, Inc. and Cagan
              McAfee Capital Partners dated December 10, 2001 and Addendum dated
              June 13, 2002.
10.99(25)     Warrant Issuance Agreement by and between P-Com, Inc. and Cagan
              McAfee Capital Partners dated December 1, 2001.
10.100(25)    Accounts Receivable Purchase Agreement by and between P-Com, Inc.
              and Silicon Valley Bank dated June 26, 2002.
10.101#(25)   OEM Agreement by and between P-Com, Inc. and Shanghai Datang
              Mobile Communications dated July 1, 2002.
10.107(26)    Loan and Security Agreement between P-Com, Inc. and Silicon Valley
              Bank dated September 20, 2002
10.108(26)    Loan and Security Agreement (Exim Program) between P-Com, Inc. and
              Silicon Valley Bank dated September 20, 2002.
10.109(26)    Secured Promissory Notes issued to Silicon Valley Bank dated
              September 20, 2002.
10.110(26)    Warrant to Purchase Stock Agreement between P-Com, Inc. and
              Silicon Valley Bank dated September 20, 2002.
10.111(26)    Amendment to OEM Agreement between P-Com, Inc. and Shanghai Datang
              Mobile Communication effective July 1, 2002.
10.113(27)    Addendum II to Engagement Letter, dated December 10, 2001, between
              P-Com, Inc. and Cagan McAfee Capital Partners, effective as of
              January 9, 2003.
10.117(10)    Securities Purchase Agreement, dated May 28, 2003, by and among P-
              Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy
              Institutional Fund LLC and North Sound Legacy International Ltd.
10.118(10)    Registration Rights Agreement, dated May 28, 2003, by and among P-
              Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy
              Institutional Fund LLC and North Sound Legacy International Ltd.
10.119(10)    Security Agreement, dated May 28, 2003, by P-Com, Inc. and North
              Sound Legacy Institutional Fund LLC, as collateral agent for North
              Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC
              and North Sound Legacy International Ltd.
10.120(11)    Form of Securities Purchase Agreement, dated October 3, 2003, by and among P-Com, Inc. and certain investors signatory thereto.
10.121(11)    Form of Registration Rights Agreement, dated October 3, 2003, by and among P-Com, Inc. and certain investors signatory thereto.
10.122(11)    Form of Series C-1 Warrant 10.123(11) Form of Series C-2 Warrant
              10.124(12) Form of Registration Rights Agreement, dated as of
              October 3,
              2003, by and among P-Com, Inc., P Investors LLC, Woodmont
              Investments Ltd. and Newberg Family Trust.
10.125(12)    Form of Joinder Agreement, dated December 16, 2003, by and among
              P-Com, Inc. and certain investors signatory thereto.
10.126(12)    Closing Memorandum, dated as of December 10, 2003, by and between
              P-Com, Inc. and SPEEDCOM Wireless Corporation.
10.127(12)    Debt Conversion Agreement, dated as of December 10, 2003, by and among P-Com, Inc., SPEEDCOM Wireless Corporation, North Sound
              Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and
              North Sound Legacy International Ltd.
10.128(28)    Form of Convertible Promissory Note, issued by P-Com to each of
              North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund
              LLC and North Sound Legacy International Ltd.
10.129(12)    Note Repurchase Agreement, dated as of December 18, 2003, by and among P-Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy
              Institutional Fund LLC and North Sound Legacy International Ltd.
10.130(12)    Form of Registration Rights Agreement, dated as of December 18,
              2003, by and among P-Com, Inc., North Sound Legacy Fund LLC, North
              Sound Legacy Institutional Fund LLC and North Sound Legacy
              International Ltd.

10.131(28)    Engagement Letter Agreement, dated as of August 25, 2003, between
              P-Com, Inc. and Burnham Hill Partners, a division of Pali Capital,
              Inc.
10.132*(28)   Severance Agreement, dated April 4, 2003, between P-Com, Inc. and
              Daniel W. Rumsey.
10.133*(28)   Employment Letter Agreement, dated July 25, 2003, between P-Com,
              Inc. and Samuel Smookler.
10.134*(28)   Employment Letter Agreement, dated October 20, 2003, between
              P-Com, Inc. and Carlos Belfiore
10.135*(29)   Employment Letter Agreement, dated April 7, 2004, between P-Com,
              Inc. and Elsbeth Kahn.
10.136*(30)   Employment Letter Agreement, dated November 3, 2004, between
              P-Com, Inc. and Don Meiners.
10.137*(31)   Employment Letter Agreement, dated November 3, 2004, between
              P-Com, Inc. and Randall L. Carl.
10.138(32)    Note and Warrant Purchase Agreement, dated November 3, 2004, between P-Com, Inc. and Purchasers.
10.139(33)    Registration Rights Agreement, dated November 3, 2004, between
              P-Com, Inc. and Purchasers.
10.140(34)    Form of Promissory Note.
10.141(35)    Form of Warrant.
14.1(36)      Code of Ethics
21.1          Subsidiaries of the Registrant
23.1(37)      Consent of Aidman, Piser & Company, P.A.
23.2(37)      Consent of PricewaterhouseCoopers LLP
31.1          Rule 13a-14(a)/ 15d-14(a) Certification
31.2          Rule 13a-14(a)/15d-14(a) Certification
32.1          Section 1350 Certification
32.2          Section 1350 Certification


* Compensatory benefit arrangement. # Confidential treatment has been granted as to certain portions of these exhibits. + Previously filed.

(1) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-95392) declared effective with the Securities and Exchange Commission on August 17, 1995.

(2) Incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-25356) for the quarterly period ended June 30, 1997, filed with the Securities and Exchange Commission on August 18, 1997.

(3) Incorporated by reference to Exhibit 3 to the Registrant's Current Report on From 8-K (File No. 000-25356) filed with the Securities and Exchange Commission on October 2, 1997.

(4) Incorporated by reference to Exhibit 3.2C of the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on December 22, 1998.

(5) Incorporated by reference to Exhibit 3.2D of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 1998.

(6) Incorporated by reference to Exhibit 3.2E of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 1998.

(7) Incorporated by reference to Exhibit 3.2F to the Registrant's Annual
Report on Form 10-K, for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001.

(8) Incorporated by
reference to Exhibit 3.2A to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

(9) Incorporated by reference to Exhibit 3.2G to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002.

(10) Incorporated by reference to the exhibits filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003.

(11) Incorporated by reference to the exhibits filed as part of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2003.

(12) Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-111405) declared effective with the Securities and Exchange Commission on February 6, 2004.

(13) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the Securities and Exchange Commission on August 16, 2004.

(14) Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the Securities and Exchange Commission on August 16, 2004.

(15) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the Securities and Exchange Commission on November 12, 2004.

(16) Incorporated by reference to Exhibit 3.3A to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended on September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002.

(17) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-88492) declared effective with the Securities and Exchange Commission on March 2, 1995.

(18) Incorporated by reference to Exhibit 4.10 to the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on May 7, 2001.

(19) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-55604)filed with the Securities and Exchange Commission on February 14, 2001.

(20) Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 111511) filed with the Securities and Exchange Commission on December 23, 2003.

(21) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-63762)filed with the Securities and Exchange Commission on June 25, 2001.

(22) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-120455) filed with the Securities and Exchange Commission on November 12, 2004.

(23) Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-88492) declared effective with the Securities and Exchange Commission on March 2, 1995.

(24) Incorporated by reference to the identically numbered exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed with the Securities and Exchange on December 24, 2001.

(25) Incorporated by reference to the identically numbered exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002.

(26) Incorporated by reference to the identically numbered exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002.

(27) Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

(28) Incorporated by reference to the identically numbered exhibit to the Registrant's Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2004.

(29) Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the Securities and Exchange Commission on May 17, 2004.

(30) Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on ovember 9, 2004.

(31) Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 9, 2004.

(32) Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 8, 2004.

(33) Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 8, 2004.

(34) Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 8, 2004.

(35) Incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 8, 2004.

(36) Incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

(37) Previously filed with the Form 10-K for the year ended December 31, 2004.

(b) During the three months ended December 31, 2004, we furnished the following Current Reports on Form 8-K:

      o     Current report furnished October 4, 2004 reporting Item 2.02, Item
            2.03 and Item 9.01

      o     Current report furnished October 14, 2004 reporting Item 5.03, Item
            8.01 and Item 9.01

      o     Current report furnished November 1, 2004 reporting Item 2.02 and
            Item 9.01

      o     Current report furnished November 8, 2004 reporting Item 1.01, Item
            2.03 and Item 9.01

      o     Current report furnished November 9, 2004 reporting Item 1.01 and
            Item 9.01

      o Current report furnished December 1, 2004 reporting Item 1.01, Item 2.03, Item 3.02, Item 8.01 and Item 9.01

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





Date:  May 13, 2005                       By: /s/ Daniel W. Rumsey
                                                -------------------------------
                                                Daniel W. Rumsey
                                                Chief Restructuring Officer



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----

                             Chief Restructuring Officer
/s/ Daniel W. Rumsey         (Principal Executive Officer)        May 13, 2005
-------------------------
Daniel W. Rumsey

                             (Principal Financial Officer and
/s/ Daniel W. Rumsey         Principal Accounting Officer)        May 13, 2005
-------------------------
Daniel W. Rumsey


/s/ George P. Roberts        Chairman of the Board of Directors   May 13, 2005
-------------------------
George P. Roberts


/s/ Richard Reiss            Director of the Company              May 13, 2005
-------------------------
Richard Reiss


/s/ Frederick R. Fromm       Director of the Company              May 13, 2005
-------------------------
Frederick R. Fromm


/s/ R. Craig Roos            Director of the Company              May 13, 2005
-------------------------
R. Craig Roos


/s/ Daniel W. Rumsey         Director of the Company              May 13, 2005
-------------------------
Daniel W. Rumsey

                                  Exhibit 31.1

                                 CERTIFICATIONS


I, Daniel W. Rumsey, certify that:

1. I have reviewed this annual report on Form 10-K/A of P-Com, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.





Date:  May 13, 2005              /s/ Daniel W. Rumsey
                                  -----------------------------
                                   Daniel W. Rumsey
                                   Chief Restructuring Officer
                                   and Chief Financial Officer
                                  (Principal Executive Officer)

                                  Exhibit 31.2


I, Daniel W. Rumsey, certify that:

1. I have reviewed this annual report on Form 10-K/A of P-Com, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e), for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.





Date:  May 13, 2005         /s/ Daniel W. Rumsey
                              ----------------------------
                               Daniel W. Rumsey
                               Chief Restructuring Officer
                               and Chief Financial Officer
                              (Principal Financial Officer)

                                  Exhibit 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,

       AS ADOPTED PURSUANT TO SECTION 906 OF THE SARANES-OXLEY ACT OF 2002

 In connection with the filing of the Annual Report on Form 10-K/A for the year ended December 31, 2004 (the "Report") by P-Com, Inc. ("Registrant"), and the undersigned hereby certifies that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.





Date: May 13, 2005                            By: /s/ Daniel W. Rumsey
                                                    --------------------
                                                   Daniel W. Rumsey
                                                   Chief Restructuring Officer
                                                   and Chief Financial Officer
                                                  (Principal Executive Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to P-com, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.

                                  Exhibit 32.2


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,

       AS ADOPTED PURSUANT TO SECTION 906 OF THE SARANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K/A for the year ended December 31, 2004 (the "Report") by P-Com, Inc. ("Registrant"), and the undersigned hereby certifies that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.








Date: May 13, 2005            By: /s/ Daniel W. Rumsey
                                    ----------------------------
                                    Daniel W. Rumsey
                                    Chief Restructuring Officer
                                    and Chief Financial Officer
                                   (Principal Financial Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to P-com, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.